                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-41780

                  50,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

Rogers International Raw Materials Fund, L.P. will invest and trade in a portfolio of commodity futures contracts and forward contracts. Beeland Management Company, L.L.C. is the general partner and commodity pool operator of the Fund. James Beeland Rogers, Jr., owns 52.14% of the membership interests in Beeland Management.

This is a best efforts offering. The minimum number of units required to be sold in order for the Fund to begin trading is 50,000 ($5,000,000). The maximum number of units that the Fund may sell is 2,000,000 ($200,000,000). A minimum investment of 100 units ($10,000) is required for first time investors.

                                                 PER UNIT     MINIMUM        MAXIMUM
                                                 --------   -----------   -------------
Public Offering Price Before Initial Closing...    $100     $ 5,000,000   $200,000,000
Selling Commissions (1)........................       5         250,000     10,000,000
Proceeds to the Fund (2).......................      95       4,750,000    190,000,000

(1) Assumes that no sales are entitled to a volume discount. Sales in excess of $25,000 are entitled to a volume discount.

(2) Before deducting certain organization and offering expenses, estimated at $350,000 if the minimum offering is sold and $850,000 if the maximum offering is sold.

An initial closing on the subscription proceeds will be held as soon as practicable after subscriptions for a minimum of 50,000 units have been received. Until the initial closing is held, subscription proceeds will be held in escrow. If 50,000 units are not subscribed for by December 15, 2001, this offering will terminate and all amounts paid by subscribers will be promptly returned with interest. In any event, the offering will terminate no later than December 31, 2002. After the initial closing is held and the Fund acquires a portfolio of futures positions, the purchase price for units will be the net asset value per unit. Since there will be a delay between when an investor pays for units and when the unit's net asset value is determined, an investor will not know the actual purchase price of the units at the time of subscription. Beeland Management will receive a subscription fee of up to 5% of the gross offering proceeds. Beeland Management and its affiliates may purchase units for investment purposes, including in order to reach the minimum number of units required for an initial closing. There is no limit on the number of units that may be purchased by Beeland Management and its affiliates.

THESE ARE SPECULATIVE, HIGH-RISK SECURITIES. BEFORE YOU DECIDE TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER THE "RISK FACTORS" ON PAGE 13. The risks of this investment include that:

     - You could lose a substantial portion or all of your investment in the Fund.

     - Commodity trading is speculative and the Rogers International Commodity Index, upon which the Fund's trading will be based, is likely to be volatile and could suffer from periods of prolonged decline in value.

     - The Fund is subject to numerous conflicts of interest, including those arising from the fact that the Fund does not have an independent trading advisor, that the Fund pays advisory fees to a company affiliated with members of the general partner, and that the general partner also serves as the general partner and commodity pool operator for another commodity pool.

     - The Fund will incur substantial fees and expenses which may not be offset by trading profits, including a 5% subscription fee and a 2.25% annual management fee to the Fund's general partner.

     - At its minimum size of $5,000,000, the Fund must generate estimated trading profits of 11.2515% at the end of the first year of investment to offset estimated partnership expenses, to break even.

     - The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and it produces returns that are independent from stock and bond market returns.

     - There are various conditions and restrictions on your ability to redeem units, including a three-month holding period and a 60 day written notice requirement.

     - No public market will exist for the units.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                      PROSPECTUS DATED SEPTEMBER 24, 2001
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                                EXPLANATORY NOTE

    This prospectus amends and restates the Fund's prospectus dated January 8, 2001 and reflects amendments and updates to the following disclosures in the original prospectus:

    - To extend the initial offering period to, and including, December 15, 2001.

    - To reduce the minimum amount of subscriptions necessary to close, from $10,000,000 to $5,000,000.

    - To update the "break-even" analysis for the Fund's first year of operations, to reflect the reduction of the minimum offering amount, as described above.

    - To update the financial statements for the Fund and its general partner, Beeland Management Company, L.L.C., and the financial statements and the performance information for Rogers Raw Materials Fund, L.P., the private commodity pool managed by the general partner.

    The Fund will notify each person who has subscribed for units prior to the date of this prospectus, to the effect that their subscription, with interest, will be returned within 10 days after September 30, 2001, unless the subscriber delivers a written affirmation of his or her subscription.

    ACCORDINGLY, IF YOU HAVE SUBSCRIBED FOR UNITS PRIOR TO THE DATE OF THIS PROSPECTUS, YOU WILL RECEIVE, CONCURRENTLY WITH THE RECEIPT OF THIS PROSPECTUS, A FORM ENTITLED AFFIRMATION OF SUBSCRIPTION. IF YOU WISH TO MAINTAIN YOUR PROPOSED INVESTMENT IN THE FUND ON THE BASIS OF THIS PROSPECTUS, YOU MUST REAFFIRM YOUR SUBSCRIPTION BY COMPLETING THE FORM, SIGNING YOUR NAME AND RETURNING IT TO OUR SUBSCRIPTION AGENT, DERIVATIVES PORTFOLIO MANAGEMENT. IF WE HAVE NOT RECEIVED YOUR FORM, POSTMARKED PRIOR TO SEPTEMBER 30, 2001, WE WILL BE REQUIRED TO RETURN YOUR ENTIRE SUBSCRIPTION, WITH INTEREST, EVEN IF YOU WOULD LIKE US TO RETAIN THAT SUBSCRIPTION.

                                 WHO MAY INVEST

    An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors nor is it a complete investment program. You should invest only a limited portion of your portfolio in the Fund. At a minimum you must have:

    - a net worth of at least $150,000, exclusive of home, home furnishings and automobiles; or

    - a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

    A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These state suitability standards are described in "Plan of Distribution--Who May Invest." These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

    You are required to make representations and warranties in connection with this investment. You are encouraged to discuss this investment with your individual financial, legal and tax advisors.

    Beeland Management, in its sole discretion, may partially or totally reject any subscription for units.

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGE 21 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 25.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 13-22.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

AS OF THE DATE OF THIS PROSPECTUS, THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

    PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $13.3 MILLION, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE FUND'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF FUND SUBSCRIPTIONS.

THE FUND'S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

UNTIL DECEMBER 23, 2001 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

                       BEELAND MANAGEMENT COMPANY, L.L.C.
                                GENERAL PARTNER
                           1000 HART ROAD, SUITE 210
                           BARRINGTON, ILLINOIS 60010
                                 (847) 304-0450

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY OF THE PROSPECTUS...................................      1
  Rogers International Raw Materials Fund, L.P..............      1
  The Offering..............................................      5

RISK FACTORS................................................     13
  Risks Relating to Commodity Trading and Markets...........     13
    You may lose all of your investment if futures prices,
     which are highly unpredictable and volatile, do not
     increase...............................................     13
    The Rogers International Commodity Index is likely to be
     volatile and could suffer from periods of prolonged
     decline in value.......................................     13
    Because the Rogers International Commodity Index is
     highly concentrated in energy oriented raw materials,
     prolonged decline in value in those commodities would
     have a negative impact on the Fund's performance.......     13
    Investing in units might not provide the desired
     diversification of your overall portfolio..............     14
    Illiquid markets could make it impossible to realize
     profits or limit losses................................     14
    The Fund could have its trading disrupted due to the
     failure of exchanges or clearinghouses or could lose
     assets deposited with futures commission merchants or
     brokers................................................     14
    The Fund will trade on foreign exchanges that are less
     regulated than U.S. markets and are subject to risks
     that do not always apply to U.S. markets...............     15
  Risks Relating to the Fund's Structure and Organization...     15
    Since the Fund has no operating history for you to
     consider, it is difficult to predict whether the Fund
     will be successful.....................................     15
    Since the general partner of the Fund has a limited
     operating history, it is difficult to evaluate its
     business and prospects.................................     15
    The operating history of the other commodity pool
     managed by Beeland Management may not be indicative of
     the Fund's performance.................................     15
    The trading methodology utilized by the Fund may not be
     successful under all or any market conditions..........     15
    Substantial fees and expenses are charged regardless of
     profitability..........................................     16
    Conflicts of interest exist which may diminish the value
     of limited partners' investments.......................     16
    The fees and commissions and other terms applicable to
     the general partner's business dealings with the Fund
     were not negotiated on an arms-length basis............     16
    You will be limited in your ability to transfer units...     16
    You will be limited in your ability to redeem units.....     17
    The units will not be a liquid investment...............     17
    Since limited partners will not participate in
     management of the Fund's business they must rely on
     Beeland Management to adequately manage the Fund's
     affairs................................................     17
    The Fund may terminate early, which could disrupt your
     overall investment portfolio plan......................     17
    The purchase of units by Beeland Management or its
     members may create conflicts of interest for them......     17
    Since the Fund will only trade in certain markets, an
     investment in the Fund, alone, will not diversify an
     investor's portfolio...................................     18
    Exchange trading limits may require the Fund to
     liquidate positions at undesirable times, resulting in
     reduced profitability..................................     18
    The offering of units has not been subject to
     independent review.....................................     18
    Funds contributed before the Fund breaks escrow may sit
     idle for some time.....................................     18
    The start-up of the Fund's trading will involve risks
     not applicable to established pools....................     18
  Risks Relating to Tax and Other Regulatory Risk...........     18
    Regulations governing the futures market may change and
     could adversely affect the Fund's operations...........     18

                                      iii
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
                                                                PAGE
                                                              --------
    Since the Fund is not a regulated investment company you
     will not have the protections provided by statutes
     regulating those companies.............................     19
    The IRS may determine that the Fund is an association
     taxable as a corporation in which event you would be
     deprived of the tax benefits associated with investing
     in a partnership.......................................     19
    Limited partners will owe taxes on the Fund's profits
     but will very likely never receive any distributions
     from the Fund..........................................     19
    You could owe tax on your share of the Fund's ordinary
     income despite overall losses..........................     19
    If the Fund's and the limited partners' tax returns are
     audited you may be required to pay back taxes,
     interests and penalties................................     19
    A change in tax laws could adversely affect the tax
     treatment an investment in the Fund....................     20

CONFLICTS OF INTEREST.......................................     20
  Other Pools and Businesses of the General Partner and Its
    Members.................................................     20
  The Fund Does Not Have an Independent Trading Advisor.....     20
  Other Pools and Trading by the Fund's General Partner and
    Its Members.............................................     20
  Richard L. Chambers, a Managing Member of the Fund's
    General Partner is a Principal of an Advisor to the
    Fund....................................................     21
  One Law Firm is Counsel to Both the Fund and the Fund's
    General Partner.........................................     21
  Distribution and Liquidation Decisions by the Fund's
    General Partner.........................................     21
  Futures Commission Merchants Used by the Fund May Be
    Soliciting Dealers......................................     22

POTENTIAL BENEFITS OF INVESTING IN THE FUND.................     22
  Trading Based on Index; No Active Trading.................     22
  Professional Management...................................     22
  Diversification; Non-Correlation with Traditional
    Securities Markets......................................     22
  Lower Initial Investment Requirements.....................     22
  Limited Liability.........................................     23
  Administrative Convenience................................     23
  Lower Time Commitment.....................................     23

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER.............     23

FEES AND EXPENSES OF THE FUND...............................     25
  Summary of Fees and Expenses..............................     25
  Management Fee and Profit Distribution to General
    Partner.................................................     26
  Subscription Fee to General Partner.......................     27
  Soliciting Dealer Compensation............................     27
  Futures Commission Merchants; Brokerage Commissions.......     27
  Clearing Costs and National Futures Association Fees......     28
  Advisory Fees.............................................     28
  Organizational and Offering Expenses......................     28
  Third Party Suppliers of Goods and Services...............     28
  Other Expenses............................................     28
  Consulting Contracts With Affiliates......................     29
  Reports...................................................     29

BREAK-EVEN ANALYSIS.........................................     30

THE ROGERS INTERNATIONAL COMMODITY INDEX....................     31

BASIS FOR TRADING...........................................     33

THE GENERAL PARTNER.........................................     34
  Background of the General Partner.........................     34
  Principals................................................     34
  Legal Actions.............................................     36
  Investment by the General Partner and Its Members.........     36
  Duties of the General Partner.............................     36

                                       iv
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
                                                                PAGE
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PRINCIPAL OWNERS OF UNITS...................................     36

ENFORCING YOUR RIGHTS AS A LIMITED PARTNER..................     36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     37

PERFORMANCE HISTORY OF THE FUND.............................     37

OTHER POOLS OPERATED BY THE GENERAL PARTNER.................     37

FUTURES COMMISSION MERCHANTS, BROKERS AND DEALERS...........     40

SOLICITING DEALERS..........................................     41

SUBSCRIPTION AGENT..........................................     41

USE OF PROCEEDS.............................................     42

TRANSFERABILITY AND REDEMPTION OF UNITS.....................     43
  Transfers of Units........................................     43
  Redemption of Units.......................................     43

COMMODITY MARKETS...........................................     44
  Commodity Futures.........................................     44
  Forward Contracts.........................................     45
  Uses of Commodity Markets.................................     45
  Regulation................................................     46
  Margins...................................................     47

PLAN OF DISTRIBUTION........................................     47
  The Offering..............................................     47
  How To Invest.............................................     49
  Who May Invest............................................     50
  Escrow Arrangements.......................................     51
  Confirmation or Rejection of Subscriptions................     51

ERISA CONSIDERATIONS........................................     52
  General...................................................     52
  Special Investment Consideration..........................     52
  The Fund Should Not Be Deemed To Hold "Plan Assets".......     52
  ERISA Investors Could Be Forced to Redeem Against Their
    Will....................................................     53
  Ineligible Purchasers.....................................     53

FEDERAL INCOME TAX ASPECTS..................................     54
  The Fund's Partnership Tax Status.........................     54
  Taxation of Limited Partners on Profits and Losses of the
    Fund....................................................     55
  Allocations of Partnership Items..........................     55
  Basis Limitation on the Use of Losses.....................     56
  At-Risk Limitation on the Use of Losses...................     56
  Limitations on the Use of Capital Losses..................     56
  Limitations on the Use of Passive Activity Losses.........     56
  Limitations on Itemized Deductions of Individuals.........     57
  Limitations on the Use of Syndication Expenses............     57
  Interest Limitations......................................     57
  Code Section 183 Limitations..............................     57
  Cash Distributions and Unit Redemptions...................     58
  Taxation on a Sale or Other Disposition of Units..........     58
  Taxation of Commodity Transactions........................     58
  Tax on Capital Gains and Losses...........................     59
  Interest Income...........................................     59

                                       v
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
                                                                PAGE
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  Application of the Publicly Traded Partnership Rules to
    the Fund................................................     59
  IRS Audits of the Fund And Its Limited Partners...........     60
  State and Other Taxes.....................................     60
  Broker Reporting and Backup Withholding...................     60
  Exempt Organizations......................................     60

THE LIMITED PARTNERSHIP AGREEMENT...........................     62
  Limited Liability of Limited Partners.....................     62
  Management of Partnership Affairs.........................     62
  Sharing of Profits and Losses.............................     62
    Partnership Accounting..................................     62
    Federal Tax Allocations.................................     62
  Distributions.............................................     62
  Additional Partners.......................................     63
  Restrictions on Transfer or Assignment....................     63
  Dissolution and Termination of the Fund...................     63
  Resignation or Withdrawal of the General Partner..........     63
  Amendments and Meetings...................................     63
  Reports To Limited Partners...............................     63
  Indemnification...........................................     64

ADDITIONAL INFORMATION......................................     65

LEGAL MATTERS...............................................     65

EXPERTS.....................................................     65

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS......    F-1

APPENDIX A--Limited Partnership Agreement...................    A-1

APPENDIX B--Subscription Agreement..........................    B-1

APPENDIX C--Redemption Notice...............................    C-1

                           SUMMARY OF THE PROSPECTUS

    The following is a summary of this offering and of the Rogers International Raw Materials Fund, L.P. This summary is materially complete, but this prospectus contains additional information. You need to read this entire prospectus for more detailed information about this offering and the Fund and about any agreement or document discussed in this prospectus.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

The Fund and its Business............  Rogers International Raw Materials Fund, L.P. is an Illinois
                                       limited partnership. Its principal offices are at 1000 Hart
                                       Road, Suite 210, Barrington, Illinois 60010, and its
                                       telephone number at that location is (847) 304-0450.

                                       The Fund will invest and trade in a portfolio of commodity futures and forward contracts. Futures contracts are
                                       contracts made on a commodity exchange which provide
                                       generally for the future delivery of various commodities at a specified date, time and place. When traded on an
                                       exchange, forward contracts are the equivalent of a futures contract. When not traded on an exchange, forward contracts are contracts for the purchase or sale of a commodity (such as currencies) for delivery at a future date, which contain terms and conditions specifically negotiated by the parties.
                                       Although Beeland Management, the general partner of the
                                       Fund, does not initially intend to do so, the Fund may also purchase forward contracts in the off exchange or "OTC"
                                       marketplace under certain circumstances if, in the sole
                                       discretion of Beeland Management, there is sufficient
                                       liquidity and depth in the relevant off exchange markets.
                                       The Fund will invest and trade exclusively on the "long
                                       side" of the market. This means that the Fund will only buy positions in commodities and will not engage in any
                                       short-selling. The Fund intends to close out all positions by making an offsetting sale and does not intend to take
                                       delivery of the actual commodities. Funds for its business will be obtained only by the sale of units and from the
                                       retention of any profits generated from the Fund's trading.

                                       The Fund's trading will be designed to replicate the
                                       positions which comprise the Rogers International Commodity
                                       Index. The Index consists of a compendium, commonly known as a basket, of raw materials employed within the world economy and traded in seasoned markets as futures and forward
                                       contracts. There are no "short" positions within the Index.

                                       The Index was developed by James Beeland Rogers, Jr., the
                                       majority owner-member of Beeland Management, to be a
                                       balanced, representative, international raw materials index.
                                       Beeland Management acquired the Index from Mr. Rogers in
                                       exchange for his majority ownership interest in Beeland
                                       Management. Beeland Management believes that the Index
                                       includes most of the publicly traded raw materials used in international commerce for which futures contracts or
                                       forward contracts are regularly traded in recognized
                                       markets. It is designed to address the needs of expanding
                                       world trade.

                                       As the owner of the Index, Beeland Management controls the components of the Index which the fund is designed to track.
                                       The weightings of the Index were selected by Beeland
                                       Management based on its perception of the relative
                                       importance of those raw materials. Beeland Management
                                       reviews the Index periodically to determine

                                       1
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
                                       whether it may be necessary to change the components or
                                       relative weighting of the Index. Any such decision will be made in the sole discretion of Beeland Management and in
                                       accordance with objective, predetermined internal rules
                                       developed by Beeland Management governing adjustments to the
                                       Index. There are rarely any changes in the components of the
                                       Index. Only one, almost DE MINIMIS adjustment has been made in the history of the Index. This adjustment consisted of
                                       the substitution of soybean oil for palm oil last year.
                                       While there are no legal impediments to changing the Index,
                                       Beeland Management may not change the investment philosophy of the Fund. Trading will be done for the sole purpose of
                                       attempting to track, to the extent reasonably possible, the positions and performance of the Index. Unlike some
                                       well-known indices, such as the Standard and Poors 500 and the Dow Jones Industrial Average, information regarding the composition and performance of the Index is not available on a widespread basis. However, the Index has been tracked and reported by several futures industry reporting services,
                                       such as Managed Account Reports ("MAR"). A chart showing the current composition of the Index is provided in "The Rogers
                                       International Commodity Index" on page 31 of the prospectus.
                                       Investors desiring additional information about the Index
                                       should contact Beeland Management.

                                       The Fund's general partner is aware of one other public
                                       fund, the Goldman Sachs Commodity Index, that has a basic
                                       investment mission or policy similar to that of the Rogers
                                       International Commodity Index. In addition, there are a
                                       number of registered investment portfolios whose investments include commodity futures. Many of these competitors or
                                       potential competitors have longer operating histories,
                                       greater name recognition, larger customer bases, and greater resources than the Fund. The Fund's success will depend on its ability to market the concept of an alternative asset
                                       class that is noncorrelated with and can add diversification to a traditional portfolio of securities.

                                       The Fund's principal objective is to provide an alternative investment vehicle for investors with diversified investment portfolios. The performance of the Fund is not correlated
                                       with the traditional securities markets. In other words, the performance of the Fund is largely independent from how the traditional equity and debt markets perform. Accordingly,
                                       the Fund's returns will not necessarily increase when that of stocks or bonds increase and will not necessarily
                                       decrease when that of stocks or bonds decrease. However, the fact that the Fund's performance is non-correlated with
                                       traditional securities markets does not mean that the Fund's performance has a negative correlation with such markets. In other words, the Fund will not necessarily perform better
                                       when traditional markets decline, or perform worse when the traditional markets are rising. Rather, the Fund's results may parallel either stocks or bonds, or both, during
                                       significant periods of time.

                                       The Fund has not commenced trading and had no operating
                                       history as of the date of this prospectus.

                                       The audited statement of financial condition of the Fund as of December 31, 2000 and the unaudited statement of
                                       financial condition of the Fund as of June 30, 2001 are
                                       included under "Financial Statements" on page F-1 of the
                                       prospectus.
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General Partner of the Fund..........  The general partner and commodity pool operator of the Fund is Beeland Management Company, L.L.C. The Fund does not have a separate trading advisor. Instead, Beeland Management
                                       makes and implements all trading decisions for the Fund.
                                       Beeland Management does not make trading decisions in the
                                       traditional sense. Unlike most other traditional commodity pools, commodity futures will not be bought or sold to take advantage of anticipated price movement. Rather, trading
                                       will be effected to ensure that the positions in the Fund
                                       track, to the extent reasonably possible, the composition of the Index. Generally, if prices of commodities rise, then
                                       the value of an investment in the Fund should appreciate.
                                       Correspondingly, if commodity prices decline, then the value of an investment in the Fund should go down. The Fund's
                                       success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials
                                       increases at a rate that exceeds the cost of inflation and the management fees, subscription fees and other fees and
                                       expenses.

                                       Beyond the possible adjustment in the composition of the
                                       Index and resulting trading by the Fund to correlate, the
                                       only limited trading performed by Beeland Management is for purpose of rolling of contracts from near delivery month to later delivery months in order to ensure that the Fund will not take actual delivery of a physical commodity. The Fund generally places spread orders when rolling contracts. Each such spread involves simultaneously closing (or selling) the
                                       Fund's existing open position in a commodity future and
                                       reestablishing a new long position (or opening) in the same commodity. The order is priced and executed at the net cost difference between the long and short trades. Spread orders are employed by the Fund, as opposed to placing independent orders to buy the later month and sell the near month
                                       contracts, in order to protect against market risk. Except for limited trading, as described above, to adjust the
                                       composition of the index or to roll contracts from near
                                       months to far months, Beeland Management will not engage in other types of trading.

                                       The principals of Beeland Management Company have
                                       substantial investing and trading experience, as described in greater detail in "The General Partner" on page 34 and
                                       "Other Pools Operated By the General Partner" on page 37 of the prospectus.

                                       Beeland Management is an Illinois limited liability company formed in 1997. Its main business office is at 1000 Hart
                                       Road, Suite 210, Barrington Illinois 60010, and its
                                       telephone number is (847) 304-0450.

                                       Beeland Management manages the Fund. As of July 31, 2001,
                                       Beeland Management managed approximately $25 million in the
                                       Rogers Raw Materials Fund, L.P., a private commodity pool.
                                       As with the Fund, the Rogers Raw Materials Fund's trading is designed to replicate the positions which comprise the Index from time to time.

                                       The Rogers Raw Materials Fund has a lower fee structure than the Fund. Investors in the Rogers Raw Materials Fund are not
                                       required to pay a subscription fee, whereas investors in the
                                       Fund pay a 5% subscription fee. In addition, the funds have different management fees. Investors in the Fund will pay a management fee of 225 basis
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                                       points (2.25%) per year. One basis point is 1/100 of one
                                       percent. The management fee for Class A limited partners in the Rogers Raw Materials Fund is 65 basis points (0.65%) and the management fee for its Class B limited partners, which are subscribers for the first $10,000,000 received by that fund, is 50 basis points (0.50%). Class A and B limited
                                       partners are allocated their proportionate share of round
                                       turn commissions as well as any regulatory, clearing house or exchange fees. The amount of these commissions and fees are similar to that of the Fund. Rogers Raw Materials Fund has also authorized Class C limited partners which would pay a management fee of 150 basis points (1.50%), but would not be allocated or charged any round turn commissions for the fund's purchase or sale of futures or forward contracts.
                                       However, such partners would be allocated their share of
                                       regulatory, clearing house and/or exchange fees. Class C
                                       limited partner interests are reserved for certain investors which are ERISA plans. Unlike the Fund, Rogers Raw Materials
                                       Fund does not separately pay an advisory fee to Hart Capital
                                       Management. See "Fees and Expenses of the Fund" on page 25 of the prospectus.

Organization.........................  In addition to operating the Fund, as noted above, Beeland
                                       Management also serves as the general partner and commodity pool operator of Rogers Raw Materials Fund. Although the
                                       Fund and the Rogers Raw Materials Fund have common
                                       management and trading in both funds will attempt to
                                       replicate the Index, there is no other relationship between the two funds. Since the Rogers Raw Materials Fund has been trading since August 1998 and will have open contracts prior to the commencement of trading by the Fund, it is possible that the performance results of the two funds may be
                                       different during the first few years of trading by the Fund.
                                       The difference in performance results between the two funds will also be affected by the lower fee structure of the
                                       Rogers Raw Materials Fund.
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                             [ORGANIZATIONAL CHART]

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THE OFFERING

The Fund's Offering..................  This is an initial public offering by the Fund. The Fund's units are being publicly offered in various states. The
                                       units are being continuously offered by the Fund.

                                       The units are only offered by this prospectus. You cannot
                                       distribute this prospectus to any one else without Beeland
                                       Management's written consent. If you do, you may place
                                       yourself and the Fund in violation of federal and state
                                       securities laws.

                                       The units are being offered on a best efforts basis by both representatives of Beeland Management and certain
                                       broker-dealers. An offering on a best efforts basis is one in which the securities dealers participating in the
                                       offering are under no obligation to purchase any of the
                                       securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified
                                       amount of money is guaranteed to be raised from the
                                       offering.

Subscription Agent...................  Derivatives Portfolio Management, L.L.C., Two Worlds Fair
                                       Drive, P.O. Box 6741, Somerset, New Jersey, will serve as
                                       the Fund's subscription agent, as well as the Fund's
                                       redemption agent. While Derivatives Portfolio Management
                                       will serve in both capacities, we will refer to
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                                       Derivatives Portfolio Management in this prospectus as the subscription agent.

                                       As the subscription agent, Derivatives Portfolio Management will process new subscriptions, add new subscribers to the list of limited partners, assign the appropriate number of units per subscription, compute the net asset value per unit and process all requests for redemptions. The subscription agent will also be responsible for both receiving funds from and disbursing funds to investors.

                                       The subscription agent is not a trustee and has no
                                       management or oversight responsibilities and no fiduciary
                                       duties to the limited partners.

Securities Offered...................  The units are initially offered for sale at a fixed price of
                                       $100 per unit. This price was arbitrarily established by
                                       Beeland Management.

                                       An initial closing on the subscription proceeds will be held at a time determined by Beeland Management. The initial
                                       closing will occur at the earliest practicable date after
                                       subscriptions for a minimum of 50,000 units have been
                                       received. After the initial closing and the acquisition by the Fund of a portfolio of futures positions, the purchase price for units will be the net asset value per unit as of the close of trading on the trading day preceding the
                                       effective date of the purchase. The net asset value per unit is determined by dividing the Fund's net assets (total
                                       assets, including the value of its portfolio of futures
                                       positions, minus total liabilities of the Fund) by the
                                       aggregate number of units outstanding as of the time of
                                       calculation. After the initial closing, the net asset value may be more than or less than $100 per unit. Investors may obtain information concerning the net asset value per unit from Derivatives Portfolio Management. Its telephone number is (732) 563-0030. In addition, each limited partner will be given a password for access to a web site for the Fund which will report net asset value on a weekly basis.

                                       Upon the initial closing, the subscription proceeds will be released to the Fund for acquisition of a portfolio of
                                       futures and forward positions. Any sales of units which are made after the initial closing and after the Fund has
                                       acquired a portfolio of futures positions will be effective only on the first business day of a month, and the purchase price for the units will be the net asset value per unit as of the close of trading on the trading day preceding the
                                       effective date of the purchase. This offering will be
                                       terminated if 50,000 units are not sold by December 15,
                                       2001. If that happens, all subscriptions will be promptly
                                       returned to the subscribers, with interest, within 10
                                       business days after the date the offering is terminated. The total amount of interest will equal all interest earned on subscription proceeds while such proceeds were in the escrow account. Each subscriber will be paid a pro rata share of
                                       interest.

                                       Mellon Bank, Pittsburgh, Pennsylvania, will serve as the
                                       escrow agent. The money collected from subscriptions
                                       accepted prior to the initial closing will be deposited in an interest-bearing escrow account to be maintained at
                                       Mellon Bank until the initial closing occurs. The escrowed funds will be invested in federally insured bank accounts, short-term certificates of deposit issued by a bank,
                                       short-term securities issued or guaranteed by the United
                                       States government and
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                                       any other investments permitted under Rule 15c2-4 of the
                                       Securities Exchange Act of 1934, as amended, at the
                                       direction of the Company and will accrue interest at the
                                       then prevailing interest rates for such investments. Money received for units sold after that time will be immediately available for use by the Fund.

                                       A maximum of 2,000,000 units for an aggregate gross offering price of $200,000,000 are offered by this prospectus, but
                                       the Fund may make other offerings.

Minimum Subscriptions................  The minimum initial investment is 100 units, or $10,000, for first time investors. Investments above the minimum and all subsequent investments must be made in full units. The
                                       purchase price for units will be $100 per unit until the
                                       initial closing and the net asset value per unit after the initial closing and the acquisition by the Fund of a
                                       portfolio of futures positions. The net asset value per unit will be calculated as of the close of trading on the trading day preceding the effective date of the purchase.

                                       BEELAND MANAGEMENT AND ITS AFFILIATES MAY PURCHASE UNITS FOR
                                       INVESTMENT PURPOSES, INCLUDING PURCHASES IN ORDER TO REACH
                                       THE MINIMUM NUMBER OF UNITS REQUIRED FOR AN INITIAL CLOSING.

                                       In order to invest, you must deliver to Derivatives
                                       Portfolio Management a subscription agreement, appropriately completed, dated and signed, and a signed counterpart copy of the signature page of the Fund's limited partnership
                                       agreement.

                                       A copy of the limited partnership agreement is included as
                                       Appendix A and a copy of the subscription agreement is
                                       included as Appendix B. You should carefully review these
                                       documents because you will make various representations and warranties in those documents.

ERISA Investors......................  At no time may all ERISA limited partners collectively hold more than 24.9% of the total units held by all limited
                                       partners. If, through withdrawals or redemptions, all ERISA limited partners would collectively hold more than 24.9% of the total units held by all limited partners, there will be an automatic redemption of units on a pro rata basis among all ERISA limited partners in an amount sufficient to reduce the number of units held by all of them to not more than
                                       24.9%. ERISA limited partners means those limited partners who are either:

                                       - an "Employee Benefit Plan," as defined in Section 3(3) of
                                         ERISA;

                                       - a plan described in Section 4975(e)(1) of the Internal
                                         Revenue Code; or

                                       - a partnership, the general partner of which has been
                                         appointed "investment manager," as defined in
                                         Section 3(38) of ERISA, over the assets used by one or
                                         more Employee Benefit Plans to purchase limited
                                         partnership interests in such partnership.

Suitability Requirements.............  An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors nor is it a complete investment program. You should invest only a limited portion of your portfolio in the Fund. At a minimum you must have:
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                                       - a net worth of at least $150,000, exclusive of home, home furnishings and automobiles; or

                                       - a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

                                       A number of states in which the units are offered impose
                                       higher minimum financial standards on prospective investors.
                                       These state suitability standards are described in "Plan of
                                       Distribution--Who May Invest" on page 50 of the prospectus.
                                       These standards are, in each case, only regulatory minimums.
                                       Merely because you meet the standards does not mean the
                                       investment is suitable for you. If the investment in the
                                       Fund is being made by a fiduciary account, these minimum
                                       standards must be met by the beneficiary, the fiduciary
                                       account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the
                                       fiduciary.

                                       Beeland Management may, in its sole discretion, partially or totally reject any subscription for units.

How to Invest........................  If you wish to invest, you should follow the following steps:

                                       - Carefully read this entire prospectus and discuss how the
                                         Fund could fit into your portfolio and overall investment
                                         plan with your financial consultant.

                                       - If you decide to invest, sign the counterpart copy of the signature page of the Fund's limited partnership
                                         agreement, and complete, date and sign the required
                                         subscription agreement, the forms of which are included as
                                         Appendix A and B.

                                       - The Fund will accept subscriptions throughout the initial and continuous offering periods. The offering can be
                                         terminated by Beeland Management at any time. The initial
                                         offering period begins on the date of this prospectus and
                                         ends on the earlier of the date on which the initial
                                         closing is held or on December 15, 2001. The continuous
                                         offering period begins after the initial closing is held
                                         and the Fund acquires a portfolio of futures positions and ends upon the termination of the offering, which, in any
                                         event, will be no later than December 31, 2002. Subject to the minimum initial investment requirement, you may buy
                                         units for $100 per unit during the initial offering
                                         period, and thereafter, during the continuous offering
                                         period, for the net asset value per unit as of the close
                                         of trading on the trading date preceding the effective
                                         date of the purchase.

                                       - During the continuous offering, you may submit your
                                         completed, dated and signed subscription agreement and
                                         signed counterpart copy of the signature page of the
                                         Fund's limited partnership agreement at any time. However, during the continuous offering the effective date of a
                                         purchase will always be the first business day of the
                                         month following the month in which the subscription was
                                         received, but only if the subscription is received on or
                                         before the fifth day prior to the end of such month. If a
                                         subscription is received after the fifth day prior to the
                                         end of a month but on or prior to the last day of the
                                         month, the effective date of the subscription will be the
                                         first business day of the second month following the month in which the subscription was received, unless the
                                         subscription is processed in time to allow for an earlier
                                         effective date. The number of units you
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                                         receive will be based on the net asset value of the units
                                         as of the close of trading on the last trading day of
                                         month preceding the effective date of the purchase.

Distribution of the Units............  There is no underwriter for this offering. Beeland
                                       Management will solicit subscribers, acting primarily
                                       through Clyde Harrison, a managing member, and to a much
                                       lesser extent, Richard Chambers, also a managing member. In addition, units will also be offered by soliciting dealers on a best efforts basis. Each of these soliciting dealers is registered as a broker-dealer with the SEC and is a member of the National Association of Securities Dealers, Inc.
                                       Oakbrook Investment Brokers, Inc., a broker-dealer
                                       affiliated with a managing member of Beeland Management, may act as a soliciting dealer in the Offering. This affiliation is wholly independent of the managing member's role with
                                       Beeland Management. To the extent Oakbrook acts as a
                                       soliciting dealer, it will receive no extraordinary
                                       compensation of any kind, I.E., other than the "standard"
                                       allocation and allowance of the "selling commission" to be paid to all soliciting dealers.

                                       Beeland Management is required to make a minimum investment in the Fund in the minimum amount of $25,000. In addition, members of Beeland Management may, but are not required to, purchase additional units, including in order to reach the minimum number of units required for an initial closing.
                                       Soliciting dealers are not required to, but may, purchase
                                       units, including in order to reach the minimum number of
                                       units required for an initial closing. As a result, Beeland
                                       Management cannot guarantee that any specified number of
                                       units will be sold or that any specified amount of money
                                       will be raised from the offering.

Break Even Point.....................  In order to "break even" at the end of one year of trading, each $10,000 (the minimum investment), which you invest must earn profits, as shown in the table below. First year
                                       performance will necessarily be impacted by substantial
                                       offering expenses which will not be incurred in subsequent years.

                                       - $1,125.15, or 11.2515% of the purchase price for the 100 units, if the Fund had average annual net assets of
                                         $5,000,000;

                                       - $685.15, or 6.8515% of the purchase price for the 100
                                         units, if the Fund had average annual net assets of
                                         $20,000,000;

                                       - $485.15, or 4.8515% of the purchase price for the 100
                                         units, if the Fund had average annual net assets of
                                         $100,000,000; and

                                       - $467.65, or 4.6765% of the purchase price for the 100
                                         units, if the Fund had average annual net assets of
                                         $200,000,000.

Risks You Should Consider Before
  Investing in the Fund..............  Investment in the Fund is speculative and involves a high degree of risk. You should be aware that:

                                       - You could lose a substantial portion or all of your
                                         investment in the Fund.

                                       - Commodity trading is speculative and the Rogers
                                         International Commodity Index, upon which the Fund's
                                         trading will be based, is likely to be volatile and could
                                         suffer from periods of prolonged decline in value.
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                                       - The Fund is subject to numerous conflicts of interest,
                                         including those arising from the fact that the Fund does
                                         not have an independent trading advisor, that the Fund
                                         pays advisory fees to a company affiliated with members of the general partner, and that the general partner also
                                         serves as the general partner and commodity pool operator
                                         for another commodity pool.

                                       - The Fund will incur substantial fees and expenses which
                                         may not be offset by trading profits, including a 5%
                                         subscription fee and a 2.25% management fee to the Fund's
                                         general partner. At its minimum size of $5,000,000, the
                                         Fund must generate estimated trading profits of 11.2515%
                                         at the end of the first year of investment to offset
                                         estimated partnership expenses, to break even.

                                       - The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and it
                                         produces returns that are independent from stock and bond
                                         market returns.

                                       - Your ability to redeem units is limited and no public
                                         market will exist for the units. There are conditions and
                                         restrictions on assignments of units and on redemptions of units by the Fund. You may only redeem your units after a
                                         three-month holding period. With respect to units
                                         purchased during the initial offering period, the
                                         three-month holding period will begin on the initial
                                         closing date. With respect to units purchased during the
                                         continuous offering, the three-month holding period will
                                         begin on the effective date of the purchase. In addition,
                                         you are required to give at least 60 days prior written
                                         notice to the subscription agent of any proposed
                                         withdrawals. Units can only be redeemed on the last
                                         trading day of any month.

                                       - Approximately 35% of the component commodities on the
                                         Rogers International Commodity Index consist of crude oil.
                                         As a result, a prolonged decline in the value of that raw
                                         material could have a negative impact on the Fund's
                                         performance.

                                       See "Risk Factors" starting on page 13 for additional risks you should consider.

Fees and Expenses of the
  Fund...............................  The Fund will pay substantial fees and expenses. The Fund will have to generate profits from trading in order to avoid depletion of the Fund's assets. These fees and expenses
                                       include:

                                       - Management fees of 0.1875% per month (2.25% per year) of the average monthly sum of all capital accounts
                                         contributed by limited partners, computed as of the close
                                         of each month. The management fee is payable monthly to
                                         Beeland Management, as the Fund's general partner.

                                       - Subscription fee of up to 5% of the gross offering
                                         proceeds payable to Beeland Management. A portion of the
                                         subscription fee may be reallowed by Beeland Management to soliciting dealers as selling commissions for each unit
                                         they sell. Subject to certain conditions and exceptions,
                                         investors purchasing specified minimum numbers of units
                                         will be entitled to a reduction of the 5% subscription
                                         fee.

                                       - An advisory fee to Hart Capital Management, an affiliate of Beeland Management. The fee is in the amount of 50
                                         basis points per year of
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                                         the average month end market value of the net assets of
                                         the Fund invested and being managed by Hart Capital
                                         Management.

                                       - Brokerage commissions and transactions fees estimated at
                                         1% of net assets per year, payable to futures commission
                                         merchants utilized by the Fund. Futures commission
                                         merchants execute trades of futures contracts for the
                                         Fund. The above fees include delivery, insurance, storage
                                         and other charges incidental to trading and exchange fees.
                                         Affiliates of members of Beeland Management may be engaged to provide trading execution services for the Fund.

                                       Clearinghouse and other similar fees, and National Futures
                                       Association (NFA) fees estimated at between 10 to 15 basis points annually. One basis point is (1)/(100) of one
                                       percent.

                                       Finally, if the amount of management fees paid to the Fund's general partner during a year does not equal or exceed one percent (1%) of the amount of the Fund's net profits for
                                       that year, the general partner will receive an allocation of profits in an amount equal to the difference between one
                                       percent of the net profits and the amount of the management fees paid. For this purpose, net profits equals the Fund's total profits minus losses and any expenses charged to the
                                       Fund, if any, without taking into account the management
                                       fees allocated and paid to the Fund's general partner for
                                       that year.

                                       The above includes all compensation, fees, profits or
                                       benefits which the Fund's general partner and its affiliates may earn or receive in connection with the offering and
                                       operation of the Fund. If the Fund were to receive aggregate subscriptions in the amount of $5,000,000, its fees and
                                       expenses would be approximately $562,575 at the end of the first year of investment. If the Fund were to receive
                                       aggregate subscriptions in the amount of $100,000,000, its fees and expenses would be approximately $4,851,500 at the end of the first year of investment.

Redemptions..........................  You should view your investment as at least a two-year commitment. The Index is comprised of 35 different
                                       commodities. At any time, the price of any component
                                       commodity may be affected by various factors, such as the
                                       weather or world political or economic events. Given the
                                       highly unpredictable and volatile nature of futures prices,
                                       Beeland Management believes that the price movements of the raw materials comprising Index should be viewed over a
                                       longer period of time, or a minimum of two years.

                                       You may redeem your units as of the end of any month after a three-month initial holding period subject to certain
                                       conditions. For units purchased during the initial offering period, the three-month holding period will begin on the
                                       initial closing date. For units purchased during the
                                       continuous offering, the three-month holding period will
                                       begin on the effective date of the purchase.

                                       The redemption price per unit will be the net asset value
                                       per unit as of the close of business on the withdrawal date.
                                       The Fund imposes no redemption fees or charges. However, the
                                       Fund's general partner holds back a nominal amount at the
                                       time of certain redemptions, I.E., most redemptions which
                                       are not made at the close of a fiscal year, in order to
                                       ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the Fund's
                                       general partner is equal to
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                                       the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held back amount is intended to cover accrued, but unpaid
                                       management fees and other expenses payable by the Fund and chargeable against net assets as of that date. After the
                                       close of the fiscal year in which the withdrawal was
                                       effected, the account of the limited partner who effected
                                       the withdrawal will be adjusted to reflect his allocated
                                       share of management fees and expenses, which shall be
                                       charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal. Net asset value per unit means the net assets of the Fund at that time divided by the aggregate number of outstanding units at that time.
                                       Net assets means total assets minus total liabilities,
                                       determined in accordance with generally accepted accounting principles.

Distributions........................  Beeland Management does not currently intend to make any distributions. As a result, investors will have to redeem
                                       their units in order to recoup any of their investment or to realize a profit.

Federal Income Tax Aspects...........  A U.S. taxpayer will be taxed each year on interest income earned and any gains recognized by the Fund whether or not any units are redeemed or distributions are received. As
                                       further discussed elsewhere, it is unlikely that the Fund
                                       will ever make distributions, because the principal
                                       objective of the Fund is to increase capital by assuming
                                       positions consistent with the Index, not to create cash
                                       flow.

                                       A limited partnership is not a taxable entity. Rather, all tax consequences are passed directly through to the
                                       partners. Profits from trading in regulated futures
                                       contracts are treated as 60% long-term capital gains and 40%
                                       short-term capital gains on all positions, open and closed.
                                       These rates apply regardless of how long an investor holds the units and as a result, the tax rate may be higher than those applicable to other investments held by an investor
                                       for comparable periods. The maximum tax rate for
                                       non-corporate taxpayers on adjusted net long-term capital
                                       gains is 20%. Net short-term capital gains, and net
                                       long-term capital gains of corporate taxpayers are subject to tax at the same rates as ordinary income. Open positions are, for these purposes, marked to the market as of the
                                       close of each year. Tax consequences of these positions are chargeable to the limited partners for that year.
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                                  RISK FACTORS

RISKS RELATING TO COMMODITY TRADING AND MARKETS

   YOU MAY LOSE ALL OF YOUR INVESTMENT IF FUTURES PRICES, WHICH ARE HIGHLY UPREDICTABLE AND VOLATILE, DO NOT INCREASE.

    Participation in a volatile market could produce substantial losses for the Fund. This could result in the possible loss of your entire investment in the Fund. Price movements of futures contracts are highly volatile and are influenced by many factors. Some of those factors are:

    - changing supply and demand relationships;

    - weather and other environmental conditions;

    - acts of God;

    - agricultural, fiscal, monetary and exchange control programs and policies of governments;

    - national and international political and economic events and policies;

    - changes in rates of inflation; and

    - the general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors.

None of these factors can be controlled by Beeland Management. Even if current and correct information as to substantially all factors is known or thought to be known, prices still will not always react as predicted. The profitability of the Fund will depend on whether the futures and forward contracts which Beeland Management purchases for the Fund's portfolio to replicate the Index increase in price. If these prices increase, the Fund will be profitable if such trading profits exceed the fees and expenses of the Fund. If these prices do not increase, the Fund will not be profitable and will incur losses. The volatility of the futures markets is one reason that an investment in units should be viewed as a long term investment.

   THE ROGERS INTERNATIONAL COMMODITY INDEX IS LIKELY TO BE VOLATILE AND COULD SUFFER FROM PERIODS OF PROLONGED DECLINE IN VALUE.

    The Rogers International Commodity Index, upon which the Fund's trading will be based, is likely to be volatile and could suffer from periods of prolonged decline in value. The Index is comprised of 35 different commodities. At any time, the price of any component commodity of the Index may be affected by various factors, such as the weather or world political or economic events. The Fund's success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the cost of inflation and the management, subscription and other fees involved. Given the highly unpredictable and volatile nature of futures prices, the price movements of the raw materials comprising Index should be viewed over a longer period of time. Beeland Management believes that investors should view their investments as at least a two-year commitment.

   BECAUSE THE ROGERS INTERNATIONAL COMMODITY INDEX IS HIGHLY CONCENTRATED IN ENERGY ORIENTED RAW MATERIALS, PROLONGED DECLINE IN VALUE IN THOSE COMMODITIES WOULD HAVE A NEGATIVE IMPACT ON THE FUND'S PERFORMANCE.

    Approximately 44% of the component commodities on the Rogers International Commodity Index are energy oriented, including 35% in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the performance of the Fund. Technological advances or the discovery of new oil reserves could lead to increases in worldwide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the price of the Index and the value of the Fund could decline.

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   INVESTING IN UNITS MIGHT NOT PROVIDE THE DESIRED DIVERSIFICATION OF YOUR
   OVERALL PORTFOLIO.

    A principal objective of the Fund is to add diversification to a traditional portfolio of securities. Price performance on the basket of raw material contracts in the Fund and the Index are non-correlated to the performance of traditional securities markets. Ordinarily and for most investors, an investment in the Fund should be made only if an investor's overall portfolio is diversified into other markets and an investment in the Fund represents only a small percentage of the investor's overall investment portfolio.

    The performance of the Fund is not correlated with the traditional securities markets. In other words, the performance of the Fund is largely independent from how the traditional equity and debt markets perform. Accordingly, the Fund's returns will not necessarily increase when that of stocks or bonds increase and will not necessarily decrease when that of stocks or bonds decrease. However, the fact that the Fund's performance is non-correlated with traditional securities markets does not mean that the Fund's performance has a negative correlation with such markets. In other words, the Fund will not necessarily perform better when traditional markets decline, or perform worse when the traditional markets are rising. Rather, the Fund's results may parallel either stocks or bonds, or both, during significant periods of time.

    An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund, as well as stocks and bonds, decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets. You must not consider the Fund to be a hedge against losses in your stock and bond portfolios. You should consider whether diversification in itself is worthwhile even if the Fund is profitable.

   ILLIQUID MARKETS COULD MAKE IT IMPOSSIBLE TO REALIZE PROFITS OR LIMIT LOSSES.

    All futures markets will sometimes be illiquid. In illiquid markets, the Fund may not be able to execute a buy or sell order at the desired price, or to close out an open position in a timely manner. This would make it impossible for the Fund to realize profits or limit losses.

    Market illiquidity can arise from the various regulations that are applicable to futures trading, such as the "daily price fluctuation limits" or "daily limits" regulations. The daily limits are the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price. No trades may be made at a price beyond the daily limits.

    Market illiquidity also occurs in a "thin" market where the volume of buy and sell orders in a market is relatively small. Market illiquidity can also occur because many trading approaches use similar analyses. This can lead to the bunching of buy and sell orders, which makes it more difficult for a position to be acquired or liquidated. It is also possible that an exchange or the Commodity Futures Trading Commission (CFTC) may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

    The Fund may even be required in extreme circumstances to make or take delivery of the interest underlying a particular position if the position cannot be offset or liquidated prior to its expiration date.

   THE FUND COULD HAVE ITS TRADING DISRUPTED DUE TO THE FAILURE OF EXCHANGES OR CLEARINGHOUSES OR COULD LOSE ASSETS DEPOSITED WITH FUTURES COMMISSION MERCHANTS OR BROKERS.

    Futures contracts are traded on a commodity exchange. The Fund could have its trading disrupted if the exchanges on which the Fund trades or any of their clearinghouses were to discontinue operations or to experience disruptions in trading, due to computer problems, unsettled markets or other factors. Assets of the Fund are deposited with futures commission merchants who execute futures contracts, as well as with broker-dealers who execute government contracts and brokers or dealers who execute forward contracts. The Fund could lose these assets if, for example, any of the above parties were to become insolvent or bankrupt. In such event, the Fund would likely be able to recover only part of the assets held by its futures commission merchant or broker-dealer. None of these factors or occurrences can be controlled by the Fund or its general partner.

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   THE FUND WILL TRADE ON FOREIGN EXCHANGES THAT ARE LESS REGULATED THAN U.S.
   MARKETS AND ARE SUBJECT TO RISKS THAT DO NOT ALWAYS APPLY TO U.S. MARKETS.

    The Fund will trade on exchanges located outside the United States. The Fund currently anticipates that approximately 7% of its assets will be traded on foreign exchanges. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system.

    Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include:

    - varying exchange rates;

    - exchange controls;

    - expropriation;

    - burdensome or confiscatory taxation; and

    - moratoriums, and political or diplomatic events.

    It will also likely be more costly and difficult for the Fund to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of the Fund.

RISKS RELATING TO THE FUND'S STRUCTURE AND ORGANIZATION

   SINCE THE FUND HAS NO OPERATING HISTORY FOR YOU TO CONSIDER, IT IS DIFFICULT TO PREDICT WHETHER THE FUND WILL BE SUCCESSFUL.

    The Fund has not commenced trading and had no operating or performance history as of the date of this prospectus. As a result, it is difficult to predict whether the Fund will be successful.

   SINCE THE GENERAL PARTNER OF THE FUND HAS A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE ITS BUSINESS AND PROSPECTS.

    Beeland Management has a limited operating and performance history as of the date of this prospectus. Beeland Management began operations in August 1998. For this reason it is difficult to evaluate its business and its prospects.

   THE OPERATING HISTORY OF THE OTHER COMMODITY POOL MANAGED BY BEELAND MANAGEMENT MAY NOT BE INDICATIVE OF THE FUND'S PERFORMANCE.

    Beeland Management currently operates one other active commodity pool. As with the Fund, the trading in that commodity pool is also based on the Index. The operating history of the other pool operated or managed by Beeland Management is not indicative of how the Fund would perform in the future. This is partly due to the fact that the other commodity pool charges substantially lower fees than the Fund.

   THE TRADING METHODOLOGY UTILIZED BY THE FUND MAY NOT BE SUCCESSFUL UNDER ALL OR ANY MARKET CONDITIONS.

    Beeland Management utilizes a series of rules which, in turn, generally generate trading instructions designed to produce a portfolio of trades in commodities which should track the Index. Pursuant to these rules, futures contracts are rolled from near delivery months to later months. However, because trading in such later months may be more volatile, due to less liquidity, the rules and Beeland Management's program choose delivery months where there is greater depth and liquidity. In addition, at any moment in time, some commodities in the Fund will be over-represented while others will be under-represented when compared to the index. Accordingly, as the total value of the Fund increases and decreases (typically because of new subscriptions or withdrawals), trades will be effected in order to better correlate the composition of the Fund with the composition of the Index. Beeland Management

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enters trades consistent with those instructions. No assurance can be given that the rules and trading methodology utilized by Beeland Management will prove successful under all or any market conditions.

   SUBSTANTIAL FEES AND EXPENSES ARE CHARGED REGARDLESS OF PROFITABILITY.

    The Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. In addition, the Fund will pay substantial offering expenses described on page 26. An investment of 100 units ($10,000) would have to increase between 4.6765% (assuming 2,000,000 units are sold) and 11.2515% (assuming 50,000 units are sold) in the first year of trading operations, that is, between $467.65 and $1,125.15, to equal $10,000 upon redemption at the end of that year. The Fund's trading profits and interest income must equal or exceed its trading losses and fees and expenses to avoid depletion or exhaustion of its assets.

   CONFLICTS OF INTEREST EXIST WHICH MAY DIMINISH THE VALUE OF LIMITED PARTNERS' INVESTMENTS.

    Conflicts of interest exist in the structure and operation of the Fund's business. The Fund generally has no procedures in place to resolve conflicts of interest. The value of limited partners' investments in the Fund may be diminished by actions or omissions which independent third parties could have prevented or corrected. The Fund's conflicts include:

    - Arbor Research & Trading, Inc., is a member of Beeland Management. In addition, three members of Beeland Management (one of whom is a managing member and officer of Beeland Management) are also principals of Arbor Research & Trading. Hart Capital Management is a division of Arbor Research & Trading. Pursuant to an agreement with the Fund, Hart Capital Management will provide advisory services with respect to the Fund's purchase and sale of United States government securities. This contract provides that Hart Capital Management will be paid a percentage of the assets under its management. The fees and commissions and other terms applicable to the general partner's business dealings with the Fund were not negotiated on an arms-length basis.

    - Beeland Management is also the general partner, commodity pool operator and trading advisor for another limited partnership, a private commodity pool. A potential conflict of interest may arise if any situation arises in which the Fund is in competition with that private pool. For example, if both funds are buying positions at the same time, this may drive up the price resulting in higher prices for both pool.

    - Beeland Management and its members are also involved with other businesses, some of which include the financial services, securities, futures and trading businesses. A potential conflict may arise if those business engage in activities which compete with the Fund.

    - Beeland Management and its members may trade for their own accounts. This creates a potential conflict in that they may take competing positions or positions opposite or ahead of those taken for the Fund.

    See "Conflicts of Interest" below.

   THE FEES AND COMMISSIONS AND OTHER TERMS APPLICABLE TO THE GENERAL PARTNER'S BUSINESS DEALINGS WITH THE FUND WERE NOT NEGOTIATED ON AN ARMS-LENGTH BASIS.

    The fees and commissions and other terms applicable to the general partner's business dealings with the Fund were not negotiated on an arms-length basis. Accordingly, we cannot assure you that the terms are as favorable to the Fund as could have been obtained from others.

   YOU WILL BE LIMITED IN YOUR ABILITY TO TRANSFER UNITS.

    Units are not freely transferable. They can only be assigned or transferred upon the terms and conditions set forth in the limited partnership agreement. Those restrictions may at times preclude a transfer of a unit. You may not transfer your units without giving prior written notice to the Fund's general partner. A transferee cannot become a limited partner without the approval of the Fund's general partner. Such consent for the transferee to become a limited partner may be given or withheld in the sole and absolute discretion of the Fund's general partner. The transferee must also provide the Fund's general

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partner with written acceptance of the Fund's limited partnership agreement and an opinion of counsel that the transfer will not violate any securities, tax or other laws or rules and will not affect the tax status or treatment of the Fund. No public market for the Fund's units exists or is contemplated in the foreseeable future.

   YOU WILL BE LIMITED IN YOUR ABILITY TO REDEEM UNITS.

    Substantial restrictions and conditions are also imposed upon the redemption of units. You may only redeem your units as of the end of each month after an initial holding period of three months. With respect to units purchased during the initial offering period, the three-month holding period will begin on the initial closing date. With respect to units purchased during the continuous offering, the three-month holding period will begin on effective date of the purchase. You will not know the value of your redemption prior to the time you submit your request to redeem your units.

    In addition, the Fund's general partner may require a limited partner to provide up to 60 days prior written notice of the limited partner's desire to redeem units. The redemption price will not be fixed until the effective date of the redemption. As a result, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for redemption and the effective date of the redemption. That delay may be a period of up to 60 days. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of futures trading. Redemptions may also be honored only in part and delayed or suspended in various circumstances.

   THE UNITS WILL NOT BE A LIQUID INVESTMENT.

    Limited partners will have to depend on their limited and restricted transfer and redemption rights, as described above, in order to realize a profit on their investment in the units because it is likely that no distributions will ever be made to the limited partners.

    Substantial redemptions of units could require the Fund to liquidate open positions more rapidly than otherwise desirable in order to raise the cash to fund the liquidations, while at the same time achieving a market position appropriately reflecting a smaller equity base. Illiquidity in the market could also make it difficult to liquidate positions on favorable terms, which could result in losses to the Fund.

   SINCE LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT OF THE FUND'S BUSINESS, THEY MUST RELY ON BEELAND MANAGEMENT TO ADEQUATELY MANAGE THE FUND'S AFFAIRS.

    You may not participate in the management or control of the Fund or the conduct of its business. You will have limited voting rights with respect to the Fund's affairs. You must rely upon the fiduciary responsibility and judgment of Beeland Management to manage the Fund's affairs in the best interests of the limited partners.

   THE FUND MAY TERMINATE EARLY, WHICH COULD DISRUPT YOUR OVERALL INVESTMENT PORTFOLIO PLAN.

    Unforeseen circumstances, including withdrawal of the Fund's general partner, could cause the Fund to terminate prior to its stated termination date of December 31, 2020. Early termination of the Fund could disrupt your overall investment portfolio plan.

   THE PURCHASE OF UNITS BY BEELAND MANAGEMENT OR ITS MEMBERS MAY CREATE CONFLICTS OF INTEREST FOR THEM.

    Beeland Management and its members and their affiliates may, but are not required to, purchase units for their own account, including in order to reach the minimum number of units required for the initial closing of the Fund. There is no limit on the number of units that Beeland Management is permitted to purchase. In the event that Beeland Management purchases any units, it will pay for such units out of its assets, and will not use any of the offering proceeds to purchase units. Any purchase of units by Beeland Management or its members or their affiliates should not be relied upon as an indication of the merits of this offering.

    Conflicts of interest will arise if Beeland Management or its members hold a substantial number of units, because they will then be in a position to substantially influence matters submitted to a vote of the

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limited partners. For example, conflicts of interest could arise regarding the dissolution of the Fund because the dissolution of the Fund would terminate Beeland Management's compensation from the Fund. Any investments in the Fund by affiliates of Beeland Management or its members or members of the families of any such affiliates or members could increase the risks discussed in this paragraph.

   SINCE THE FUND WILL ONLY TRADE IN CERTAIN MARKETS, AN INVESTMENT IN THE FUND, ALONE, WILL NOT DIVERSIFY AN INVESTOR'S PORTFOLIO.

    The Fund's general partner will initially trade futures and forwards contracts on commodity exchanges. While the Fund is authorized to purchase commodity forward contracts in the off exchange markets, it does not expect to do so for the foreseeable future. Since the Fund will engage only in the trading of commodity futures contracts and forward contracts, an investment in the Fund, alone, will not add diversification to an investor's portfolio. Ordinarily and for most investors, an investment in the Fund should be made only if an investor's overall portfolio is diversified into other markets and an investment in the Fund represents only a small percentage of the investor's overall investment portfolio.

   EXCHANGE TRADING LIMITS MAY REQUIRE THE FUND TO LIQUIDATE POSITIONS AT UNDESIRABLE TIMES, RESULTING IN REDUCED PROFITABILITY.

    Most exchanges limit the amount of fluctuation in commodity futures contract prices on a single trading day.

    Trading instructions may have to be modified and positions held by the Fund may have to be liquidated, in order to avoid exceeding these trading limits. Such modification or liquidation could adversely affect the operations and profitability of the Fund.

   THE OFFERING OF UNITS HAS NOT BEEN SUBJECT TO INDEPENDENT REVIEW.

    One law firm represents the Fund and Beeland Management. That firm does not represent you as a limited partner in connection with the Fund. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of your investing in the Fund.

   FUNDS CONTRIBUTED BEFORE THE FUND BREAKS ESCROW MAY SIT IDLE FOR SOME TIME.

    The Fund cannot commence trading until the initial closing occurs. The Fund has until December 15, 2001, to sell the minimum of 50,000 units for $5,000,000.

   THE START-UP OF THE FUND'S TRADING WILL INVOLVE RISKS NOT APPLICABLE TO ESTABLISHED POOLS.

    The Fund will encounter a start-up period during which it will incur certain risks relating to the initial investment of its assets. The Fund may commence trading at an inopportune time, such as after sustained moves in the markets, resulting in significant initial losses. The start-up period also represents a special risk because the level of diversification of the Fund's assets may be lower than in a fully-committed portfolio.

RISKS RELATING TO TAX AND OTHER REGULATORY RISKS

   REGULATIONS GOVERNING THE FUTURES MARKET MAY CHANGE AND COULD ADVERSELY AFFECT THE FUND'S OPERATIONS.

    Federal agencies including the CFTC, the SEC and the Board of Governors of the Federal Reserve System regulate certain activities of the Fund and the Fund's general partner. The CFTC is the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. Its function is to implement the objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. The regulation of the United States and foreign futures markets has undergone substantial change over the years, and further changes should be expected. It is impossible to predict, however, what changes may occur, or the effect of any such changes on the Fund. The effects could be substantial. The Fund is not aware of any

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pending or threatened regulatory developments that might materially affect the
Fund. However, regulatory initiatives could develop suddenly and without notice.

   SINCE THE FUND IS NOT A REGULATED INVESTMENT COMPANY YOU WILL NOT HAVE THE PROTECTIONS PROVIDED BY STATUTES REGULATING THOSE COMPANIES.

    The Fund is not a registered securities investment company or "mutual fund" subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

   THE IRS MAY DETERMINE THAT THE FUND IS AN ASSOCIATION TAXABLE AS A CORPORATION IN WHICH EVENT YOU WOULD BE DEPRIVED OF THE TAX BENEFITS ASSOCIATED WITH INVESTING IN A PARTNERSHIP.

    The Fund has not applied for or obtained a ruling from the IRS as to partnership tax status. The IRS may on audit determine that for tax purposes the Fund is an association taxable as a corporation. In the event that the IRS makes such a determination, investors would be deprived of the tax benefits associated with investing in a partnership. For example, partners would not be able to use losses of the Fund to offset their own income. The general partner has been advised by its counsel that, in its opinion, the Fund will be classified as a partnership for federal income tax purposes. A material risk of IRS classification as an association taxable as a corporation may exist even though the Fund relies on an opinion of counsel as to partnership tax status as such opinion is not binding on the IRS. IRS classification of the Fund as an association taxable as a corporation would deprive investors of the tax benefits of the offering only if the IRS determination is upheld in court or otherwise becomes final. Contesting an IRS determination may impose representation expenses on investors.

   LIMITED PARTNERS WILL OWE TAXES ON THE FUND'S PROFITS BUT WILL VERY LIKELY NEVER RECEIVE ANY DISTRIBUTIONS FROM THE FUND.

    The Fund is not required to make any distributions, and it is likely that no distributions will ever be made because the principal objective of the Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow. You will, however, be required to report and pay tax in your taxable year with or within which the taxable year of the Fund ends, on your distributive share of all items of partnership profits for such taxable year of the Fund. Even if distributions are made, the distributions may not equal the taxes payable by you on your share of the Fund's profits. Such taxes will be out-of-pocket expenses to you to the extent they exceed any cash distributions. Subject to certain conditions, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

    The Fund might sustain losses offsetting the profits of a prior fiscal year, so you might never receive a distribution or be able to liquidate your units for an amount equal to the taxes which have already been paid by you.

    Upon a sale or other disposition of the units or upon a sale or other disposition of the Fund's property, an investor's tax liability may exceed the cash he receives. To the extent of such excess, the payment of such taxes will be out-of-pocket expenses. Assuming that the investor has held his units for more than one year, gain or loss recognized on a sale of the units should be capital gains.

   YOU COULD OWE TAX ON YOUR SHARE OF THE FUND'S ORDINARY INCOME DESPITE OVERALL LOSSES.

    You may be required to pay tax on your allocable share of the Fund's ordinary income even though the Fund incurs overall losses.

   IF THE FUND'S AND THE LIMITED PARTNERS' TAX RETURNS ARE AUDITED, YOU MAY BE REQUIRED TO PAY BACK TAXES, INTERESTS AND PENALTIES.

    There is no assurance that the Fund's tax return will not be audited by the IRS or that adjustments to the Fund's return will not be required as a result of an audit. If an audit results in an adjustment, limited partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes, plus interest and possibly penalties. An audit of the Fund's tax return may result in an audit of an investor's own tax return.

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   A CHANGE IN TAX LAWS COULD ADVERSELY AFFECT THE TAX TREATMENT OF AN
   INVESTMENT IN THE FUND.

    It is possible that the current federal income tax treatment accorded an investment in the units will be modified by subsequent legislative, administrative or judicial action, possibly with retroactive effect. Any such changes could significantly alter the tax consequences and decrease the after-tax rate of return on an investment in the units.

                             CONFLICTS OF INTEREST

    Significant conflicts of interest exist in the structure and operation of the Fund. All material conflicts of interest are described in this section. Although Beeland Management will attempt to examine these conflicts of interest, no formal procedures have been established to monitor or resolve any conflicts of interest and there is no assurance that any conflict of interest will not result in adverse consequences to the Fund.

OTHER POOLS AND BUSINESSES OF THE GENERAL PARTNER AND ITS MEMBERS

    Beeland Management is currently the general partner, commodity pool operator and trading advisor for one other limited partnership, the Rogers Raw Materials Fund. Beeland Management may serve as the general partner, commodity pool operator and trading advisor for other pools in the future. In addition, Beeland Management may contract to provide advisory services for individual accounts. Both Beeland Management and its members are also involved with other businesses, some of which include the financial services, securities, futures and trading businesses. Neither the Fund's limited partnership agreement nor any other restriction will prohibit or limit these other business activities, even to the extent that they engage in the same business and/or trading activities as those of the Fund.

    Beeland Management will not spend its entire time managing the business of the Fund and Clyde Harrison, Richard Chambers and Brian Cornell, the managing members of Beeland Management, will not spend their full time managing the business and affairs of Beeland Management. Beeland Management believes, however, that its time available for the management of the Fund's business will be sufficient for it to fulfill its duties and obligations to the Fund. It also believes that the managing members' time available for its management will be adequate to fully perform their duties to Beeland Management. Mr. Harrison anticipates that he will devote substantially all of his business time to the business of the Fund. In addition, Mr. Chambers expects to spend no more than 60% and Mr. Cornell expects to spend no more than 20% of their respective business time to the business of the Fund. No assurance is given that the Fund's performance will be better or worse than any other pool managed by Beeland Management or by any of its members.

THE FUND DOES NOT HAVE AN INDEPENDENT TRADING ADVISOR

    Unlike most other funds, the Fund does not have an independent trading advisor. Beeland Management manages the Fund and makes and implements all trading decisions for the Fund. Beeland Management may have an interest in continuing to serve as the sole trading advisor of the Fund.

OTHER POOLS AND TRADING BY THE FUND'S GENERAL PARTNER AND ITS MEMBERS

    Beeland Management will enter trades based on trading instructions designed to produce a portfolio of trades in commodities which should track the Index. Beeland Management may manage additional pools in the future and Beeland Management and its members may trade commodity futures and other interests for their own and others' accounts. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. Beeland Management's trading for its own account may create conflicts of interest for itself. This creates a potential conflict of interest because it is possible that positions taken by Beeland Management or its members for their own or others' accounts may be the same as or may be taken ahead of or opposite positions taken on behalf of the Fund. Beeland Management and its members will not, however, knowingly trade for their own or another's account ahead of the Fund's account.

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    Purchases and liquidations by both the Fund and Rogers Raw Materials Fund may occur simultaneously. The effect of both entities' combined purchase or sale orders may have a greater impact on the price for that commodity in the then-current market than had only one of the two entities placed orders for a lesser volume of that commodity. Beeland Management intends to employ an allocation system that it in good faith believes is equitable and systematic. Under its allocation system, if there are executions at split prices, both entities would share in all prices PRO RATA on the basis of relative size.

    However, at times Beeland Management may be required to enter orders inconsistently between the pools that it manages. Trading between the pools will not track each other perfectly because each pool has a different investor composition and at certain times, more investors may be buying or redeeming more units in one pool than the other. There is no assurance that the Fund's performance will not be adversely affected by the manner in which orders are entered or filled by the general partner.

RICHARD L. CHAMBERS, A MANAGING MEMBER OF THE FUND'S GENERAL PARTNER IS A PRINCIPAL OF AN ADVISOR TO THE FUND

    Arbor Research & Trading, Inc. is a member of Beeland Management. Richard L. Chambers, a Managing Member and the Secretary of Beeland Management is also a principal of Arbor Research & Trading. In addition, Fred Handler and James Stevens, two other members of Beeland Management, are also principals of Arbor Research & Trading. Hart Capital Management is a division of Arbor Research & Trading. Pursuant to an agreement with the Fund, Hart Capital Management will provide advisory services with respect to the Fund's purchase and sale of United States government securities and will be paid for such services a fee equal to a percentage of the assets under its management. In addition, the Fund's general partner has the authority to choose the advisors for the Fund. It therefore has a conflict of interest in determining whether the Fund should continue its relationship with Hart Capital Management. Mr. Chambers and the mentioned other two principals of Arbor Research & Trading will abstain from voting on any decisions of the Fund with respect to the renewal of the Fund's advisory contract with Hart Capital Management.

ONE LAW FIRM IS COUNSEL TO BOTH THE FUND AND THE FUND'S GENERAL PARTNER

    Wildman, Harrold, Allen & Dixon, a Chicago based law firm, is counsel to the Fund and is also counsel to and a member of Beeland Management. Wildman, Harrold, Allen & Dixon is not acting as legal counsel for the limited partners or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession in effect in Illinois, Wildman, Harrold, Allen & Dixon may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Fund appear to be in conflict with those of Beeland Management or its affiliates, additional counsel may be retained by one or more of the parties to assure adequate representation and protection of their respective interests.

DISTRIBUTION AND LIQUIDATION DECISIONS BY THE FUND'S GENERAL PARTNER

    The Fund's general partner will determine whether the Fund will make any distributions to the limited partners. While the Fund's general partner has the authority to make distributions, it is very likely that no distributions will ever be made to the limited partners. Therefore, an investment in the Fund must only be viewed as a long term investment. The Fund's general partner will be financially motivated to not declare any distributions because distributions will lower the net assets of the Fund, which will in turn reduce the amount of the monthly management fee which is payable by the Fund to its general partner. The Fund's general partner will also have an incentive to discourage liquidation of units by any limited partner for the same reason.

    Beeland Management is aware of these conflicts of interest and will use its best efforts to make determinations about distributions and liquidation of units independent of its personal considerations regarding its compensation. The general partner owes broad fiduciary duties to the limited partners encompassing the duties of exercising good faith, honesty, and fairness in its dealings with them and the funds of the Fund.

FUTURES COMMISSION MERCHANTS USED BY THE FUND MAY BE SOLICITING DEALERS

    Some futures commission merchants we employ or with whom we have contracts may themselves be broker-dealers or have relationships with broker-dealers. As a result, it may be a conflict of interest for them to market units to prospective subscribers.

                  POTENTIAL BENEFITS OF INVESTING IN THE FUND

    Although an investment in the Fund is highly speculative, involves a high degree of risk and involves certain conflicts of interest, an investment will offer the following potential advantages.

TRADING BASED ON INDEX; NO ACTIVE TRADING

    Beeland Management will attempt to replicate the composition of the Index using various commodity futures contracts. This Index consists of the value of a basket of raw materials employed in the world economy. Since the Fund's portfolio is based on an Index, there will be no active trading by Beeland Management. Instead, Beeland Management will generally engage in three types of trading on behalf of the Fund. The majority of the trading by Beeland Management will be made for the purpose of rolling positions to later delivery dates pursuant to predetermined formulas and rules. In addition, trades will be effected to increase or decrease the number of commodity futures and forward contracts in the Fund's portfolio as new investment subscriptions are accepted by Beeland Management and as withdrawal requests are processed. Finally, Beeland Management will review the Index at least annually to determine whether it may be necessary or advisable to change the components or relative weighting of the Index. Any such decision will be made in the sole discretion of Beeland Management and in accordance with objective, predetermined rules governing adjustments to the Index. If Beeland Management deems that an adjustment of the Index is necessary, it may add or subtract futures contracts to the Index and/or rebalance the portfolio accordingly. While the Index will be reviewed on at least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

PROFESSIONAL MANAGEMENT

    Even though Beeland Management has a limited operating and performance history, the members of Beeland Management have substantial experience trading in and analyzing commodity futures, securities and government securities markets.

DIVERSIFICATION; NON-CORRELATION WITH TRADITIONAL SECURITIES MARKETS

    The purchase of units of the Fund should be considered an alternative investment to traditional securities, I.E., stocks and bonds. Price performance on the basket of raw materials contracts in the Fund and the Index are non-correlated to a traditional portfolio of securities. Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Fund, can add diversification to a traditional portfolio of securities. Ordinarily, for most investors an investment in the Fund should be made only if an investor's overall portfolio is diversified into other markets and an investment in the Fund represents only a small percentage of the investor's overall investment portfolio.

    There can be no assurance, however, that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with traditional securities markets. Furthermore, non-correlation is not negative correlation. Even if the performance of the Fund is non-correlated with these markets, this does not mean that the Fund's results will not parallel either stocks or bonds, or both, during significant periods of time. In any event, unless a managed futures investment is successful, it cannot add a potentially valuable element of diversification to a portfolio.

LOWER INITIAL INVESTMENT REQUIREMENTS

    You can participate in the Index through the Fund with a minimum initial investment of only $10,000. An investment in the Fund therefore gives you the ability to participate in a trading program most persons cannot afford to invest in alone.

LIMITED LIABILITY

    Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Fund cannot be individually subject to margin calls and generally cannot lose more than

    - the amount of the limited partner's capital contribution,

    - the limited partner's share of undistributed profits, if any; and

    - under limited circumstances, some amounts received as distributions or upon liquidation of units.

    However, it is possible for an investor to lose the entire amount of his investment.

ADMINISTRATIVE CONVENIENCE

    The Fund is structured to provide you with certain services designed to alleviate the administrative details involved in engaging directly in futures trading. Most significantly the Fund's general partner provides you with monthly and annual financial reports and all tax information about the Fund which is necessary for you to complete your federal income tax return. Beeland Management intends to make available on the Internet an estimate of the value of the Index on a weekly basis.

LOWER TIME COMMITMENT

    Trading in futures is a complicated process involving a substantial time commitment and knowledge of the numerous factors affecting the futures markets. An investment in the Fund gives you the ability to participate in those markets without such a substantial time commitment.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

    The Fund's general partner is accountable to the Fund as a fiduciary. Under Illinois law, the fiduciary duty owed by a general partner to a limited partner encompasses the duty of exercising good faith, honesty, and fairness in his dealings with them and the funds of the partnership. The fiduciary relationship embraces all matters reasonably relating to the partnership. The general partner's fiduciary duty exists concurrently with the obligations set forth in the partnership agreement.

    If a limited partner believes the Fund's general partner has violated its fiduciary duties, the limited partner may seek to recover damages from or require an accounting by the general partner. The Fund's general partner's performance of its fiduciary duties will also be measured by the terms of the Fund's limited partnership agreement. Some provisions of the limited partnership agreement may take away or limit some of the legal remedies that might otherwise be available to limited partners.

    Limited partners may have the right to bring an arbitration, reparations or other legal proceeding against the Fund's general partner if the general partner violates any applicable laws or regulations, like the Commodity Exchange Act or the regulations of the CFTC.

    As mentioned above, some provisions of the Fund's limited partnership agreement may take away or limit some of the legal remedies that might be available to limited partners. For example, the limited partnership agreement provides that the Fund's general partner will not be liable for damages to the Fund or any of the limited partners except for acts or omissions which constitute misconduct or negligence. The defenses of the Fund's general partner to any claim that it has breached any fiduciary duty or other responsibility will therefore include that its act or omission was not negligent and did not involve any misconduct. The limited partnership agreement also provides that the Fund's general partner will not be liable for the return or repayment of the capital contributions or capital accounts of any limited partner. Any return of capital or profits will be made solely from the assets of the Fund, and not by its general partner.

    The general partner of the Fund may not be liable to the Fund or limited partners for errors in judgment or other acts or omissions not amounting to misconduct or negligence, since provision has been made in the Fund's limited partnership agreement for exculpation of the Fund's general partner. Therefore, purchasers of the units have a more limited right of action than they would have absent the limitation in the limited partnership agreement.

    The limited partnership agreement also provides that the Fund will indemnify its general partner against any loss, expense, damage or injury (including reasonable attorney's fees and other expenses incurred in connection with the defense of any such action) incurred by the Fund's general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Fund, and the conduct in question did not constitute misconduct, negligence or bad faith. See "The Limited Partnership Agreement--Indemnification."

    The Fund's general partner or any of its affiliates will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless the following conditions are met:

    - There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party, or

    - Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnified party, or

    - A court of competent jurisdiction approves a settlement of the claims against the indemnified party and finds that indemnification of the settlement and related costs should be made. The court is required to be advised of the position of the SEC and any state securities regulatory authority where units were offered or sold as to indemnification for violations of securities laws. However, the court need only be advised and consider the positions of the securities regulatory authorities of those states which are specifically set forth in the partnership agreement and in which plaintiffs claim they were offered or sold units.

    The Fund has been advised that in the opinion of the SEC, any indemnification of the Fund's general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

    The advancement from the Fund to a general partner or its affiliates of funds for legal expenses and other costs incurred as a result of any legal action is permissible if:

    - The legal action relates to acts of omissions with respect to the performance of duties or services on behalf of the Fund;

    - The legal action is initiated by a third party who is not a limited partner, or the legal action is initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement; and

    - The general partner or its affiliates undertake to repay the advanced funds to the Fund, together with the applicable legal rate of interest, in cases in which such person is not entitled to indemnification.

    The provisions of the limited partnership agreement discussed in this section are also applicable to and benefit any affiliate of the Fund's general partner when the affiliate is performing services on behalf of the Fund.

    The payment by the Fund of any indemnity to its general partner or any of that general partner's affiliates will affect the limited partners because the payment would reduce the net assets of the Fund.

    The Fund will not have any liability insurance covering its indemnification obligations.

                         FEES AND EXPENSES OF THE FUND

    The Fund will be subject to the following fees and expenses, which are described in more detail below. The following includes all compensation, fees, profits or other benefits (including reimbursement of out-of-pocket expenses) which the Fund's general partner, soliciting agents, futures commission merchants and the affiliates of these parties may earn or receive in connection with the offering and operation of the Fund.

SUMMARY OF FEES AND EXPENSES

      ENTITY TO WHOM PAID             FORM OF COMPENSATION            AMOUNT OF COMPENSATION
-------------------------------  -------------------------------  -------------------------------
General Partner................  Management fees                  0.1875% per month (2.25% per
                                                                  year) of the average monthly
                                                                  sum of all capital accounts
                                                                  contributed by the limited
                                                                  partners, computed as of the
                                                                  close of each month, payable
                                                                  monthly.

General Partner................  Profit distribution              If the amount of management
                                                                  fees paid to the Fund's general
                                                                  partner during a year does not
                                                                  equal or exceed one percent
                                                                  (1%) of the amount of the
                                                                  Fund's net profits for that
                                                                  year, the general partner will
                                                                  receive an allocation of
                                                                  profits in an amount equal to
                                                                  the difference between one
                                                                  percent of the net profits and
                                                                  the amount of the management
                                                                  fees paid. For this purpose,
                                                                  net profits equals the Fund's
                                                                  total profits minus losses and
                                                                  any expenses charged to the
                                                                  Fund, if any, without taking
                                                                  into account the management
                                                                  fees allocated and paid to the
                                                                  general partner for that year.

General Partner................  Subscription fee (a portion of   Up to 5% of the gross offering
                                 which may be reallowed to        proceeds. Subject to certain
                                 soliciting dealers as selling    conditions and exceptions,
                                 commissions).                    investors purchasing specified
                                                                  minimum numbers of units will
                                                                  be entitled to a reduction of
                                                                  the 5% subscription fee.
                                                                  Beeland Management anticipates
                                                                  that most of the subscription
                                                                  fee will be reallowed by it to
                                                                  soliciting dealers as selling
                                                                  commissions.

      ENTITY TO WHOM PAID             FORM OF COMPENSATION            AMOUNT OF COMPENSATION
-------------------------------  -------------------------------  -------------------------------
Futures Commission Merchants...  Brokerage commissions and        The Fund has negotiated
                                 transactions fees, including     brokerage commissions at rates
                                 delivery, insurance, storage     that vary by commodity and by
                                 and other charges incidental to  marketplace. These rates
                                 trading and exchange fees.       currently average approximately
                                                                  $13 per round-turn. Brokerage
                                                                  commissions and transactions
                                                                  fees are estimated at 1% of net
                                                                  assets per year. See "Futures
                                                                  Commission Merchants; Brokerage
                                                                  Commissions" below in this
                                                                  section for an explanation of
                                                                  "round-turn" commissions.

Exchanges, Clearinghouses and
  NFA Fees.....................  Exchange, clearing costs and     Varies dependent upon the
                                 NFA fees.                        trades made, but estimated at
                                                                  between 10 to 15 basis points
                                                                  of the net assets of the Fund
                                                                  per year. One basis point is
                                                                  1/100 of one percent.

Hart Capital Management........  Advisory fee                     50 basis points per year of the
                                                                  average month end market value
                                                                  of the net assets of the Fund
                                                                  invested and being managed by
                                                                  Hart Capital Management,
                                                                  computed quarterly in arrears
                                                                  for the three months comprising
                                                                  such calendar quarter.

Offering and Organizational
  Expenses from this
  Offering.....................  Payment of legal and accounting  Actual expenses estimated at
                                 fees, securities filing fees,    $350,000 if the minimum number
                                 subscription agent and escrow    of units are sold and $850,000
                                 agent fees, printing and         if the maximum number of units
                                 advertising costs, and other     are sold.
                                 organizational and offering
                                 expenses.

Various Third Party Suppliers
  of Goods and Services........  Office supplies expenses,        Actual expenses estimated at
                                 meeting expenses and other       between $25,000 and $40,000 per
                                 expenses necessary or            year.
                                 appropriate for the operation
                                 of the Fund.

Others.........................  Possible unanticipated and       Unable to estimate.
                                 extraordinary expenses.

MANAGEMENT FEE AND PROFIT DISTRIBUTION TO GENERAL PARTNER

    The general partner of the Fund receives a monthly management fee of 0.1875% of the Fund's average monthly sum of all capital accounts contributed by the limited partners, computed as of the close of business each month. The management fee is payable by the Fund within 10 business days of the close of each month.

    If the amount of management fees paid to the Fund's general partner during a year does not equal or exceed one percent (1%) of the amount of the Fund's net profits for that year, the general partner will receive an allocation of profits in an amount equal to the difference between one percent of the net profits and the amount of the management fees paid. For this purpose, net profits equals the Fund's total profits minus losses and any expenses charged to the Fund, if any, without taking into account the management fees allocated and paid to its general partner for that year.

    The Fund will reimburse its general partner for Fund expenses which are paid by the general partner (such as delivery charges, copying costs, telephone charges and postage).

    The general partner of the Fund will not receive any portion of the brokerage commissions which are paid by the Fund to futures commission merchants.

SUBSCRIPTION FEE TO GENERAL PARTNER

    Beeland Management will receive a subscription fee of up to 5% of the gross offering proceeds. A portion of the subscription fee may be reallowed by Beeland Management to soliciting dealers as selling commissions for units they sell.

    Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $25,000 worth of units (250 units) through the same soliciting dealer will be entitled to a reduction of the 5% subscription fee in accordance with the following schedule:

AMOUNT OF PURCHASER'S INVESTMENT
---------------------------------       MAXIMUM           AMOUNT OF
        FROM               TO       SUBSCRIPTION FEE   VOLUME DISCOUNT
---------------------   ---------   ----------------   ---------------
      $ 25,000          $249,999          3.5%               1.5%
       250,000          and over          2.5%               2.5%

SOLICITING DEALER COMPENSATION

    Under the form of contract between the Fund and the soliciting dealer, the soliciting dealer will receive a majority of the subscription fee received by Beeland Management, as compensation for their services in soliciting and obtaining subscribers for the purchase of units.

FUTURES COMMISSION MERCHANTS; BROKERAGE COMMISSIONS

    The Fund may not limit itself to any one futures commission merchant. However, the Fund may employ one futures commission merchant if, in the opinion of the Fund's general partner, it is advisable to do so. The futures commission merchants will receive brokerage commissions in return for their services. The brokerage commissions are commonly referred to as "round-turn commissions" which cover both the initial purchase or sale of the futures contract and the subsequent offsetting sale or purchase. The brokerage commissions payable by the Fund are always subject to change.

    The general partner will not effect any transactions in commodity contracts with any futures commission merchant affiliated directly or indirectly with the general partner, unless such transactions are effected at competitive rates. In no event will the Fund be allowed to enter into any exclusive brokerage contract.

    The Fund has negotiated brokerage commissions at rates that vary by commodity and by marketplace. These rates currently average approximately $13 per round-turn. Beeland Management estimates that the annual brokerage commissions payable by the Fund will not exceed 65 basis points. One basis point equals 1/100 of one percent. The Fund cannot guarantee that annual brokerage commissions will not exceed that number.

    The Fund will also pay or reimburse its futures commission merchants for any delivery, insurance, storage and other charges incidental to trading and exchange fees. Those types of charges are not included in the basis points set forth in the preceding paragraph. Beeland Management does not anticipate significant charges of this nature.

    Brokerage commissions and transactions fees are estimated at 1% of net assets per year.

    In any event, brokerage commission charges will satisfy one of the following maximum rates:

    - 80% of the published retail rate plus floor brokerage, clearing fees, NFA fees and exchange fees, or

    - 14% annually of the average net assets excluding the Fund assets not directly related to trading activity. This 14% limitation includes floor brokerage, clearing fees, NFA fees and exchange fees.

    The brokerage commissions to be charged will not exceed the above limitations described in this section.

CLEARING COSTS AND NATIONAL FUTURES ASSOCIATION FEES

    The Fund will pay fees to clearinghouses and to the NFA. Clearing costs vary depending on the trades made, but are estimated at between 10 to 15 basis points of the net assets of the Fund annually.

ADVISORY FEES

    The Fund will pay advisory fees to Hart Capital Management for its management of the Fund's purchases and sales of U.S. government securities. These fees are estimated at 50 basis points annually of the average month end market value of the Fund's portfolio of government securities actually invested and being managed by Hart Capital Management. Such advisory fees will be computed quarterly in arrears for the three months comprising such calendar quarter.

    The Fund will not pay any separate fees to Beeland Management for trading advisory services. The Fund compensates Beeland Management for all services, including any trading advisory services, provided to the Fund through the payment of a management fee. Beeland Management makes and implements all trading decisions for the Fund. However, Beeland Management does not make trading decisions on behalf of the Fund in the traditional sense. Unlike most other commodity pools, commodity futures will not be bought or sold to take advantage of hoped for price movement. Rather, trading will be effected to ensure that the positions in the Fund track, to the extent reasonably possible, the composition of the Index. Beyond the possible adjustment in the composition of the Index and resulting trading by the Fund to correlate, the only limited trading performed by Beeland Management is for purpose of rolling of contracts from near month to later months in order to ensure that the Fund will not take actual delivery of a physical commodity. These rolling trades are placed and effected as spread transactions to insure against the risks associated with selling positions in near months and buying corresponding positions in far months, including the risks of price or interest rate fluctuations.

ORGANIZATIONAL AND OFFERING EXPENSES

    The Fund will pay the organizational and offering expenses to be incurred by the Fund in this offering, except as described below. These expenses include legal and accounting fees, subscription agent and escrow agent fees, securities filing fees, and printing and advertising costs. These expenses were negotiated at arm's length and are estimated to be approximately $350,000 if the minimum number of units are sold and approximately $850,000 if the maximum number of units are sold. For the fees payable to the subscription agent, see "Subscription Agent--Fees" below. For the fee payable to the escrow agent, see "Plan of Distribution--Escrow Arrangements" below.

    In the event that the offering does not have an initial closing, Beeland Management will pay all of the incurred organizational and offering expenses. In addition, in the event that only the minimum number of units are sold, Beeland Management will pay certain additional legal, accounting and printing fees which will not be reimbursed by the Fund.

THIRD PARTY SUPPLIERS OF GOODS AND SERVICES

    The Fund will incur expenses for office supplies, meetings and other goods and services necessary or appropriate for the day-to-day operation of the Fund. These expenses are estimated to be from $25,000 to $40,000 per year.

OTHER EXPENSES

    The Fund will also be responsible for all other expenses incurred by the Fund. These expenses may include extraordinary expenses such as the cost of litigation in which the Fund may be engaged. By their nature, the dollar amount of extraordinary expenses cannot be estimated with any reasonable certainty, but they could be substantial.

    The actual expenses incurred by the Fund will be set forth in reports to the limited partners.

    The general partner of the Fund will be reimbursed by the Fund for Fund expenses paid by the general partner. This includes expenses, such as delivery charges, copying costs, telephone charges and postage.

CONSULTING CONTRACTS WITH AFFILIATES

    Hart Capital Management, a division of Arbor Trading & Research, and Cornell Investment Advisory, L.L.C. have entered into consulting contracts with the Fund and Beeland Management, respectively, to provide their services. The contract relating to services performed by Cornell Investment is between Cornell Investment and Beeland Management. Accordingly, fees due to Cornell Investment pursuant to this contract are not payable by the Fund. The contract relating to services performed by Hart Capital Management is between Hart Capital Management and the Fund itself, and requires the Fund to pay an annual advisory fee amounting to 50 basis points multiplied by the average month end market value of the assets of the Fund actually invested in U.S. government securities and under Hart Capital Management's management. Beeland Management pays the fee to Cornell Investment and the Fund is not liable or responsible for such compensation.

REPORTS

    Limited partners will receive a monthly statement. The statement will include, in general, a description of the performance of the Fund and will set forth the aggregate fees, brokerage commissions, and other expenses incurred or accrued by the Fund during the month. The Fund will also provide the limited partners with an audited annual statement.

                              BREAK-EVEN ANALYSIS

    In order to "break even" at the end of one year of trading, each $10,000 (the minimum investment), which you invest must earn profits, as shown in the table below. First year performance will necessarily be impacted by substantial offering expenses which will not be incurred in subsequent years.

    - $1,125.15, or 11.2515% of the purchase price for the 100 units, if the Fund had average annual net assets of $10,000,000;

    - $685.15, or 6.8515% of the purchase price for the 100 units, if the Fund had average annual net assets of $20,000,000;

    - $485.15, or 4.8515% of the purchase price for the 100 units, if the Fund had average annual net assets of $100,000,000; and

    - $467.65, or 4.6765% of the purchase price for the 100 units, if the Fund had average annual net assets of $200,000,000;

    The calculations have been given for the various levels of net assets because the amount of subscriptions received by the Fund in this offering could vary widely.

    The following table and explanatory notes set forth the basis for and calculation of the above figures. The table is based on the fees as described above.

NET ASSETS                                     $5,000,000   $20,000,000   $100,000,000   $200,000,000
----------                                     ----------   -----------   ------------   ------------
Purchase Price Per Unit(1)...................  $     100    $       100   $       100    $       100
General Partner's Management Fee(2)..........  $ 112,500    $   450,000   $ 2,250,000    $ 4,500,000
Subscription Fee(3)..........................  $ 250,000    $ 1,000,000   $ 5,000,000    $10,000,000
Organizational and Offering Expenses(4)......  $ 350,000    $   520,000   $   600,000    $   850,000
Brokerage Commissions, Exchange, NFA and
  Other Trading Fees(5)......................  $  50,075    $   200,300   $ 1,001,500    $ 2,003,000
Hart Capital Management Advisory Fee(6)......  $  25,000    $   100,000   $   500,000    $ 1,000,000
Less Interest Income(7)......................  $(225,000)   $  (900,000)  $(4,500,000)   $(9,000,000)
Amount of Trading Income Required for the
  Fund's Net Asset Value Per Unit (Redemption
  Value) at the End of One Year to Equal the
  Purchase Price Per Unit....................  $ 562,575    $ 1,370,300   $ 4,851,500    $ 9,353,000
Percentage of Purchase Price.................    11.2515%        6.8515%       4.8515%        4.6765%

------------------------

Explanatory Notes:

(1) Units may be purchased at a price of $100 per unit until the the initial closing occurs and the Fund starts trading. After that time, they may be purchased at a price per unit equal to the net asset value per unit as of the close of trading on the last trading day of a month. The minimum initial investment is 100 units, or $10,000.

(2) The general partner of the Fund receives a monthly management fee of 0.1875% (which equals 2.25% annually) of the Fund's average monthly sum of all capital accounts contributed by the limited partners, computed as of the close of business each month.

(3) Investors will be required to pay a subscription fee of up to 5% of the subscription amount. A portion of this fee may be reallowed to soliciting dealers as selling commission. Subject to certain conditions and exceptions, investors purchasing specified minimum numbers of units will be entitled to a reduction of the 5% subscription fee. This table assumes that no sales are entitled to a volume discount, and, therefore, that no reductions in the subscription fee are given.

(4) Organizational and offering expenses to be incurred by the Fund in this offering are estimated to be approximately $350,000 if the minimum number of units are sold and approximately $850,000 if the maximum number of units are sold. These expenses include legal and accounting fees, subscription agent and escrow agent fees, securities filing fees, and printing and advertising costs. Of the above amounts, approximately $185,000 is expected to consist of legal and accounting fees if the minimum number of units is sold. In the event that only the minimum number of units are sold, Beeland Management will pay certain additional legal, accounting and printing fees which will not be reimbursed by the Fund.

(5) Brokerage commissions, exchange, clearinghouses and NFA fees and other trading fees are estimated at 1.0015% of net assets of the Fund annually.

(6) The annual advisory fee to Hart Capital Management is estimated at 50 basis points ( 1/2%) of the assets of the Fund actually invested in U.S. government securities.

(7) The Fund will earn interest on U.S. government securities held in its account. Based on interest rates in effect as of the date of this prospectus, interest income has been estimated at 4.5% of net assets.

                    THE ROGERS INTERNATIONAL COMMODITY INDEX

    The Index consists of the value of a compendium, commonly known as a basket, of raw materials employed in the world economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of July 31, 2001, there were 35 different futures contracts represented in this index. The value of each component is based on monthly closing prices of the corresponding futures and forward contracts, each of which is valued as part of the fixed-weight portfolio. Near month contracts, but typically not the front months, on international commodity markets are employed to the extent possible. "Commodity Markets" below provides further description of near month contracts. The selection and weighting of the portfolio is reviewed annually, and weights are assigned in the December preceding the start of each new year. If a commodity is traded on more than one exchange, the Index will generally employ the market which is the most liquid, in terms of volume and open interest.

    The Index was developed by James Beeland Rogers, Jr., the majority owner-member of Beeland Management, to create a balanced, representative, international raw materials index. Mr. Rogers, in connection with the subscription for his majority ownership interest in Beeland Management, assigned all of his right, title and interest in and to the Index to Beeland Management. Beeland Management believes that the Index includes most of the publicly traded raw materials used in international commerce for which futures contracts or forward contracts are regularly traded in recognized markets. It is designed to address the needs of expanding world trade. The Fund's general partner is aware of one other public fund, the Goldman Sachs Commodity Index, that has a basic investment mission or policy similar to that of the Rogers International Commodity Index. In addition, there are a number of registered investment portfolios whose investments include commodity futures. Many of these competitors or potential competitors have longer operating histories, greater name recognition, larger customer bases, and greater resources than the Fund. The Fund's success will depend on its ability to market the concept of an alternative asset class that is noncorrelated with and can add diversification to a traditional portfolio of securities.

    As the owner of the Index, Beeland Management controls the components of the Index which the fund is designed to track. The weightings of the Index were selected by Beeland Management based on its perception of the relative importance of those raw materials. The Index incorporates a number of raw materials represented among North American, European, Asian and Australian commodity contracts. By limiting positions in the component commodities to the long side of the market, the prices of the component commodities and the index as a whole will typically, but not always, increase or decrease to the extent that global prices for these commodities increase or decrease.

    Beeland Management reviews the Index periodically to determine whether it may be necessary to change the components or relative weighting of the Index. Any such decision will be made in the sole discretion of Beeland Management and in accordance with objective, predetermined internal rules developed by Beeland Management governing adjustments to the Index. To date, there has been only one, almost DE MINIMIS adjustment in the history of the Index. This adjustment was made in order to substitute soybean oil for palm oil during the prior year. While there are no legal impediments to adjusting the Index, Beeland Management may not change the investment philosophy of the Fund.

    The Fund's success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the cost of inflation and the management fees, subscription fees and other fees and expenses.

    Unlike some well-known indices, such as the Standard and Poors 500 and the Dow Jones Industrial Average, information regarding the composition and performance of the Index is not available on a widespread basis. However, the Index has been tracked and reported by several futures industry reporting services, such as Managed Account Reports ("MAR").

    Following is a chart listing each of the commodities which currently comprise the Index.

                      ROGERS INTERNATIONAL COMMODITY INDEX
                         LIST OF COMPONENT COMMODITIES
                              AS OF JULY 31, 2001

COMMODITY, (%)                                   PRINCIPAL EXCHANGE
--------------                                   ------------------
Crude Oil, (35%)...............................  NYMEX (New York Mercantile Exchange)
Heating Oil, (3%)..............................  NYMEX
Unleaded Gasoline, (3%)........................  NYMEX
Natural Gas, (3%)..............................  NYMEX
Palladium, (0.30%).............................  NYMEX
Wheat, (7%)....................................  CBOT (Chicago Board of Trade)
Corn, (4%).....................................  CBOT
Soybeans, (3%).................................  CBOT
Rice, (2%).....................................  CBOT
Oats, (0.50%)..................................  CBOT
Aluminum, (4%).................................  LME (London Metals Exchange)
Zinc, (2%).....................................  LME
Nickel, (1%)...................................  LME
Tin, (1%)......................................  LME
Lead, (2%).....................................  LME
Copper, (4%)...................................  COMEX (Commodity Exchange--NY)
Gold, (3%).....................................  COMEX
Silver, (2%)...................................  COMEX
Platinum, (1.8%)...............................  COMEX
Live Cattle, (2%)..............................  CME (Chicago Mercantile Exchange)
Lean Hogs, (1%)................................  CME
Lumber, (1%)...................................  CME
Coffee, (2%)...................................  CSCE (Coffee, Sugar and Cocoa Exchange)
Sugar, (1%)....................................  CSCE
Cocoa, (1%)....................................  CSCE
Cotton, (3%)...................................  NYCE (New York Cotton Exchange)
Orange Juice, (0.66%)..........................  NYCE
Barley, (0.77%)................................  WCE (Winnipeg Commodity Exchange)
Canola, (0.67%)................................  WCE
Flaxseed, (0.15%)..............................  WCE
Soybean/Palm Oil, (2%).........................  CBOT
Azuki Beans, (1%)..............................  TGE (Tokyo Commodity Exchange)
Wool, (1%).....................................  SFE (Sydney Futures Exchange)
Rubber, (1%)...................................  TOCOM (Tokyo Commodity Exchange)
Raw Silk, (0.15%)..............................  YRSE (Yokohama Raw Silk Exchange)

                               BASIS FOR TRADING

    There are numerous trading methods, systems and strategies utilized in futures trading. The following discussion only addresses those methods, systems and strategies utilized in Beeland Management's trading program, and you will therefore not be able to compare them with trading methods, systems and strategies that are utilized by other trading advisors or trading managers. The following description of Beeland Management's trading program is not intended to be exhaustive.

    The Fund will invest its funds in a portfolio of futures and forward contracts traded on recognized exchanges. The Fund may also purchase commodity forward contracts in the off-exchange or over-the-counter markets, under certain circumstances if, in the sole discretion of Beeland Management, there is sufficient liquidity and depth in the relevant off-exchange markets. Beeland Management does not anticipate that the Fund will trade on such over-the-counter markets in the immediate future. Many of the commodity contracts listed above are traded on multiple markets. In placing orders for these commodities, the Fund intends to employ the available market which provides the most advantageous market, in terms of depth and/or liquidity, at the time that trading decisions are made.

    Beeland Management will attempt to replicate the composition of the Index by purchasing commodity futures contracts in the same types and quantities as the Index. This Index consists of the value of a basket of raw materials employed in the world economy. This Index is described in greater detail above in "Rogers International Commodity Index" above. Beeland Management utilizes a series of rules which, in turn, generally generates trading instructions designed to produce a portfolio of trades and positions in commodities which should track the Index. Beeland Management will enter trades consistent with those instructions. Beeland Management believes that the Fund's management activities will produce a return which is correlated plus or minus 5% with that of the Index. Beeland Management will select futures commission merchants to execute trades for the Fund, generally in its discretion, on the basis of various factors, including quality of executions, commission rates and any additional ancillary services provided. Affiliates of members of Beeland Management may be engaged to provide trade execution services for the Fund. Cash not needed as margin for futures or cash forward contracts will be invested in a portfolio of United States government securities.

    Since the Fund's portfolio is based on the Index, there will be no active trading by Beeland Management in the traditional sense. Unlike most other commodity pools, commodity futures will not be bought or sold to take advantage of hoped for price movement. Instead, Beeland Management will engage in only two types of trading on behalf of the Fund. Almost all of the trading by Beeland Management will be made for the purpose of rolling positions from near delivery dates to later delivery dates in order to ensure that the Fund will not take actual delivery of a physical commodity. These rolling trades, made pursuant to a predetermined formula and rules, are placed and effected as spread transactions, in which the Fund simultaneously buys and sells futures contracts corresponding to the same commodity, but for delivery in different months. In a spread trade, a loss on one side will usually be neutralized, at least in part, by a gain on the opposite position. Placing and effecting these rolling trades as spread transaction have several advantages over first selling a position in a near month and then subsequently buying a corresponding position in a far month. In the latter case, there is a risk that during the period between the sale and the purchase, there may be sudden, adverse movements in the price of the commodity. Therefore, by effecting the rolling trades as spread transactions, the Fund is able to ensure against the risks of price fluctuation. In addition, Beeland Management will review the Index at least annually to determine whether it may be necessary to change the components or relative weighting of the Index. Any such decisions will be made in the sole discretion of Beeland Management and in accordance with objective, predetermined internal rules developed by Beeland Management governing adjustments to the Index. If Beeland Management deems that an adjustment of the Index is necessary, Beeland Management may add or subtract futures or forward contracts to the Index and rebalance the portfolio accordingly. While the Index will be reviewed on a least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

    Generally, if prices of commodities rise, then the value of an investment in the Fund should appreciate. Correspondingly, if commodity prices decline, then the value of an investment in the Fund should go down. The Fund's success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the cost of inflation and the management fees, subscription fees and other fees and expenses.

                              THE GENERAL PARTNER

BACKGROUND OF THE GENERAL PARTNER

    BEELAND MANAGEMENT COMPANY, L.L.C. is the sole general partner of the Fund. It is an Illinois limited liability company whose majority owner-member is James Beeland Rogers, Jr. Mr. Rogers previously assigned to Beeland Management all of his right, title and interest in and to the Index in exchange for majority ownership of Beeland Management. Mr. Rogers also has licensed the use of his last name, likeness and signature to Beeland Management for development and marketing purposes for as long as he has an interest in Beeland Management.

    Beeland Management will manage the business of the Fund. It may retain third parties to provide services to the Fund, and other parties will be retained to provide accounting, auditing, legal and other professional services.

    Unlike most other funds which have an independent trading advisor, the Fund does not have a separate trading advisor. Instead, Beeland Management will essentially serve as the Fund's commodity trading advisor. Beeland Management is registered as a commodity pool operator and commodity trading advisor with the CFTC and is also a member of the NFA.

    The Fund's general partner may trade commodities futures and other interests for its own account. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. The trading by the Fund's general partner for its own account may create conflicts of interest for the general partner.

    Beeland Management was organized in 1998 for the purpose of serving as the general partner of the Rogers Raw Materials Fund, an Illinois limited partnership, formed to operate as a private commodity pool. Beeland Management may also serve as the commodity pool operator for other new or existing pools in the future. No offering of any units of limited partnership interest in the Rogers Raw Materials Fund is being made pursuant to this prospectus.

    The net worth of Beeland Management as of June 30, 2001 is $241,033.

    The principal offices of Beeland Management are located at 1000 Hart Road, Suite 210, Barrington, Illinois 60010. The telephone number at that location is
(847) 304-0450.

PRINCIPALS

    The following is summary biographical information concerning the members of Beeland Management who participate in its management.

    JAMES BEELAND ROGERS, JR., age 58, has been the majority owner and a member of Beeland Management since inception in 1998. Mr. Rogers, a co-founder of the Quantum Fund in the 1970s, is the author of INVESTMENT BIKER; ON THE ROAD WITH JIM ROGERS (Random House, 1994). He initially developed and compiled the Index. Although Mr. Rogers' career spans over 30 years, during the last five years he has been semi-retired and travelling extensively around the world. However, during that period, he has been a regular commentator and columnist in various media dealing with economy and finance matters and is an occasional Visiting Professor at Columbia University. Mr. Rogers is an investor who has been chronicled in John Train's THE NEW MONEY MASTERS and Jack Schwager's MARKET WIZARDS, as well as in BARONS, FORBES, FORTUNE, THE FINANCIAL TIMES and THE WALL STREET JOURNAL.

    CLYDE C. HARRISON, age 57, has been a Managing Member of Beeland Management since its inception in 1998. Mr. Harrison has agreed to provide administrative services to the Fund under a contract which contains standard noncompete provisions. Since mid-1997, Mr. Harrison has devoted most of his business time to the administration of the Index and the Rogers Raw Materials Fund. For the immediately prior two years, Mr. Harrison had been an official, first with Nutmeg Securities, Inc., where he served as a pension fund consultant and in the institutional stock execution business and later, in a similar capacity with a division of a New York-based broker-dealer. Since March 1998, Mr. Harrison has been a registered representative of Oakbrook Investment Brokers, Inc., a registered broker-dealer. Mr. Harrison has also been a Member of the Managed Futures Committee of the Chicago Mercantile Exchange. In the course of his over 25 year career, Mr. Harrison has served as a Special Consultant to the Chairman of the Chicago Board Options Exchange, Inc., particularly on the institutional investment community, and as general partner of a number of private investment and trading funds.

    BRIAN CORNELL, age 43, has been a Managing Member of Beeland Management since 1998. His duties primarily involve the rules and procedures whereby the Fund will effect trades corresponding to the Index, including but not limited to
(1) periodic adjustments to the Index and the Fund, (2) contract market selection for contracts comprising the Index, (3) procedures to correlate trading in the Fund with the composition of the Index and regular, periodic valuation of the Fund and the Index. Through a wholly owned company, Cornell Investment Advisory, L.L.C., he also has provided the Rogers Raw Materials Fund and will provide the Fund with a portfolio monitoring facility. The fees due to Cornell Investment pursuant to its contract with Beeland Management are payable by Beeland Management and not by the Fund. He has traded, managed and provided brokerage services for futures portfolios since 1982, most recently as a senior official at two well known futures commission merchants and commodity trading advisors. In addition, he has authored numerous articles on risk management and has been featured in THE NEW YORK TIMES, THE WALL STREET JOURNAL and in INSTITUTIONAL INVESTOR.

    RICHARD L. CHAMBERS AND ARBOR RESEARCH & TRADING, INC. Richard L. Chambers, age 58, has been a Managing Member of Beeland Management since 1998.
Mr. Chambers serves as Treasurer of Beeland Management. He is responsible for investment of funds not required for margin and is also responsible for administrative activity. Mr. Chambers is also the managing principal of Hart Capital Management, a registered investment adviser and a division of Arbor Research & Trading, Inc. Mr. Chambers has over 30 years experience in the fixed income securities business as both a dealer and a portfolio manager.

    Arbor Research & Trading is a broker-dealer and investment advisor based in Barrington, Illinois. Pursuant to a separate advisory agreement, Hart Capital Management will advise Beeland Management in connection with the Fund's purchases and sales of U.S. government securities. The Fund will pay Hart Capital Management an annual advisory fee of 50 basis points, computed quarterly in arrears, on the basis of the average month-end market value of the Fund's portfolio of government securities actually invested and under Hart Capital Management's management for the quarter. Hart Capital Management also advises Beeland Management in its capacity as general partner, commodity pool operator and trading advisor of Rogers Raw Material Fund in connection with that pool's purchases and sales of U.S. government securities. Arbor Research & Trading, Hart Capital Management and/or Mr. Chambers currently and in the future may invest in commodity pools that are advised by Arbor Research & Trading and/or Hart Capital Management.

    Arbor Research & Trading's objective is to achieve appreciation of its clients' assets through the purchase and sale of U.S. government securities, including but not limited to U.S. Treasury securities. The specific government securities to be traded will be selected from time to time by Arbor Research & Trading and will be limited to government securities, as defined under the Investment Company Act of 1940, as amended. Specific issue selection will be based on relative attractiveness to the U.S. Treasury yield curve and other comparable treasury or agency securities.

    Although the Fund will pay Hart Capital Management the annual advisory fee explained above, none of the foregoing individuals are paid any compensation directly by the Fund.

    WILDMAN, HARROLD, ALLEN & DIXON is a Chicago-based, full-service law firm whose practice covers most areas of business law. Wildman, Harrold, Allen & Dixon represented Beeland Management in connection with its formation and the formation of the Fund and currently provides a full range of services to the Fund.

LEGAL ACTIONS

    There have been no material administrative, civil or criminal actions pending, on appeal or concluded against Beeland Management or any of its individual principals, Arbor Research & Trading, Inc. or Hart Capital Management within the past five years that are material to an evaluation of their ability or integrity.

INVESTMENT BY THE GENERAL PARTNER AND ITS MEMBERS

    Beeland Management will make a capital contribution to the Fund immediately prior to the time the Fund commences trading in an amount in its sole discretion. However, the capital contribution will be in an amount not less than $25,000. To the extent of its contribution, Beeland Management will be treated as though it were a limited partner. Members of Beeland Management and persons associated with the members may subscribe for limited partnership interests as well. Any such subscribers will not be limited by the minimum subscription amounts required above.

    In order to form the partnership, Mr. Harrison contributed $5,000 for 50 units of partnership interest. The purchase of units by Beeland Management or its members may create conflicts of interest. See "Conflicts of Interest" above.

DUTIES OF THE GENERAL PARTNER

    The general partner of the Fund manages all business of the Fund. The Fund's general partner may delegate its responsibility for the investment of the Fund's assets to one or more qualified trading advisors. If it elects to direct trading for the Fund itself, the general partner of the Fund may still render advisory services to other clients or accounts and use the same trading strategies utilized in managing the Fund's investments.

    The general partner of the Fund may retain various third parties, including affiliates of the general partner and its members, to perform various services for the Fund. However, the Fund's general partner may not enter into any agreement or arrangement with affiliates on terms less favorable to the Fund than those customarily charged by an unrelated party for similar services.

    The maximum period covered by any contract between the Fund and the general partner may not exceed one year and the agreement will be terminable without penalty upon 60 days' written notice by the Fund.

    The Fund's general partner is accountable to the Fund as a fiduciary. Under Illinois law, the fiduciary duty owed by a general partner to a limited partner encompasses the duty of exercising good faith, honesty, and fairness in his dealings with them and the funds of the partnership. The fiduciary relationship embraces all matters reasonably relating to the partnership. The general partner's fiduciary duty exists concurrently with the obligations set forth in the partnership agreement. The limited partners may not contract away this fiduciary obligation.

                           PRINCIPAL OWNERS OF UNITS

    As of the date of this prospectus, the general partner of the Fund does not beneficially own any units and no limited partner beneficially owns any units, other than the original limited partner, Clyde C. Harrison, who purchased 50 units for a capital contribution of $5,000 in connection with the formation of the Fund.

                   ENFORCING YOUR RIGHTS AS A LIMITED PARTNER

    You should consult your legal counsel with questions concerning the responsibilities of the Fund's general partner. Reference is made to "Fiduciary Responsibility of the General Partner" for a discussion of these responsibilities. In the event that you believe the general partner of the Fund has violated its fiduciary responsibility, you may seek legal relief for yourself or on behalf of the Fund (or in a class action on behalf of all limited partners), if:

    - the general partner of the Fund has refused to bring the action, or

    - an effort to cause the general partner of the Fund to bring the action is not likely to succeed.

    There can be no assurance, however, that adequate remedies will be available.

    In addition, you may institute legal proceedings against the general partner of the Fund if it or an advisor engages in excessive trading. You should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the Fund's general partner, the limited number of cases defining excessive trading, and the provisions in the limited partnership agreement discussed under "The Limited Partnership Agreement--Indemnification."

    You may be afforded rights to reparations under the Commodity Exchange Act. In addition, the NFA has adopted arbitration rules which, in appropriate circumstances, might provide additional rights.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The Fund was formed on May 8, 2000 under the laws of the State of Illinois. To date, its only transactions have been the preparation of this offering and the receipt of capital contributions of $5,000 from the original limited partner. The Fund has not begun trading. Therefore, the financial statement of the Fund included in this prospectus is not indicative of future operating results. These results will depend in large part upon the commodity markets in general, the advisor's performance, changes in interest rates and the amount of redemptions. Because of the nature of these factors and their interaction, it is impossible to predict future operating results, financial position and cash flow.

                        PERFORMANCE HISTORY OF THE FUND

    THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. This prospectus therefore does not contain any actual performance records or performance information for the Fund.

                  OTHER POOLS OPERATED BY THE GENERAL PARTNER

    As of the date of this prospectus, Beeland Management was also serving as the pool operator of Rogers Raw Materials Fund, a private commodity pool.

    Rogers Raw Materials Fund is an Illinois limited partnership formed in August 1997. It commenced operations in July 1998 and began trading in August 1998.

    Beeland Management serves as the general partner and trading advisor for the Rogers Raw Materials Fund and utilizes the same trading methods to be utilized in the Fund's proposed trading program. As with the Fund, Rogers Raw Materials Fund's trading is designed to replicate the positions which comprise the Index from time to time. Beeland Management will attempt to replicate the composition of the Index by purchasing commodity futures contracts in the same types and quantities as the Index. This Index consists of a basket of raw materials employed within the world economy and traded in seasoned markets, as futures and forward contracts. There are no "short" positions within the Index.

    The Rogers Raw Materials Fund has a lower and different fee structure than that of the Fund. The Rogers Raw Materials Fund is structured for large, institutional investors, with minimum subscriptions typically in the range of $500,000. As a result, the performance information for the Rogers Raw Materials Fund should not be relied upon as any indication of the Fund's potential performance.

    Investors in the Rogers Raw Materials Fund are not required to pay a subscription fee, whereas investors in the Fund pay a 5% subscription fees. In addition, the funds have different management fees. Investors in the Fund will pay a management fee of 225 basis points (2.25%) per year. One basis point is 1/100 of one percent. By comparison, the management fee for Class A limited partners in the Rogers Raw Materials Fund is 65 basis points (0.65%) and the management fee for its Class B limited partners, which are subscribers for the first $10,000,000 received by that fund, is 50 basis points (0.50%). Class A and B limited partners are allocated their proportionate share of round turn commissions as well as any regulatory, clearing house or exchange fees. The amount of these commissions and fees are similar to that of the Fund. Rogers Raw Materials Fund has also authorized Class C limited partners which would pay a management fee of 150 basis points (1.50%), but would not be allocated or charged any round turn commissions for the fund's purchase or sale of futures or forward contracts. However, they would be allocated their share of regulatory, clearing house and/or exchange fees. Currently, there are no Class C limited partners, although there was one Class C limited partner from August 1998 to July 2001. Unlike the Fund, Rogers Raw Materials Fund does not separately pay an advisory fee to Hart Capital Management. See "Fees and Expenses of the Fund" on page 25 of the prospectus.

    Beeland Management performs similar administrative duties for Rogers Raw Materials Fund as it intends to perform for the Fund. As of July 31, 2001, the Rogers Raw Materials Fund had a net asset value in excess of its initial offering amount. The Rogers Raw Materials Fund has traded for approximately three years and its trading programs, which should be considered long-term, may not have had sufficient time in which to take full effect.

    Beeland Management is registered as a commodity pool operator and commodity trading advisor and has the ability and the right to manage individual customer accounts.

    The following capsule shows the annual past performance of Rogers Raw Materials Fund since its inception of trading (in August 1998) and year-to-date (through July 31, 2001) and other relevant information.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
            CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED OR
                 MANAGED BY BEELAND MANAGEMENT COMPANY, L.L.C.
               FOR THE PERIOD AUGUST 1998 (INCEPTION OF TRADING)
                             THROUGH JULY 31, 2001

    Rogers Raw Materials Fund is a single fund. However, there are three different types of units within the Fund. The units differ in their management fees and in whether brokerage commissions are paid independently or included within the management fees (I.E., a wrap fee).

NAME OF POOL: ROGERS RAW MATERIALS FUND, L.P. (FUND AS A WHOLE)

Type of Pool: Privately offered

Date of Inception of Trading: August 1998

Total Contributions: $21,500,000

Current Net Asset Value(1): $24,922,584

Largest Peak-to-Valley Drawdown in last five years(2)(3): 18.12%
(October 1998--February 1999)

Largest Monthly Drawdown in last five years(4): 10.46% (November 1998)

Largest Peak-to-Valley Drawdown this year: 8.63 (February--June 2001)

Largest Monthly Drawdown this year: 5.48% (June 2001)

Annualized Rate of Return(5): 15.37%

This Year's Rate of Return (through July 31, 2001): -5.14%

NAME OF POOL: ROGERS RAW MATERIALS FUND, L.P. (FUND "A" UNITS)

Type of Pool: Privately offered

Date of Inception of Trading: May 2000

Total Contributions: $7,144,378

Current Net Asset Value(1): $6,921,153

Largest Peak-to-Valley Drawdown in last five years(2)(3): 11.62% (December 2000--June 2001)

Largest Monthly Drawdown in last five years(4): 6.00% (July 2000)

Largest Peak-to-Valley Drawdown this year: 8.68% (February--June 2001)

Largest Monthly Drawdown this year: 5.48% (June 2001)

Annualized Rate of Return(5): 8.04%

This Year's Rate of Return (through July 31, 2001): -5.20%

NAME OF POOL: ROGERS RAW MATERIALS FUND, L.P. (FUND "B" UNITS)

Type of Pool: Privately offered

Date of Inception of Trading: August 1998

Total Contributions: $13,600,000

Current Net Asset Value(1): $16,562,953

Largest Peak-to-Valley Drawdown in last five years(2)(3): 18.09%
(October 1998--February 1999)

Largest Monthly Drawdown in last five years(4): 10.45% (November 1998)

Largest Peak-to-Valley Drawdown this year: 8.61% (February--June 2001)

Largest Monthly Drawdown this year: 5.47% (June 2001)

Annualized Rate of Return(5): 15.44%

This Year's Rate of Return (through July 31, 2001): -5.10%

NAME OF POOL: ROGERS RAW MATERIALS FUND, L.P. (FUND "C" UNITS)

Type of Pool: Privately offered

Date of Inception of Trading: August 1998

Total Contributions: $1,000,000

Current Net Asset Value(1): $1,438,479

Largest Peak-to-Valley Drawdown in last five years(2)(3): 18.22%
(October 1998--February 1999)

Largest Monthly Drawdown in last five years(4): 10.47% (November 1998)

Largest Peak-to-Valley Drawdown this year: 8.83% (February--June 2001)

Largest Monthly Drawdown this year: 5.50% (June 2001)

Annualized Rate of Return(5): 14.62%

This Year's Rate of Return (through July 31, 2001): -5.44%

Notes To Tables

(1) "Net Asset Value" is defined by applicable CFTC regulations to mean total assets minus total liabilities, determined on an accrual basis of accounting in accordance with generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

(2) "Drawdown" is defined by applicable CFTC regulations to mean losses experienced by a pool over a specified period of time.

(3) "Largest Peak-to-Valley Drawdown" is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(4) "Largest Monthly Drawdown" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(5) Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

    As of July 31, 2001, Rogers Raw Materials Fund has received total contributions of approximately $21,500,000 from investors. The following table shows the monthly and yearly performance of the Rogers Raw Materials Fund, as a whole, since its inception of trading in August 1998 through July 31, 2001.

                                     JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
2001.............................    1.97      (1.32)     (4.15)      4.38      (2.10)     (5.48)      1.83
2000.............................    6.56       4.57      (1.17)     (2.25)      7.35       5.25      (5.99)     10.44      (1.47)
1999.............................    0.75      (4.26)     16.98       5.26      (5.66)      7.44       1.94       5.14       4.56
1998.............................                                                                                (3.81)      8.05

                                     OCT        NOV        DEC        YEAR
                                   --------   --------   --------   --------
2001.............................                                     (5.14)
2000.............................   (0.59)       5.26     (5.00)      25.16
1999.............................   (3.93)       4.42      3.06       39.48
1998.............................   (4.19)     (10.46)    (1.05)     (11.77)

               FUTURES COMMISSION MERCHANTS, BROKERS AND DEALERS

    Beeland Management will select futures commission merchants to execute trades in futures contracts and brokers or dealers to execute trades in forward contracts for the Fund, generally in its discretion, on the basis of various factors, including quality of executions, commission rates and any additional ancillary services provided. Affiliates of members of Beeland Management may be engaged to provide trading execution services for the Fund.

    The Fund has not yet selected the initial futures commission merchants for the Fund. The Fund may not limit itself to any one futures commission merchant. However, the Fund may employ one futures commission merchant if, in the opinion of the Fund's general partner, it is advisable to do so. The futures commission merchants will receive brokerage commissions in return for their services.

    The futures commission merchants selected by the Fund's general partner will be limited solely to providing clearing services. They do not have any responsibility to, and will not, supervise the actions of the Fund or its general partner.

    Beeland Management estimates that the round-turn commissions payable by the Fund for trades cleared by its futures commission merchants will not exceed 65 basis points. One basis point equals 1/100 of one percent. The brokerage commissions payable by the Fund are subject to change at any time.

    Beeland Management, in conjunction with Hart Capital Management, will select the broker-dealers who will execute trades in government securities, generally in their discretion.

                               SOLICITING DEALERS

    Members of Beeland Management will assist and provide additional information and documents to prospective investors that are interested in an investment in the Fund. No separate compensation (beyond their respective interests in Beeland Management) will be paid to any such persons for any of their marketing efforts.

    There is no underwriter or syndicate group for the offering. However, Beeland Management may enter into agreements with a number of firms which are registered as broker/dealers, are members of the NASD and are properly registered or qualified in the appropriate states to introduce the Fund to certain of their customers.

    Oakbrook Investment Brokers, Inc., a broker-dealer affiliated with a managing member of Beeland Management, may act as a soliciting dealer in the Offering. This affiliation is wholly independent of the managing member's role with Beeland Management. To the extent Oakbrook acts as a soliciting dealer, it will receive no extraordinary compensation of any kind, I.E., other than the "standard" allocation and allowance of the "selling commission" to be paid to all soliciting dealers.

    Beeland Management will receive a subscription fee of up to 5% of the gross offering proceeds to cover offering, administrative and marketing expenses. A portion of the subscription fee may be reallowed to soliciting dealers as selling commissions for each unit they sell. Subject to certain conditions and exceptions (described below under "Plan of Distribution"), investors purchasing specified minimum numbers of units will be entitled to a reduction of the 5% subscription fee, and the amount of the subscription fee to be reallowed to soliciting dealers, will be according to the following schedule:

            AMOUNT OF
     PURCHASER'S INVESTMENT                            AMOUNT OF         AMOUNT
---------------------------------       MAXIMUM         VOLUME        REALLOWED TO
        FROM               TO       SUBSCRIPTION FEE   DISCOUNT    SOLICITING DEALER*
---------------------   ---------   ----------------   ---------   ------------------
      $      0          $ 24,999            5%             --              4 1/2%
        25,000           249,999          3.5%            1.5%                 3%
       250,000          and over          2.5%            2.5%                 2%

------------------------

* Beeland Management may reallow greater amounts to soliciting dealers, in its discretion, pursuant to contract.

                               SUBSCRIPTION AGENT

INTRODUCTION

    Derivatives Portfolio Management, LLC, Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey, will serve as the Fund's subscription agent, as well as the Fund's redemption agent. While Derivatives Portfolio Management will serve in both capacities, we will refer to Derivatives Portfolio Management in this prospectus as the subscription agent.

    As subscription agent, Derivatives Portfolio Management's responsibilities will include:

    - processing new subscriptions,

    - adding new subscribers to the list of limited partners,

    - assigning the appropriate units per subscription,

    - receiving and disbursing funds to and from investors,

    - computing the Fund's net asset value per unit, and

    - processing redemptions.

    The subscription agent is not a trustee and has no management or oversight responsibilities and no fiduciary duties to the limited partners.

SUBSCRIPTIONS

    Funds from subscriptions accepted prior to the initial closing will be delivered to the subscription agent. The subscription agent will deposit the funds from subscriptions in an interest bearing escrow account at Mellon Bank until the initial closing is completed. Alternatively, subscribers may transfer subscription proceeds by bank wire transfer to Mellon Bank if they initially fax copies of the subscription documents to the subscription agent, following by manually-signed copies by mail. Upon the initial closing, the subscription proceeds will be released to the Fund for acquisition of a portfolio of futures positions. If a minimum of 50,000 units are not sold by December 15, 2001, this offering will terminate. In such event, the Fund (or its subscription agent) will return all amounts paid by subscribers, with interest and without deduction, within 10 business days of the date the offering is terminated.

REDEMPTIONS

    Derivatives Portfolio Management will process all requests for redemptions. For further information on redemptions, see "Transferability and Redemption of Units--Redemption of Units" below.

FEES

    As compensation for its services, the subscription agent receives a monthly fee equal to 22.5 basis points of the value of the Fund's net assets as of the first day of each month, divided by twelve. For example, if net assets equal $25,000,000, the monthly fee would equal $4,687.50 ($25,000,000 multiplied by 0.00225, then divided by 12). The minimum subscription agent fee per month is $4,000. In addition to the above fee, the Fund pays the subscription agent $20 per partner per year for expenses associated with mailing and handling ($17.00 per partner for partners that are processed through the Fund's escrow agent during the initial escrow period).

                                USE OF PROCEEDS

    The funds received from subscribers will be deposited and held in a separate, interest-bearing escrow account at Mellon Bank until the initial closing. The Fund therefore cannot start trading until the initial closing has been completed. Up to 5% of the gross offering proceeds will be utilized to pay a subscription fee to the Fund's general partner, a portion of which may be reallowed to soliciting dealers as selling commissions. Any contributions which are accepted by the Fund after funds have been released from escrow will be immediately available for use in its business. The net proceeds of the offering, after deducting the subscription fee, will be used to acquire a portfolio of futures positions consistent with the Fund's trading policies as well as government securities with the excess.

    Generally, once released from escrow, not more than 25% of the Fund's funds will be maintained in the Fund's trading account with its futures commission merchant. Those funds will be available to acquire a portfolio of futures positions consistent with the Fund's trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Fund will be maintained in cash and segregated as customer funds, except assets, if any, committed as margin on some non-U.S. futures and options transactions.

    The Fund's trading account funds which are not committed as margin may be invested in U.S. government securities. The Fund will always maintain sufficient cash in U.S. government securities to close out open positions.

    All interest and other earnings earned on the Fund's funds will be paid to the Fund and not to the broker or other custodian having custody of the funds.

    The Fund will not have significant assets or properties other than the Fund's trading account with its futures commission merchants and the other types of accounts described in this section. The Fund's account with its futures commission merchants and some of the other accounts in which the Fund's funds will be deposited and held are not federally insured or guaranteed.

    The Fund will make no loans nor will it borrow money. The assets of the Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or swap dealer as margin shall not constitute borrowing or commingling.

                    TRANSFERABILITY AND REDEMPTION OF UNITS

    The following is a summary of the conditions that must be met in order to transfer units and to redeem units. You should read the limited partnership agreement for complete details of the conditions. See, in particular,
Article XIV and Section 8.5 of the limited partnership agreement, a copy of which is included as Appendix A.

TRANSFERS OF UNITS

    Units cannot be assigned or transferred and the assignee cannot become a substituted limited partner of the Fund until the assignor of the units and the assignee have delivered an assignment agreement to the Fund's general partner, and the Fund's general partner gives its written consent to the assignment. Consent may be given or withheld in the sole and absolute discretion of the Fund's general partner. The assignee must also provide the Fund's general partner with written acceptance of the limited partnership agreement and an opinion of counsel that the transfer will not violate any securities, tax or other laws or rules and will not affect the tax status or treatment of the Fund. The assignee of the units is required to pay all expenses incurred in connection with the assignment. Any assignment of a unit not made in compliance with the limited partnership agreement is invalid.

REDEMPTION OF UNITS

    Units can generally be redeemed on the last trading day of any month after an initial holding period of three months. With respect to units purchased during the initial offering period, the three-month holding period will begin on the initial closing date. With respect to units purchased during the continuous offering, the three-month holding period will begin on effective date of the purchase. In order to redeem its units, however, a limited partner must give prior written notice. The Fund's general partner may require that the redemption notice be received by the subscription agent 60 days in advance of the desired redemption date.

    The redemption price per unit will be the net asset value per unit as of the close of business on the withdrawal date. The Fund imposes no redemption fees or charges. However, the Fund's general partner holds back a nominal amount at the time of certain redemptions (I.E., most redemptions which are not made at the close of a fiscal year) in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the Fund's general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the Fund and chargeable against net assets as of that date. After the close of the fiscal year in which the withdrawal was effected, the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal. Net asset value per unit means the net assets of the Fund at that time divided by the aggregate number of outstanding units at that time. Net assets means total assets minus total liabilities, determined in accordance with generally accepted accounting principles.

    The redemption price will not be fixed until the effective date of the redemption. In other words, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for redemption and the effective date of the redemption. That delay may be a period of up to 60 days. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of futures trading.

    Beeland Management does not intend to assess any fees or charges for liquidations. However, it may change this policy in the future.

    Derivatives Portfolio Management, the subscription agent of the Fund, will also process all requests for redemptions. Derivatives Portfolio Management is not a trustee and has no management or oversight responsibilities and no fiduciary obligations to the limited partners.

    The limited partnership agreement authorizes the general partner of the Fund to refuse to redeem units if the number of requested redemptions may be detrimental to the tax status or treatment of the Fund. As further described in "Federal Income Tax Aspects--Application of the Publicly Traded

Partnership Rules to the Fund" on page 59 of the Prospectus, the Fund relies on a safe harbor to avoid the adverse tax consequences of being treated as a publicly traded partnership for passive loss. Under this safe harbor, partnerships will not be publicly traded for a taxable year if

    - any redemption or repurchase agreements require written notification at least 60 days before the redemption of the partner's intent to redeem;

    - the repurchase price is not established until at least 60 days after the receipt of such notification by the partnership, or alternatively, the repurchase price is established not more than four times during the partnership's tax year; and

    - the sum of the percentage interests in the partnership that are sold or otherwise disposed of (including redemptions) during the tax year will not exceed 10% of the total interests in the partnership capital or profits.

    The limited partnership agreement also authorizes the Fund's general partner to temporarily suspend all redemptions and to delay payment for redemptions if during the ten day period preceding the effective date of withdrawal, futures and forward contracts representing 10% or more of the Fund's portfolio of futures positions cannot be traded as a result of trading limits in applicable exchanges.

    All units will remain at risk in the business of the Fund in any of these circumstances. A limited partner therefore may not always be able to redeem his or her units.

    Requests for redemption should be transmitted to Beeland Management at the principal offices of the Fund set forth on page 1 of this prospectus.

    The limited partnership agreement limits the total equity owned by benefit plan investors by permitting the partnership to automatically redeem units held by benefit plan investors. Any subscriber which is an entity subject to ERISA must agree that, if at the closing of any month, the total number of units held by all ERISA limited partners exceed 24.9% of the aggregate total of units held by all limited partners, then all ERISA limited partners will be deemed to have withdrawn, on a pro rata basis, that number of units sufficient to reduce the number of units held by the ERISA limited partners to not more than 24.9% of the total units held by all limited partners.

                               COMMODITY MARKETS

    This section is intended to give you an overview of the commodities markets and futures trading in general. It is not a complete discussion of the futures markets or futures trading.

COMMODITY FUTURES

    Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2000 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2000 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing costs, represents the profit or loss to the trader.

    The month and year which are part of each commodity contract represent a delivery month. For example, a contract for December 2000 wheat would be for a deliverable grade of wheat to certain delivery terminals by a specific date in December 2000. Each futures contract trades in several delivery months. The term "near-month" refers to the delivery month that will occur the soonest and "far month" refers to the delivery month that is farthest out in the future. Generally, the farthest delivery month is one year in the future. As an example, in January 2000, the latest delivery month would be January 2001.

    Futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery
(buy) is referred to as a "long" contract; conversely a contract to make delivery (sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

    Futures exchanges have expanded throughout the world in response to the globalization of the world's economy. This gives investors the opportunity to participate in global markets and economic trends.

FORWARD CONTRACTS

    Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The forward markets are substantially unregulated. However, certain exchange-traded contracts, such as those on the London Metals Exchange are actually forward contracts. Unlike futures contracts, over-the-counter forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

    Commodity futures and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

USES OF COMMODITY MARKETS

    Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators." Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

    The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends.

REGULATION

    Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

    Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the "CEA") by the CFTC. The CFTC is the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Futures trading in all commodities traded on domestic exchanges is regulated pursuant to the CEA. The CFTC adopted rules in 1981 regulating trading of commodity options that had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

    The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors". Beeland Management is registered as a commodity pool operator and a commodity trading advisor. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

    Futures commission merchants are also subject to regulation by and registration with the CFTC. With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

    Many exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations that limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits". The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses.

    The CFTC and U.S. exchanges have established limits, referred to as "position limits", on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Fund, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the limited partners. Depending upon the total amount of assets being managed in both the Fund's account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Fund or may require the liquidation of positions.

    In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. Beeland Management is a member of the NFA.

    The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of Beeland Management does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.

MARGINS

    Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves.

    When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Fund's trading, the Fund, and not the limited partners personally, will be subject to the margin calls.

                              PLAN OF DISTRIBUTION

THE OFFERING

    Beeland Management, acting though certain of its officers and members, will solicit subscribers. In addition, units will also be offered by soliciting dealers on a best efforts basis. Each of these soliciting dealers will be registered as a broker-dealer with the SEC and a member of the NASD.

    The units are being offered on a best efforts basis. The soliciting dealers are not required to, but may, purchase units. As a result, Beeland Management cannot guarantee that any specified number of securities will be sold or that any specified amount of money will be raised from the offering.

    Beeland Management will receive a subscription fee of up to 5% of the gross offering proceeds. A portion of the subscription fee may be reallowed by Beeland Management to soliciting dealers as selling commissions for each unit they sell. Subject to certain conditions and exceptions, investors purchasing specified minimum numbers of units will be entitled to a reduction of the 5% subscription fee. See "Soliciting Dealers" above for the amount of the subscription fee that may be reallowed to soliciting dealers.

    Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $25,000 worth of units (250 units) through the same soliciting dealer will be entitled to a reduction of the 5% subscription fee in accordance with the following schedule:

            AMOUNT OF
     PURCHASER'S INVESTMENT
---------------------------------                              AMOUNT OF VOLUME
        FROM               TO       MAXIMUM SUBSCRIPTION FEE       DISCOUNT
---------------------   ---------   ------------------------   ----------------
      $ 25,000          $249,999               3.5%                   1.5%
       250,000          and over               2.5%                   2.5%

    The Fund will accept subscriptions throughout the initial and continuous offering period, which can be terminated by Beeland Management at any time. The initial offering period begins on the date of this prospectus and ends on the earlier of when 50,000 units are subscribed for or December 15, 2001.

    Units will be sold for $100 each during the initial offering period. The offering price was arbitrarily set by the Beeland Management. It was not based on past or expected earnings and does not represent that the units have or will have a market value of or can be resold or liquidated at that price.

    An initial closing on the subscription proceeds will be held at a time determined by Beeland Management. This initial closing will occur at the earliest practicable date after subscriptions for a minimum of 50,000 units have been received. If 50,000 units are not sold by December 15, 2001, this offering will terminate and all amounts paid by subscribers will be returned to them with a pro rata share of interest earned on the subscriptions during the escrow period. In any event, the offering will terminate no later than December 31, 2002. After the initial closing and the acquisition by the Fund of a portfolio of futures positions, the purchase price for units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase.

    Funds from subscriptions accepted prior to the initial closing will be delivered to Derivatives Portfolio Management, the subscription agent for this offering. Under the terms of the escrow agreement, Derivatives Portfolio Management will deposit the funds from subscriptions in an interest-bearing escrow account at Mellon Bank, the escrow agent for this offering. Alternatively, subscribers may transfer the appropriate subscription proceeds by bank wire transfer to Mellon Bank, if they send copies of the subscription documents by fax to the subscription agent, followed by manually signed copies by mail.

    The escrow agent will not release the funds from the escrow account until a minimum of $5,000,000 is deposited into the account and Beeland Management gives notice to the escrow agent authorizing it to release the funds from escrow. Subscription payments deposited in the escrow account may not be withdrawn by any subscriber under any circumstance. Following the initial closing, the account will be placed in the name of Derivatives Portfolio Management, as subscription agent for the Fund. Subscription proceeds received for units sold after that time will be immediately available for use by the Fund.

    Upon the initial closing, the subscription proceeds will be released to the Fund for acquisition of a portfolio of futures positions, as well as government securities with the excess. Any sales of units which are made after the initial closing and after the Fund has acquired a portfolio of futures positions will be effective on the first business day of a month, and the purchase price for the units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase. With respect to subscription proceeds that are received by Beeland Management after the initial closing, the subscription agent will use its best efforts to allocate to subscribers the maximum possible number of round units and will rebate the remaining proceeds, assuming that the subscription proceeds are sufficient to purchase a minimum of 100 units. In the event, however, that the subscription proceeds are insufficient to purchase a minimum of 100 units, based on the then current net asset value per unit, the subscription agent may, in its sole discretion, allow the subscriber to pay the additional required amount within a specified number of days of the effective date of the purchase. Persons who are subscribing for a minimum of 100 units after the initial closing should consider sending an extra amount of funds over the anticipated purchase price to ensure the purchase of a minimum of 100 units. Any amounts paid in excess of the actual purchase price will be promptly refunded to the subscriber.

    If a minimum of 50,000 units are not sold by December 15, 2001, this offering will terminate. In such event, all amounts paid by a subscriber will be returned to the subscriber within 10 business days of the date the offering is terminated, with interest. The total amount of interest will equal all interest earned on subscription proceeds while such proceeds were in the escrow account. Each Subscriber will be paid a pro rata share of interest.

    The sale of the 50,000 units should not be relied upon as any indication of the merits of this offering because the required sale of those units is not intended to protect investors or to demonstrate that the Fund is a good or safe investment.

    The escrowed funds will be released for use by the Fund immediately following the completion of the initial closing. If the Fund breaks escrow, this offering will continue until the earlier of such time as all of the units offered hereby have been sold, or this offering is terminated by the Fund's general partner, in its sole discretion. All subscriptions accepted by Beeland Management after the breaking of escrow will be immediately available for use in the Fund's business, after deducting the subscription fee payable to Beeland Management.

    During the continuous offering, you must submit your subscription at least five (5) days prior to the end of a month. You will become a limited partner on the first day of the month after your subscription is processed and accepted and payments are received and cleared. During the continuous offering, you will receive units based on the net asset value on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering.

    The minimum subscription is 100 units, or $10,000, for first time investors. Subsequent investments by existing limited partners may be in any amount as Beeland Management may accept. Investments above the minimum and all subsequent investments must made in full units. The purchase price for units will be $100 per unit until the initial closing and the net asset value per unit after the initial closing and the acquisition by the Fund of a portfolio of futures positions.

    The total purchase price for the units must be paid at the time of executing the subscription agreement. The purchase price must be paid in cash or its equivalent.

    All subscriptions are irrevocable, except only as may be provided by the securities laws of your state. Beeland Management has the right, however, to totally or partially reject any subscription for units. Beeland Management may require you to provide additional information and documentation.

    All units will be issued subject to the collection of good funds, and any units issued to a subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) will be canceled.

HOW TO INVEST

    In order to purchase units, you must complete and sign a copy of the form of subscription agreement that is included with this prospectus as Appendix B and a copy of the counterpart signature page of the limited partnership agreement and deliver and/or mail them and the full purchase price for the units subscribed for to the subscription agent. Subscription proceeds accepted prior to the initial closing will be deposited by the subscription agent in an escrow account maintained at Mellon Bank. Following the initial closing, the account will be placed in the name of Derivatives Portfolio Management, as subscription agent for the Fund. Subscription proceeds received for units sold after that time will be immediately available for use by the Fund.

    Alternatively, subscribers may fax the completed subscription agreement and counterpart signature page to the subscription agent, while the appropriate subscription proceeds are transferred by bank wire transfer to Mellon Bank. Manually signed copies of the subscription agreement and counterpart signature page should then be mailed to the subscription agent.

    The subscription agreement contains various representations, warranties, agreements and acknowledgments, and you should therefore carefully read the subscription agreement. By executing and returning the Subscription Agreement, you represent and warrant, among other things, that you:

    - have received a copy of the prospectus as supplemented at least 5 business days prior to the signing of the subscription agreement;

    - either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the fund) you have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and described in "Who May Invest" below;

    - are purchasing units for your own account;

    - acknowledge that the investment is not liquid except for limited redemption rights;

    - if acting on behalf of an employee benefit plan subject to ERISA, have considered the investment in light of the related risks and has determined that the investment is consistent with the plan fiduciary's responsibilities under ERISA; and

    - are aware that various types of institutions, including pension plans and trusts, are governed by laws and regulations relating to the various types of investments such institutions are allowed to make.

    Each of the representations and warranties are primarily intended to assure and confirm that you understand the Fund's structure and operation prior to making your investment. In addition, they enable the Fund, its general partner and the soliciting dealer to comply with certain requirements under the CEA and various state securities laws. The Fund and the general partner will assert the representations and warranties, if necessary to demonstrate compliance with the CEA and such state securities laws.

    The general partner and soliciting dealers selling units on behalf of the Fund are responsible for making every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each limited partner, based on the information provided by the subscriber regarding his or her financial situation and investment objectives. For a period of at least six years, the general partner or the soliciting dealers will maintain records of the information used to determine that an investment in units is suitable and appropriate for each limited partner.

    BY EXECUTING THE SUBSCRIPTION AGREEMENT, YOU DO NOT WAIVE ANY RIGHTS YOU HAVE UNDER THE SECURITIES ACT OF 1933.

WHO MAY INVEST

    You must represent and warrant in the Subscription Agreement that you meet the minimum financial standards for investing.

    The following table describes those minimum suitability requirements:

STATE                                  INCOME REQUIREMENTS            NET WORTH REQUIREMENTS
-----                            -------------------------------  -------------------------------
All States                       Minimum annual gross income of        Minimum of $150,000*
                                  $45,000 if net worth is less                  or
                                   than $150,000 and at least           Minimum of $45,000*
                                             $45,000                (with minimum annual gross
                                                                        income of $45,000)

The following ADDITIONAL
  requirements are applicable
  if you are a resident of the
  following states:

Arizona, California, Indiana,    Minimum annual gross income of        Minimum of $225,000*
  Massachusetts, Michigan,        $60,000 if net worth is less                  or
  Oregon, South Carolina and              than $225,000                 Minimum of $60,000*
  Washington                                                        (with minimum annual gross
                                                                        income of $60,000)

Iowa, North Carolina and Texas    Minimum annual taxable income        Minimum of $225,000*
                                 of $60,000 if net worth is less                or
                                          than $225,000                 Minimum of $60,000*
                                                                   (with minimum taxable income
                                                                            of $60,000)
Ohio ,Pennsylvania and                        None                 Investment may not exceed 10%
  Washington                                                       of the investor's liquid net
                                                                               worth

------------------------
*   Excluding home, home furnishings and automobiles.

    These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

    None of the states have a minimum purchase requirement except for Iowa which has a minimum purchase requirement of $3,000 for IRA and Roth IRA. However, the Fund requires a minimum purchase of 100 units, or $10,000 for first time investors.

ESCROW ARRANGEMENTS

    The Fund's escrow account is maintained at Mellon Bank. Subscriptions will be held in escrow until a minimum of $5,000,000 is deposited into the account and Beeland Management gives notice to Mellon Bank authorizing it to release the funds from escrow.

    Subscription payments deposited in the escrow account may not be withdrawn by any subscriber under any circumstance.

    Beeland Management may at any time select a different escrow agent, who will not be affiliated with the Beeland Management. Any escrow agent for the Fund will invest subscriptions in legally permissible interest bearing investments, including direct United States government obligations, certificates of deposit or bank money market accounts as directed by Beeland Management. Since such investments carry different minimum dollar amounts and varying interest rates, however, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

CONFIRMATION OR REJECTION OF SUBSCRIPTIONS

    For subscriptions received prior to the initial closing, Beeland Management or Derivatives Portfolio Management will send each subscriber a confirmation of his or her purchase within 10 days after the initial closing is held. Subscribers whose subscriptions are received after the initial closing will be sent a confirmation of his or her purchase within 10 days after the first day of the month after his or her subscription is processed and accepted and payments are received and cleared. Beeland Management may reject any subscription for any reason.

                              ERISA CONSIDERATIONS

GENERAL

    This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), which a "fiduciary" of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code should consider before deciding to invest the plan's assets in the Fund. "Employee benefit plans" and "plans" are referred to below as "Plans." A "fiduciary" is a person or entity that exercises discretionary authority over the management or disposition of a Plan's assets or who renders investment advice for a fee and are referred to below as "Plan Fiduciaries". Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, "simplified employee pension plans," Keogh plans for self-employed persons and Individual Retirement Accounts or Annuities ("IRA") as defined in Section 408 of the Code.

SPECIAL INVESTMENT CONSIDERATION

    Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that:
(1) the investment is prudent for the Plan; (2) the investments of the Plan are diversified; (3) an investment in the Fund complies with the terms of the Plan;
(4) the market for the sale or disposal of the units will be sufficiently liquid; and (5) the definition of "plan assets" under the United States Department of Labor ("DOL") regulations (see discussion below) does not cause the Plan to be considered to be holding all of the Fund's assets.

THE FUND SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

    Regulations adopted by the DOL provide rules for determining when the investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the limited partnership being considered assets of the Plan (I.E., "plan assets") for purposes of ERISA and Section 4875 of the Code. If the underlying assets of the Fund are characterized as "plan assets," ERISA's fiduciary standards may be imposed upon the Fund and its general partner. The cost and feasibility for the Fund or its general partner to comply with such standards and whether application of such standards will adversely affect the performance of the Fund or its general partner cannot be predicted. Additionally, if a "plan asset" is subject to the control and management of a person other than the Plan trustee, there may be an improper delegation of the Plan trustee's responsibility.

    Also, in the course of dealing with "plan assets", the Fund and/or its general partner may commit, intentionally or unintentionally, a "prohibited transaction" which may subject them to equitable sanctions under ERISA and to an excise tax under the Code of from 5% to 100% of the value of the transaction. If such excise taxes or sanctions are imposed on the Fund and/or its general partner, significant changes in the method of operating the Fund may become necessary. Such changes could result in increased costs being incurred by the Fund and have an adverse effect on its performance.

    Finally, ERISA also requires that "plan assets" be valued to reflect market value as of the close of each Plan year. It may not be possible to adequately value the units from year to year, since there may not be an adequate market for them.

    However, the DOL's regulations provide that when a Plan makes an equity investment in another entity, such as the units of the Fund, the underlying assets of the Fund will not be considered Plan assets unless, among other things, the investments of all Plan investors in the units is "significant."

    Such investments become "significant" under the DOL regulations, if, immediately after the most recent investment by a Plan investor, 25% or more of the value of the equity interest in the entity is held by Plan investors as a group. Thus, if more than 24.9% of the value of the units in the Fund are owned by Plan investors as a group, all of the assets of the Fund are treated as the assets of the Plans investing in the Fund.

ERISA INVESTORS COULD BE FORCED TO REDEEM AGAINST THEIR WILL

    THE FUND'S AGREEMENT OF LIMITED PARTNERSHIP LIMITS THE TOTAL EQUITY OWNED BY PLAN INVESTORS BY PERMITTING THE PARTNERSHIP TO AUTOMATICALLY REDEEM LIMITED PARTNERSHIP INTERESTS HELD BY "BENEFIT PLAN INVESTORS". ANY SUBSCRIBER WHICH IS AN ENTITY SUBJECT TO ERISA MUST AGREE THAT IF, AT THE CLOSE OF ANY MONTH DURING THE TERM OF THE PARTNERSHIP, THE AGGREGATE TOTAL OF UNITS HELD BY ALL ERISA LIMITED PARTNERS WOULD EXCEED 24.9 PERCENT OF THE AGGREGATE TOTAL OF UNITS HELD BY ALL LIMITED PARTNERS, THEN ALL ERISA LIMITED PARTNERS SHALL BE DEEMED TO HAVE WITHDRAWN, ON A PRO RATA BASIS AMONG ALL THE ERISA LIMITED PARTNERS, AN AMOUNT SUFFICIENT TO REDUCE THE NUMBER OF UNITS HELD BY ALL ERISA LIMITED PARTNERS TO NOT MORE THAN 24.9 PERCENT OF THE AGGREGATE TOTAL OF UNITS HELD BY ALL LIMITED PARTNERS. ACCORDINGLY, ASSUMING NORMAL OPERATION OF THIS PROVISION OF THE LIMITED PARTNERSHIP AGREEMENT, THE UNDERLYING ASSETS OF THE FUND SHOULD NOT BE CONSIDERED TO BE "PLAN ASSETS" OF ANY PLAN AND NEITHER THE PARTNERSHIP NOR ITS GENERAL PARTNER SHOULD BE CONSIDERED A "FIDUCIARY" (UNDER ERISA) TO ANY PLAN.

INELIGIBLE PURCHASERS

    In general, units may not be purchased with the assets of a Plan if the Fund's general partner or any of its affiliates or employees either:

    - exercise any discretionary authority or discretionary control respecting management of the Plan;

    - exercise any authority or control respecting management or disposition of the assets of the Plan;

    - render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

    - have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

    - have any discretionary authority or discretionary responsibility in the administration of the Plan.

    VIOLATIONS OF THE RULES UNDER ERISA AND/OR SECTION 4975 OF THE CODE BY FIDUCIARIES CAN RESULT IN VARIOUS TYPES OF LIABILITIES, INCLUDING CIVIL PENALTIES AND EXCISE TAXES. BECAUSE OF THE COMPLEXITY OF THESE RULES, PLAN FIDUCIARIES ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR LEGAL ADVISORS PRIOR TO CAUSING A PLAN TO INVEST IN THE FUND.

    YOU SHOULD BE AWARE THAT THERE ARE VARIOUS TYPES OF INSTITUTIONS, INCLUDING PENSION PLANS AND TRUSTS, WHICH ARE GOVERNED BY DISCRETE AND/OR UNIQUE LAWS AND/OR REGULATIONS RELATING TO THE VARIOUS TYPES OF INVESTMENTS WHICH SUCH INSTITUTIONS ARE AUTHORIZED TO MAKE. THE GENERAL PARTNER OF THE FUND, ON BEHALF OF THE FUND, IS NOT IN THE POSITION TO REVIEW THOSE LIMITATIONS AND/OR RESTRICTIONS THAT MAY APPLY TO EACH SPECIFIC SUBSCRIBER'S INVESTMENT IN THE PARTNERSHIP. ACCORDINGLY, BY SIGNING THE SUBSCRIPTION AGREEMENT, YOU WILL BE REPRESENTING AND WARRANTING THAT YOU ARE FAMILIAR WITH THE STATUTORY AND REGULATORY BASIS ON WHICH YOU OPERATE, INCLUDING ANY INVESTMENT GUIDELINES AND LIMITATIONS PLACED ON SUBSCRIPTIONS TO ENTITIES SIMILAR IN FORM AND PURPOSE TO THE FUND, AND THAT, IF SUCH SUBSCRIPTION IS ACCEPTED, IT WILL BE IN COMPLIANCE WITH ALL APPLICABLE GOVERNMENTAL, INDUSTRY, AND/OR SIMILAR LAWS AND REGULATIONS WHICH RELATE TO YOUR INVESTMENT IN THE FUND; AND WILL NOT BE IN VIOLATION OF ANY SUCH LAWS OR REGULATIONS.

                           FEDERAL INCOME TAX ASPECTS

    The general partner of the Fund has been advised by its counsel, Wildman, Harrold, Allen & Dixon that, in its opinion, the Fund will be classified as a partnership for federal income tax purposes. In addition, the general partner of the Fund has been advised by its counsel that, in its opinion, the following summary fairly and accurately describes the material federal income tax consequences to United States taxpayers that are individuals that invest in the Fund. This summary discusses the following topics:

    - Taxation of limited partners on profits and losses,

    - Allocation of partnership items,

    - Limitations on the use of capital losses, passive activity losses, losses of "at-risk" limited partners and syndication expenses,

    - Limitations relating to itemized deductions of individuals, interest and Code Section 183,

    - Cash distributions and unit redemptions, and

    - Taxation on a sale or other disposition of units, on capital gains and losses, on commodity transactions, and on interest income.

    In each instance where Beeland Management expresses a belief or an expectation in the following summary of "Federal Income Tax Aspects" concerning the tax consequences of an aspect of an investment in the Fund, that belief or expectation is based upon the advice and opinion of its counsel, Wildman, Harrold, Allen & Dixon.

    The opinion of Wildman Harrold has been filed as an exhibit to the registration statement of which this prospectus is a part and is based and conditioned on various assumptions and representations as to certain factual matters made by the Fund's general partner. Wildman Harrold has not independently verified the general partner's representations. The opinion of Wildman Harrold is based on the Code and the regulations thereunder currently in effect and on administrative and judicial interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. A complete discussion of all federal, state and local tax aspects of an investment in the Fund is beyond the scope of the following summary, and prospective investors should consult their own tax advisers particularly as respects the effect of their own individual tax characteristics. Legislation is from time to time pending in Congress. No attempt has been made to describe pending legislation in this document and its final form cannot be predicted at this time. An opinion of counsel represents counsel's legal judgment, is not binding on the IRS or a court, and does not constitute a guarantee. The Fund has not asked for a ruling from the IRS with respect to any matter, and there can be no assurance that the IRS or a court would not take a position contrary to that set forth herein.

THE FUND'S PARTNERSHIP TAX STATUS

    Current regulations permit the Fund to elect to be treated as a partnership for federal income tax purposes. Even if the Fund does not affirmatively elect to be treated as a partnership, current regulations provide that the Fund will be classified as a partnership for federal income tax purposes so long as it has two or more partners.

    Pursuant to Code Section 7704, "publicly traded partnerships" are taxed as corporations. If the Fund were treated as a corporation for federal income tax purposes, the income of the Fund would be taxed to the Fund at corporate rates, no losses of the Fund could be used by partners to offset their own income and all or a portion of any distribution by the Fund to the partners would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the Fund. Based on the expected income of the Fund and other restrictions, including the restrictions on transfers of units and the provisions requiring advance written notice of withdrawals, the Fund will not be treated or taxed as a "publicly traded partnership." See "Federal Income Tax Aspects--Application of the Publicly Traded Partnership Rules to the Fund" below.

    The discussion which follows assumes that the Fund will be treated as a partnership for federal income tax purposes.

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND

    The Fund will not pay federal income tax. Rather, each partner must report and pay his distributive share of the Fund's income, gains, loss, deductions, credits and other items (collectively, "Partnership Items") for the Fund's taxable year ending with or within the partner's taxable year. A partner must report and pay taxes on his distributive share of Partnership Items for a particular taxable year whether or not any cash is actually distributed to him in that year.

ALLOCATIONS OF PARTNERSHIP ITEMS

    A limited partner's distributive share of Partnership Items will be determined under the limited partnership agreement so long as the allocations in the limited partnership agreement have substantial economic effect. Were the allocation provisions in the limited partnership agreement found to lack substantial economic effect, each partner's distributive share of Partnership Items would be determined by the IRS on the basis of the partner's interest in the Fund, based on all the facts and circumstances.

    The IRS has issued final regulations which contain extensive rules interpreting the substantial economic effect standard. In general, in order for allocations to have substantial economic effect, the allocations must be charged or credited to the partners' capital accounts (which are different than the capital accounts provided for in the limited partnership agreement) and the capital accounts must control distribution of assets upon liquidation. Beeland Management believes that the allocations in the limited partnership agreement will be respected for federal income tax purposes either under the "substantial economic effect" or will satisfy a substitute "alternative test" or "economic effect equivalence test." The limited partnership agreement does not meet a third requirement for substantial economic effect, which is that a partner must make a contribution to the Fund equal to any deficit in his capital account. Accordingly, under the regulations and the limited partnership agreement, losses will not be allocable to a partner in excess of the partner's capital contributions plus properly allocated profits less any prior distributions. Unexpected violations of this rule are cured under the limited partnership agreement by allocating items of income and gain to partners with a deficit capital account balance.

    Items of ordinary income, as well as any items of expense and deduction, will be allocated pro rata among the partners based on their respective capital accounts as of the end of each accounting period in which the items of ordinary income and expense and deduction accrue, after taking into account the allocation of management fees attributable to such partner.

    Capital gain or loss from the Fund's trading activities will be allocated as follows. There shall be established a tax basis account with respect to each outstanding partnership interest. The initial balance of each tax basis account shall be the amount paid to the Fund for each partner's partnership interest. As of the end of each fiscal year, each tax basis account shall be increased to reflect the income allocated to a partner during the accounting period for financial accounting purposes, and shall be reduced to reflect items of expense and deduction allocated during the year for financial accounting purposes and the amount of any distributions made during the accounting period. When a partnership interest is redeemed, the tax basis account attributable to such partnership interest or redeemed portion of such partnership interest shall be eliminated.

    Capital gain will be allocated first to each partner who has redeemed a partnership interest during an accounting period up to any excess of the amount received upon redemption of the partnership interest over the tax basis account maintained for the redeemed partnership interest. Any remaining capital gain shall be allocated among the partners whose capital accounts are in excess of their tax basis accounts (after the adjustments described in the preceding paragraph are made for such accounting period) in the ratio that each such partner's excess bears to all such partners' excesses. If the gain to be so allocated is greater than the excess of all such partners' capital accounts over all such tax basis accounts, the excess shall be allocated among all partners in the ratio that each partner's capital account bears to all partners' capital accounts.

    Capital loss will be allocated first to each partner who has redeemed a partnership interest during a fiscal year up to any excess of the tax basis account maintained for the redeemed partnership interest over the amount received upon redemption of the partnership interest. Any remaining capital loss shall be allocated among all partners whose tax basis accounts are in excess of their capital accounts (after all adjustments to the partner's tax basis accounts are made for such accounting period) in the ratio that each such partner's excess bears to all such partners' excesses. If the capital loss to be so allocated is greater than the excess of all tax basis accounts over all partners' capital accounts, the excess loss shall be allocated among all partners in the ratio that each partner's capital account bears to all partner's capital accounts.

    For purposes of these allocations, any gain or loss required to be taken into account in accordance with the "mark-to-market" rules of
Section 1256(a)(1) of the Code shall be considered a recognized gain or loss.

BASIS LIMITATION ON THE USE OF LOSSES

    A limited partner may deduct Fund losses only to the extent of the limited partner's tax basis in its units. Generally, a limited partner's tax basis is the amount paid for the units reduced (but not below zero) by the limited partner's share of any Fund distributions, losses and expenses, and increased by the limited partner's share of the Fund's income and gains. Losses disallowed under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

AT-RISK LIMITATION ON THE USE OF LOSSES

    A limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the limited partner is "at-risk." The "at-risk" amount is equal to the total of all the money the limited partner contributed to the Fund (except to the extent that the money contributed was borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the partnership or a person related to such a person), reduced (but not below zero) by the limited partner's share of any Fund distributions, losses and expenses and increased by the limited partner's share of the Fund's income and gains. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and other applicable limitations.

LIMITATIONS ON THE USE OF CAPITAL LOSSES

    Capital losses may be used to offset short-term or long-term capital gains allocated to a partner, plus (for limited partners other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income each year. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses. However, an individual (but not an estate, trust or corporation) may carry unused net capital losses from trading in Section 1256 Contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 Contracts (or of overall net capital gain income for the year, if less). See "Federal Income Tax Aspects--Taxation on Commodity Transactions" below for an explanation of Section 1256 Contracts.

LIMITATIONS ON THE USE OF PASSIVE ACTIVITY LOSSES

    The Code limits the deductibility of losses from business activities in which a taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate ("Passive Losses"). Passive Losses generally are deductible only to the extent of income from other passive activities. Passive activities include any activity that the taxpayer carries on as a limited partner, but do not include rental real estate activities under certain circumstances. Passive Losses in any year cannot be used to offset earned income, active business income or portfolio income (such as dividends, interest, royalties and nonbusiness capital gains), including portfolio income passed through to a taxpayer from a passive activity, but can only be used to offset income from other passive activities. Passive Losses which are not deductible in any year may be carried over to succeeding years indefinitely and used to offset income from passive activities in such succeeding years and may be deducted upon the taxpayer's disposition of its entire interest in the passive activity. Partners which are

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closely held corporations may use their share of Passive Losses from the Fund to offset net active income, but not portfolio income. Interest expense incurred in connection with a passive activity or to acquire or carry an interest in a passive activity is included in calculating Passive Loss and thus would be subject to any limitations on the deductibility of Passive Losses.

    Under the regulations, the trading of personal property, such as commodities contracts and futures and options thereon, will not be treated as a passive activity. Accordingly, a partner's distributive share of items of income, gain, deduction or loss from the Fund will not be treated as passive income or loss and Fund gains allocable to partners will not be available to offset Passive Losses from sources outside the Fund. Fund gains allocable to partners will, however, be available to offset losses with respect to portfolio investments, such as stocks and bonds. Moreover, any Fund losses allocable to partners will be available to offset other income, regardless of the source of the income.

LIMITATIONS ON ITEMIZED DEDUCTIONS OF INDIVIDUALS

    If the Fund is treated as engaged in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed a deduction for the limited partner's share of general partnership expenses only to the extent that the total of the limited partner's investment and other miscellaneous expenses exceeds 2% of the limited partner's adjusted gross income. In addition, for regular tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions that non-corporate partners (other than estates and trusts) having adjusted gross income in excess of a threshold amount will be allowed to deduct is reduced by the lesser of (i) 3% of adjusted gross income over the threshold amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For 2001, the threshold amount is $132,950 ($66,475 for married taxpayers filing separately). Certain deductions, including the deduction for investment interest, are not affected by either of these limitations. Because of the limited nature of the trading activities of the Fund, Beeland Management believes that the Fund will be treated as engaging in an investment activity rather than the trade or business of trading commodities.

    However, because of the absence of IRS rules or substantial precedent involving investment vehicles whose activities and operations are similar to that of the Fund, Wildman, Harrold, Allen & Dixon's opinion on this particular matter is limited to a "more likely than not" standard, rather than the higher standard of certainty otherwise expressed in the opinion.

LIMITATION ON THE USE OF SYNDICATION EXPENSES

    Neither the Fund nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the units. In addition, there is a risk that some portion of any brokerage fees would be treated as a nondeductible payment by the Fund of syndication expenses.

INTEREST LIMITATIONS

    A non-corporate partner may deduct the total of the limited partner's interest expense incurred or continued to purchase or carry "property held for investment" only to the extent of the limited partner's net "investment income" from all such property the limited partner holds. A unit in the Fund should be considered "property held for investment", and the interest expense incurred by a limited partner to purchase or carry a unit and such limited partner's distributive share of Fund investment interest expense should generally be subject to this limitation. Deductions limited under this rule may be carried forward indefinitely, subject to this and other applicable limitations. A limited partner's net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

CODE SECTION 183 LIMITATIONS

    Section 183 of the Code sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. If the gross income derived from an activity for three or more of the taxable years in the period of five consecutive taxable years exceeds the deductions attributable to such activity, the activity is rebuttably presumed to be engaged in for profit. Although Beeland Management intends for the business venture to be profitable, because of the risks of loss involved in this type of business, there is a possibility that income from the activity will not exceed the deductions attributable to such activity for three or more years out of the five years, with the result being that the rebuttable presumption that the activity is engaged in for profit will not be available. However, Beeland Management believes that all of the Fund's activities will be undertaken with a profit motive.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

    To the extent of the limited partner's tax basis in its units, cash distributed to a limited partner by the Fund upon redemption of units will constitute a return of capital that will not be reportable as taxable income, but will reduce the limited partner's tax basis in its units. To the extent that cash distributions exceed a limited partner's tax basis in its units, such distributions will be taxable to the limited partner as gain from the sale or exchange of the units. The cash distributed to the limited partner is deemed to include any liabilities of the Fund allocated to such partner for federal income tax purposes. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Fund are allocated among the partners in the manner specified in the regulations. Liabilities allocated to a partner increase that partner's tax basis and reallocation of a liability to another partner decreases a partner's tax basis. See "Federal Income Tax Aspects--Basis Limitation on the Use of Losses" above for information on the calculation of tax basis. Accordingly, the cash distributed to the limited partner is deemed to include the amount of any liabilities allocated to the limited partner. Upon complete redemption of all of a limited partner's units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed units. If the limited partner is not a "dealer" with respect to the units and has held its units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

TAXATION ON A SALE OR OTHER DISPOSITION OF UNITS

    A partner will recognize gain or loss on the sale or exchange of the partner's unit equal to the difference between the amount realized on the sale and the partner's tax basis in the unit. The amount realized includes any liabilities of the Fund allocated to such partner for federal income tax purposes. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Fund are allocated among the partners in the manner specified in the regulations. Liabilities allocated to a partner increase that partner's tax basis and reallocation of a liability to another partner decreases a partner's tax basis. See "Federal Income Tax Aspects--Basis Limitation on the Use of Losses" above for information on the calculation of tax basis. The amount realized by a partner on the sale of the partner's interest includes the liabilities allocated to such partner. As a result, the tax imposed on the sale of a unit may exceed the cash and other consideration received by the seller. In such cases the tax will have to be paid by the seller with funds from other sources. If the partner is not a "dealer" with respect to the units and has held the units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

TAXATION OF COMMODITY TRANSACTIONS

    "Section 1256 Contracts" are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes,
Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end and the resulting gain or loss is then deemed taxable (I.E., the "marked-to-market rules"). The gain or loss on all
Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

    Section 1256 Contracts do not include property held for sale to customers in the ordinary course of a trade or business. The activities of the Fund would result in ordinary income if the Fund were considered to hold property for sale to customers in the ordinary course of a trade or business. The Fund does not expect to hold its commodity interests for sale to customers in the ordinary course of a trade or business.

    The "short sale" rules may apply to positions held by the Fund so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, "wash sale" rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

    It is unclear to what extent the capitalization and wash sale rules would apply to straddles consisting of Fund transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to the limited partner's own particular tax situation, with special regard to the potential interaction between Fund operations and commodities transactions entered into by the prospective limited partner in an individual capacity.

TAX ON CAPITAL GAINS AND LOSSES

    Long-term capital gains--net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts--are taxed at a maximum rate of 20% for individuals. Short-term capital gains--net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts--are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

INTEREST INCOME

    Interest received by the Fund is taxed as ordinary income.

APPLICATION OF THE PUBLICLY TRADED PARTNERSHIP RULES TO THE FUND

    Under Code Section 7704, certain publicly traded partnerships are treated as corporations for federal income tax purposes. Publicly traded partnerships, as defined in Code Section 7704(b), are partnerships whose equity interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Even if a partnership is considered to be publicly traded, Code Section 7704(c) provides that such a partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence, (i) with certain exceptions to be prescribed by forthcoming regulations, the partnership is not required to register under the federal Investment Company Act of 1940 Act, and (ii) at least 90% of its gross income is "qualifying income," such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from such commodities transactions.

    Based on the Fund's objectives and trading policies as described in this prospectus, at least 90% of the annual gross income of the Fund will consist of qualifying income, as defined above. Accordingly, Beeland Management believes that the Fund could be expected to satisfy the gross income requirement in each of its taxable years, beginning with the current taxable year. Further, so long as the partnership is engaged primarily in commodity trading, it will not be required to register under the Investment Company Act of 1940. Therefore, the Fund does not expect to be taxed as a corporation under Code Section 7704 even if it were to be viewed as publicly traded.

    However, reliance on the gross income exception described above subjects partners who are subject to the passive activity loss rules to certain adverse tax consequences. See "Federal Income Tax Aspects--Limitations on the Use of Passive Activity Losses" above. The Fund may avoid the adverse tax consequences of being treated as a publicly traded partnership for passive loss purposes if it meets certain safe harbors prescribed by the IRS regulations. The regulations provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof under certain circumstances described in the regulations (essentially consisting of five safe harbors and a transition rule). However, the failure of a partnership to satisfy any of the safe harbors will not establish or give rise to a presumption that the interests in the partnership will be treated as readily tradable on the substantial equivalent of a secondary market. In general, the safe harbors relate to (a) private placements, (b) transfers not involving trading,
(c) other circumstances involving no actual trading, (d) redemptions or repurchases (the "Redemption or Repurchase Safe Harbor"), and (e) matching services. Under the Fund's limited partnership agreement and the facts and circumstances which Beeland Management expects will exist after the offering, the only safe harbor expected to apply to the Fund is the Redemption or Repurchase Safe Harbor. However, its applicability to the Fund will depend upon the facts and circumstances present in each taxable year and no assurance can be given that the Fund will meet this safe harbor. The regulations provide that partnerships will not be publicly traded for a taxable year if (i) any redemption or repurchase agreements require written notification at least 60 days before the redemption of the partner's intent to redeem; (ii) the repurchase price is not established until at least
60 days after the receipt of such notification by the partnership, or alternatively, the repurchase price is established not more than four times during the partnership's tax year; and (iii) the sum of the percentage interests in the partnership that are sold or otherwise disposed of (including redemptions) during the tax year will not exceed 10% of the total interests in the partnership capital or profits. The limited partnership agreement contains provisions which satisfy both conditions (i) and (ii) of the Redemption or Repurchase Safe Harbor, but the limited partnership agreement does grant the general partner of the Fund some flexibility with respect to those issues. There can be no assurance, however, that the Fund will not permit transfers of interests in the Fund to exceed 10% of the total interest in the Fund in any tax year, and since the last condition of this safe harbor must be determined on an annual basis, no assurance can be given that the Fund will be able to satisfy this safe harbor in any year. Therefore, it is possible that the safe harbor might not be satisfied and in such case, the IRS could contend that the Fund was a publicly traded partnership for purposes of the passive loss rules.

    The Fund cannot assure you that the Fund's classification as a partnership for federal income tax purposes will not be changed at any time. The IRS may take the position that the Fund should be treated as an association taxable as a corporation for federal income tax purposes in the event any of the aforementioned facts, assumptions and representations fail to be accurate for any reason. The continued treatment of the Fund as a partnership also is dependent upon existing Code provisions, regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

    The Fund's federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profit interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Fund's information return, but could nevertheless be bound by a settlement reached in that audit unless the limited partner has filed a timely pre-settlement notice with the IRS stating that the limited partner will not be bound by the settlement. An audit of the Fund's returns may result in an audit of a limited partner's tax return and lead to adjustments of income and loss unrelated to an investment in the Fund. If an audit results in an adjustment, limited partners may be required to file amended returns (which may also be audited), and to pay back taxes, plus interest and possibly penalties.

STATE AND OTHER TAXES

    In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes. A discussion of state and local taxes is beyond the scope of this summary.

BROKER REPORTING AND BACKUP WITHHOLDING

    The subscription documents require each prospective investor in the Fund to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and, possibly, other Fund distributions) may become subject to 31% backup withholding. The Fund is not required to treat either its commodities transactions or redemptions of units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the IRS on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

EXEMPT ORGANIZATIONS

    The following is a brief summary of the federal income tax consequences to entities otherwise exempt from such tax, such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations, which are collectively referred to as "Exempt Organizations".

    In general, an investment in the Fund is not expected to result in "unrelated business income." If, however, any portion of an Exempt Organization's allocable share of Fund income is treated as "unrelated business taxable income", the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year in excess of $1,000), minus applicable modifications and deductions, at the rates applicable to corporations.

    Unrelated business income includes certain income derived from "debt-financed property." Such "debt-financed property" generally will include securities purchased on margin. However, the IRS has stated in private rulings (which are binding only as to the specifically identified taxpayer to whom it is addressed) that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute "debt-financed property." However, there is no IRS published authority for this view that can be relied upon by taxpayers in general and private rulings have no value as precedent. Since the Fund will not seek a ruling from the IRS on this issue, there is a risk that the Fund's income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income. If the Fund were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Fund is not entitled to engage in such leveraged purchases of physical commodities.

    Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Fund.

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                       THE LIMITED PARTNERSHIP AGREEMENT

    The following is a summary of the significant terms and provisions of the Fund's limited partnership agreement that are not described elsewhere in this prospectus. A copy of the limited partnership agreement is included with this prospectus as Appendix A. YOU SHOULD CAREFULLY READ THE ENTIRE LIMITED PARTNERSHIP AGREEMENT FOR COMPLETE DETAILS OF ITS TERMS AND CONDITIONS.

LIMITED LIABILITY OF LIMITED PARTNERS

    In general, a limited partner's liability is limited to the amount of his capital contribution and his share of any assets and undistributed net profits.

    The general partner of the Fund will be liable for all obligations of the Fund which the Fund is not able to pay or satisfy. The general partner of the Fund will not, however, be liable for the return or repayment of all or any portion of the capital or profits of any limited partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    The limited partnership agreement gives Beeland Management, as general partner, complete responsibility for management of the Fund and gives no management role to the limited partners. The limited partners will not take part in the management or operation of the business or property of the Fund and will have no voice in the operations of the Fund. Any participation by the limited partners in the management of the Fund will jeopardize their limited liability.

SHARING OF PROFITS AND LOSSES

    PARTNERSHIP ACCOUNTING

    Each limited partner and the general partner of the Fund will have a capital account. It will be credited with the amount of the limited partner's capital contributions, and the limited partner's proportionate share of the Fund's income or gains. The capital account will be debited with the limited partner's proportionate share of the Fund's deductions or losses, and the amount of any distributions made to and liquidations made by the limited partner.

    Initially, each partner's balance will be the amount of his capital contribution. Any partner's balance will be proportionately adjusted monthly to reflect the partner's portion of the Fund's gain or loss. Profits and losses for each fiscal year will be allocated among the limited partners pro rata based upon the number of units held by the limited partners.

    FEDERAL TAX ALLOCATIONS

    At the end of each fiscal year, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss will be allocated to each limited partner in the proportion that the limited partner's capital account bears to the total capital accounts of all limited partners. Each limited partner will be responsible for his, her or its share of federal income taxes due.

    Gains and losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner's share of taxable gain for the year may exceed the partner's economic gain.

    Each limited partner's tax basis in the partner's units is increased by the taxable income allocated to the limited partner and reduced by any distributions received and losses allocated to the limited partner.

DISTRIBUTIONS

    The Fund is not required to make any distributions, and distributions will be made only as determined by the general partner of the Fund, in its sole discretion. It is not anticipated that any distributions will ever be made. If distributions occur, they will be made pro rata based upon the number of units held by the limited partners.

    Upon liquidation of the Fund, the remaining assets of the Fund will be distributed to the limited partners in the proportion that the capital account of each limited partner bears to the total capital

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accounts of all limited partners. If those distributions are not enough to return the full amount of a limited partner's capital contribution, the limited partner will not have recourse against any other limited partner.

ADDITIONAL PARTNERS

    The Fund's general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered after trading begins must be sold at the Fund's then current net asset value per unit.

RESTRICTIONS ON TRANSFER OR ASSIGNMENT

    A description of a limited partner's ability to transfer units and liquidate units is set forth under "Transferability and Redemption of Units" above.

DISSOLUTION AND TERMINATION OF THE FUND

    The Fund will be terminated and dissolved on December 31, 2020. The Fund may also be terminated before that time if any of the following events occur:

    - the bankruptcy or withdrawal from the Fund of its general partner;

    - the disposition of all or substantially all of the Fund's assets;

    - the decision by the Fund's general partner to dissolve the Fund; or

    - the agreement by limited partners holding more than 50% of the then outstanding partnership interests owned by limited partners to dissolve the fund.

RESIGNATION OR WITHDRAWAL OF THE GENERAL PARTNER

    The general partner of the Fund may not withdraw as general partner prior to January 1, 2005. After that date, the general partner may resign by giving at least 120 days prior written notice to the limited partners.

AMENDMENTS AND MEETINGS

    The limited partnership agreement may be amended if the Fund's general partner and limited partners owning more than 50% of the outstanding units agree. The general partner of the Fund may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner of the Fund deems advisable so long as they are not adverse to limited partners.

    Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner of the Fund to call a meeting of the Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

    - amend the limited partnership agreement without the consent of the Fund's general partner;

    - dissolve the Fund;

    - remove and replace Beeland Management as general partner;

    - admit a new general partner prior to the withdrawal of Beeland Management;

    - terminate contracts with the Fund's general partner, any of its affiliates or any trading advisor; and

    - approve the sale of all of the Fund's assets.

REPORTS TO LIMITED PARTNERS

    The Fund's books and records, including a list of the names and addresses of all units owned by all limited partners, will be maintained at the Fund's principal place of business at 1000 Hart Road, Suite 210, Barrington, Illinois 60010. The limited partners or their designated agents may inspect the Fund's books and records during reasonable business hours. Upon request, the general partner will mail within 10 days of the request, to any limited partner or his representative a copy of the list of the names and addresses of the limited partners upon payment, in advance of the reasonable cost of reproduction and mailing. The general partner will maintain and preserve these records for a period of at least five years.

    The general partner of the Fund will provide these reports and statements to the limited partners:

    - a monthly statement, reporting net assets and net asset value per unit as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Fund during that month;

    - a quarterly statement, including unaudited financial statements; and

    - an annual report, including audited financial statements and the average round turn rate for the fiscal year; and

    - tax information necessary for the preparation of the limited partners' annual federal income tax returns.

    In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

    - a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

    - any change in advisors, commodity brokers or the general partner of the Fund; and

    - any material change in the Fund's trading policies or any material change in an advisor's trading strategies.

INDEMNIFICATION

    The Fund agrees to indemnify the Fund's general partner or any of its affiliates for actions taken on behalf of the Fund, against any loss, expense, damage or injury (including reasonable attorney's fees and other expenses incurred in connection with the defense of any such action) incurred by the general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Fund, and the conduct in question did not constitute misconduct, negligence or bad faith. The limited partners are not liable for such indemnification, which is payable only out of the assets of the Fund.

    The general partner or any of its affiliates will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless the following conditions are met:

    - There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party, or

    - Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnified party, or

    - A court of competent jurisdiction approves a settlement of the claims against the indemnified party and finds that indemnification of the settlement and related costs should be made. The court is required to be advised of the position of the SEC and any state securities regulatory authority where units were offered or sold as to indemnification for violations of securities laws. However, the court need only be advised and consider the positions of the securities regulatory authorities of those states which are specifically set forth in the partnership agreement and in which plaintiffs claim they were offered or sold units.

    The Fund has been advised that in the opinion of the SEC, any indemnification of the Fund's general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

                             ADDITIONAL INFORMATION

    This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by Securities and Exchange Commission in Washington D.C.

    The Fund will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Chicago, New York or Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information.

    The Fund's filings are posted at the SEC website at http://www.sec.gov.

                                 LEGAL MATTERS

    Wildman, Harrold, Allen & Dixon, Chicago, Illinois, has advised the Fund and its general partner on the offering of the units. Wildman, Harrold, Allen & Dixon is a member of Beeland Management. The statements under "Federal Income Tax Aspects" have been reviewed by Wildman, Harrold, Allen & Dixon. As Wildman, Harrold, Allen & Dixon does not represent limited partners or potential investors, subscribers to units should consult their own legal counsel.

                                    EXPERTS

    The statement of financial condition of the Fund as of December 31, 2000 included in this prospectus has been audited by Vorisek & Company, LLC, independent accountants, as set forth in their report. The statement of financial condition of Rogers Raw Materials Fund, L.P., at December 31, 2000 and December 31, 1999 and the related statements of operations and changes in partners' equity for the years ended December 31, 2000 and 1999, have been audited by Vorisek & Company, LLC, independent accountants, as set forth in their report. The financial statements of Beeland Management as of December 31, 2000 and 1999 and for the years then ended, included in this prospectus have been audited by Nykiel, Carlin & Co., Ltd., independent accountants, as set forth in their report. Those financial statements are included in reliance upon those reports, given upon their authority as experts in accounting and auditing.

    The statement of financial condition of the Fund as of June 30, 2001 is unaudited. In the opinion of the Fund, such unaudited statement reflect all adjustments that were of a normal and recurring nature, necessary for a fair presentation of its financial position. The financial statements of Beeland Management as of June 30, 2001 and for the six months then ended, are unaudited. In the opinion of Beeland Management, such unaudited financial statements reflect all adjustments that were of a normal and recurring nature, necessary for a fair presentation of its financial position. The financial statements of Rogers Raw Materials Fund, L.P. as of June 30, 2001 and for the six months then ended, are unaudited. In the opinion of Rogers Raw Materials Fund, such unaudited financial statements reflect all adjustments that were of a normal and recurring nature, necessary for a fair presentation of its financial position.

                         INDEX TO FINANCIAL STATEMENTS

       ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.:

Independent Auditor's Report................................   F-2

Statement of Financial Condition at December 31, 2000.......   F-3

Notes to Financial Statements...............................   F-4

Accountant's Compilation Report.............................   F-5

Statement of Financial Condition at June 30, 2001
  (unaudited)...............................................   F-6

Notes to Financial Statements...............................   F-7

       BEELAND MANAGEMENT COMPANY, L.L.C.:

Independent Auditors' Report................................   F-8

Balance Sheet at December 31, 2000 and 1999.................   F-9

Statement of Income and Changes in Members' Capital For the
  Years Ended December 31, 2000 and 1999....................  F-10

Statements of Cash Flows For the Years Ended December 31,
  2000 and 1999.............................................  F-11

Notes to Financial Statements...............................  F-12

Accountants' Report.........................................  F-15

Balance Sheet as of June 30, 2001 (unaudited)...............  F-16

Statement of Income and Changes in Members' Capital For the
  Six Months Ended June 30, 2001 (unaudited)................  F-17

Statement of Cash Flows For the Six Months Ended June 30,
  2001
  (unaudited)...............................................  F-18

Notes to Financial Statements (unaudited)...................  F-19

       ROGERS RAW MATERIALS FUND, L.P.:

Independent Auditor's Report................................  F-22

Statement of Financial Condition at December 31, 2000 and
  1999......................................................  F-23

Statement of Operations For the Years Ended December 31,
  2000 and 1999.............................................  F-24

Statement of Partner's Equity For the Years Ended
  December 31, 2000 and 1999................................  F-25

Notes to Financial Statements...............................  F-26

Accountant's Compilation Report.............................  F-30

Statement of Financial Condition at June 30, 2001
  (unaudited)...............................................  F-31

Statement of Operations For the Six Months Ended June 30,
  2001
  (unaudited)...............................................  F-32

Statement of Partner's Equity For the Six Months Ended
  June 30, 2001 (unaudited).................................  F-33

Notes to Financial Statements...............................  F-34

--------------------------------------------------------------------------------

                             VORISEK & COMPANY, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS - CONSULTANTS
                3301 Chellington Drive, McHenry, Illinois 60050
                         815-344-9336, fax 815-344-9350
--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT

To the Partners of Rogers International Raw Materials Fund, L.P.:
(A Limited Partnership)

    We have audited the accompanying statement of financial condition of Rogers International Raw Materials Fund, L.P. as of December 31, 2000. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Rogers International Raw Materials Fund, L.P. as of December 31, 2000 in conformity with generally accepted accounting principles.

/s/ Vorisek & Company, LLC

Vorisek & Company, LLC
Certified Public Accountants
McHenry, IL
August 31, 2001

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

                        STATEMENT OF FINANCIAL CONDITION

                               DECEMBER 31, 2000

                           ASSETS

Cash Equivalents............................................   $5,000
                                                               ------

                    PARTNERSHIP CAPITAL

General Partner Capital.....................................   $5,000
                                                               ======

                    PER UNIT INFORMATION

Units Outstanding...........................................       50
                                                               ======

Net Asset Value per Unit....................................   $  100
                                                               ======

See accompanying notes to financial statements.

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS AND ORGANIZATION:

    Rogers International Raw Materials Fund, L.P. (the "Partnership") is an Illinois Limited Partnership established in May 2000 under the laws of the State of Illinois relating to limited partnerships. The Partnership intends to trade a portfolio of commodity futures contracts and forward contracts, exclusively on the long side of the market; that is the Partnership will not sell short any commodity futures contracts or forward contracts. As of December 31, 2000 the Partnership had not commenced trading.

    Cash equivalents includes cash, checking and money market accounts at banks.

NOTE 2. AGREEMENTS AND RELATED PARTY TRANSACTIONS:

    The Agreement of Limited Partnership vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, LLC. The General Partner is the commodity pool operator for the Partnership and is responsible for the trading decisions of the Partnership.

    The General Partner has advanced $162,672 in regulatory filing fees, legal fees and expenses on behalf of the Partnership. These fees will be reimbursed to the General Partner contingent upon the sale of Partnership units.

    The Partnership pays a monthly management fee to the General Partner of 0.1875% of the average monthly sum of all Capital Accounts contributed by Limited Partners at the close of each month.

    If the amount of management fees paid to the Partnership's general partner during a year does not equal or exceed one percent (1%) of the amount of the Partnership's net profits for that year, the general partner will receive an allocation of profits in an amount equal to the difference between one percent of the net profits and the amount of the management fees paid.

    Hart Capital Management is an investment manager for the Partnership. Hart Capital Management provides certain investment management, advisory and research services with respect to the investing and trading activities of the Partnership. Hart Capital Management will be paid an annual advisory fee of 0.5% of the average month end market value of the Portfolio under management.

NOTE 3. PARTNERSHIP CAPITAL AND REDEMPTION'S:

    Limited Partners may withdraw capital, with no less than 60 days prior written notice to the General Partner.

    Until the initial closing, the purchase price of a unit is $100. Thereafter, the purchase price of a unit is the net asset value per unit.

--------------------------------------------------------------------------------

                             VORISEK & COMPANY, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS - CONSULTANTS
                3301 Chellington Drive, McHenry, Illinois 60050
                         815-344-9336, fax 815-344-9350
--------------------------------------------------------------------------------

                        ACCOUNTANT'S COMPILATION REPORT

To: The Management of Rogers International Raw Materials Fund, L.P.:

    We have compiled the accompanying statement of financial condition of Rogers International Raw Materials Fund, L.P. as of June 30, 2001 in accordance with standards established by the American Institute of Certified Public Accountants.

    A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statement and, accordingly, do not express an opinion or any other form of assurance on it.

/s/ Vorisek & Company, LLC

Vorisek & Company, LLC
Certified Public Accountants
McHenry, IL
August 31, 2001

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

                        STATEMENT OF FINANCIAL CONDITION

                                 JUNE 30, 2001

                                  (UNAUDITED)

                           ASSETS

Cash Equivalents............................................   $5,000
                                                               ======

                    PARTNERSHIP CAPITAL

General Partner Capital.....................................   $5,000
                                                               ======

                    PER UNIT INFORMATION

Units Outstanding...........................................       50
                                                               ======

Net Asset Value per Unit....................................   $  100
                                                               ======

See accompanying notes to financial statements.

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2001

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS AND ORGANIZATION:

    Rogers International Raw Materials Fund, L.P. (the "Partnership") is an Illinois Limited Partnership established in May 2000 under the laws of the State of Illinois relating to limited partnerships. The Partnership intends to trade a portfolio of commodity futures contracts and forward contracts, exclusively on the long side of the market; that is the Partnership will not sell short any commodity futures contracts or forward contracts. As of June 30, 2001, the Partnership had not commenced trading.

    Cash equivalents include checking and money market accounts at banks and brokerage companies.

NOTE 2. AGREEMENTS AND RELATED PARTY TRANSACTIONS:

    The Agreement of Limited Partnership vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, LLC. The General Partner is the commodity pool operator for the Partnership and is responsible for the trading decisions of the Partnership.

    The General Partner has advanced $172,700 in regulatory filing fees, legal fees and expenses on behalf of the Partnership. These fees will be reimbursed to the General Partner contingent upon the sale of Partnership units.

    The Partnership pays a monthly management fee to the General Partner of 0.1875% of the average monthly sum of all Capital Accounts contributed by Limited Partners at the close of each month.

    If the amount of management fees paid to the Partnership's general partner during a year does not equal or exceed one percent (1%) of the amount of the Partnership's net profits for that year, the general partner will receive an allocation of profits in an amount equal to the difference between one percent of the net profits and the amount of the management fees paid.

    Hart Capital Management is an investment manager for the Partnership. Hart Capital Management provides certain investment management, advisory and research services with respect to the investing and trading activities of the Partnership. Hart Capital Management will be paid an annual advisory fee of 0.5% of the average month end market value of the Portfolio under management.

NOTE 3. PARTNERSHIP CAPITAL AND REDEMPTION'S:

    Limited Partners may withdraw capital, with no less than 60 days prior written notice to the General Partner.

    Until the initial closing, the purchase price of a unit is $100. Thereafter, the purchase price of a unit is the net asset value per unit.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of

    BEELAND MANAGEMENT COMPANY, L.L.C.:

We have audited the accompanying balance sheets of BEELAND MANAGEMENT COMPANY, L.L.C. (an Illinois Limited Liability Company) as of December 31, 2000 and 1999, and the related statements of income and changes in members' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BEELAND MANAGEMENT COMPANY, L.L.C. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ NYKIEL, CARLIN & CO., LTD.
NYKIEL, CARLIN & CO., LTD.
Schaumburg, Illinois

August 24, 2001

   PURCHASERS OF UNITS IN ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P. WILL
         NOT RECEIVE ANY INTEREST IN BEELAND MANAGEMENT COMPAY, L.L.C.

                       BEELAND MANAGEMENT COMPANY, L.L.C.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                2000        1999
                                                              ---------   ---------
                                      ASSETS

CURRENT ASSETS
  Cash and cash equivalents.................................  $ 45,491    $127,958
  Management fees receivable................................    40,444       5,785
  Prepaid advisory fees.....................................        --       2,349
                                                              --------    --------
    Total Current Assets....................................    85,935     136,092
                                                              --------    --------

PROPERTY AND EQUIPMENT, AT COST
  Computer equipment and software...........................     5,385       5,385
  Less accumulated depreciation.............................     4,400       3,552
                                                              --------    --------
    Total Property and Equipment, Net.......................       985       1,833
                                                              --------    --------

OTHER ASSETS
  Advances to Rogers Raw Materials Fund, L.P................    56,353      49,642
  Advances to Rogers International Raw Materials Fund,
    L.P.....................................................   162,672      61,475
                                                              --------    --------
    Total Other Assets......................................   219,025     111,117
                                                              --------    --------
                                                              $305,945    $249,042
                                                              ========    ========
                         LIABILITIES AND MEMBERS' CAPITAL
CURRENT LIABILITIES
  Accounts payable..........................................  $ 84,350    $ 70,521

MEMBERS' CAPITAL............................................   221,595     178,521
                                                              --------    --------
                                                              $305,945    $249,042
                                                              ========    ========

  The accompanying notes to financial statements are an integral part of these balance sheets.

   PURCHASERS OF UNITS IN ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P. WILL
         NOT RECEIVE ANY INTEREST IN BEELAND MANAGEMENT COMPAY, L.L.C.

                       BEELAND MANAGEMENT COMPANY, L.L.C.
              STATEMENT OF INCOME AND CHANGES IN MEMBERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                 2000        1999
                                                              ----------   ---------
REVENUE
  Management fees...........................................  $ 106,532    $  44,058
  Interest income...........................................      5,175        2,717
                                                              ---------    ---------
    Total Revenue...........................................    111,707       46,775
                                                              ---------    ---------

OPERATING EXPENSES
  Management services.......................................     99,671       73,569
  Marketing services........................................    134,996      162,681
  General and administrative................................     53,966       73,658
                                                              ---------    ---------
    Total Operating Expenses................................    288,633      309,908
                                                              ---------    ---------
NET LOSS....................................................  $(176,926)   $(263,133)
                                                              =========    =========
                            CHANGES IN MEMBERS' CAPITAL

BALANCE, BEGINNING..........................................  $ 178,521    $  56,654
  Add: Capital contributions................................    220,000      385,000
  Less: Net Loss............................................   (176,926)    (263,133)
                                                              ---------    ---------
BALANCE, ENDING.............................................  $ 221,595    $ 178,521
                                                              =========    =========

  The accompanying notes to financial statements are an integral part of these statements.

   PURCHASERS OF UNITS IN ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P. WILL
         NOT RECEIVE ANY INTEREST IN BEELAND MANAGEMENT COMPAY, L.L.C.

                       BEELAND MANAGEMENT COMPANY, L.L.C.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                 2000        1999
                                                              ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(176,926)   $(263,133)
                                                              ---------    ---------
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Noncash items included in net loss--
      Depreciation..........................................        848        1,323
    Changes in assets and liabilities:
      (Increase) decrease in assets--
        Management fees receivable..........................    (34,659)       7,573
        Prepaid advisory fees...............................      2,349       (2,349)
      Increase (decrease) in liabilities--
        Accounts payable....................................     13,829       54,934
                                                              ---------    ---------
    Total Adjustments.......................................    (17,633)      61,481
                                                              ---------    ---------
  Net Cash Used In Operating Activities.....................   (194,559)    (201,652)
                                                              ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net Advances to Rogers Raw Materials Fund, L.P............     (6,711)          --
  Advances to Rogers International Raw Materials Fund,
    L.P.....................................................   (101,197)     (61,475)
                                                              ---------    ---------
  Net Cash Used In Investing Activities.....................   (107,908)     (61,475)
                                                              ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions.....................................    220,000      385,000
                                                              ---------    ---------
  Net Cash Provided By Financing Activities.................    220,000      385,000
                                                              ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    (82,467)     121,873

CASH AND CASH EQUIVALENTS, BEGINNING........................    127,958        6,085
                                                              ---------    ---------

CASH AND CASH EQUIVALENTS, ENDING...........................  $  45,491    $ 127,958
                                                              =========    =========

The accompanying notes to financial statements are an integral part of these statements.

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

1. ORGANIZATION AND NATURE OF OPERATIONS

    Beeland Management Company, L.L.C. (the "Company") was formed on June 6, 1997 to provide all necessary management, trading and marketing services and support for commodity pools. The term of the Company shall continue until December 31, 2097.

    The Company is the manager and general partner of the Rogers Raw Materials Fund, L.P. and Rogers International Raw Materials Fund, L.P. (the "Funds"). These Funds trade portfolios of cash forward commodity contracts and commodity futures contracts. At December 31, 2000, the Company had not invested in the Funds.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of thirty days or less to be cash equivalents.

COMPUTER EQUIPMENT AND SOFTWARE

    Computer equipment and software are stated at cost. These items are depreciated using straight-line and accelerated methods for both income tax and financial reporting purposes over their estimated useful lives of three to five years. Depreciation expense was $848 and $1,323 for the years ended December 31, 2000 and 1999, respectively.

INCOME TAXES

    The Company is organized as a Limited Liability Company (L.L.C.). In lieu of corporation income taxes, the members of an L.L.C. are taxed on their proportionate share of the L.L.C.'s taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

REVENUE RECOGNITION

    The Company recognizes management fee revenue as earned.

CONCENTRATION OF CREDIT RISK

    At certain times during the period cash balances at one bank exceeded the amount Federally insured ($100,000).

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS

    The Funds pay the Company a management fee computed as the greater of 1% of cumulative net profits of the fund less cumulative prior management fees paid or a percentage of the average sum of partner capital in the fund. The Company recognized $106,532 and $44,058 in management fees from the Rogers Raw Materials Fund, L.P. for the years ended December 31, 2000 and 1999, respectively. Of these fees, $40,444 and $5,785 remained unpaid at December 31, 2000 and 1999, respectively, and are reflected as management fees receivable on the accompanying balance sheets. As of December 31, 2000, the Rogers International Raw Materials Fund, L.P. had not begun operations, therefore, the Company did not recognize any management fees from the fund for the years ended 2000 or 1999. The Company expects the fund to begin operations during 2001.

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                           DECEMBER 31, 2000 AND 1999

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company is responsible to pay for brokerage commissions that would otherwise be allocated to Class C Limited Partners of the Rogers Raw Materials Fund, L.P. The Company recognizes these expenses as they are incurred by the Fund. During 2000 and 1999, the brokerage commissions paid on behalf of the Class C Limited Partners were insignificant.

    Advances to the funds consisted of regulatory filing fees, legal fees, and expenses paid by the Company on behalf of the Funds. There is no formal repayment policy between the parties. The Rogers Raw Materials Fund, L.P. is liable for the advances at the current time. Recovery of the advances to the Rogers International Raw Materials Fund, L.P. is dependent on the future operating success of the fund. The Company is not entitled to any additional reimbursement from the Funds in the event the Funds terminate prior to the reimbursement of these advances. An allowance for impairment related to the advances is established through a provision for impairment when management believes that the collectibility of the advance is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing advances that may become uncollectible, based on evaluations of the collectibility of advances and prior loss experience. The Company performs ongoing credit evaluations of the Funds which take into account such factors as changes in liquidity and market value of the Fund's assets as well as current economic conditions. Management estimates that all advances made to the Rogers Raw Materials Fund, L.P. will be fully recovered. Management believes that the collection of advances to the Rogers International Raw Materials Fund, L.P. is probable, however, it is at least reasonably possible that management's estimate of the outcome will change during the next year. That amount cannot be estimated. Since it has not been the practice of the Funds to repay the advances on a periodic basis, the advances have not been reflected as current assets on the accompanying balance sheet.

    The Company has agreements with a member to act as its investment manager. For these services, the Company pays the member an advisory fee equal to 15 basis points per annum on the first $500 million under management in the Rogers Raw Materials Fund, L.P., plus 10 basis points per annum on the excess over $500 million in the fund. The Company incurred $34,671 and $11,366 in advisory fees for the years ended December 31, 2000 and 1999, respectively. These fees are reflected as a management expense in the accompanying statements. At
December 31, 2000, the Company owed the member $8,323, which is included in accounts payable on the accompanying balance sheet. At December 31, 1999, the Company had prepaid $2,349 in advisory fees. Termination of this agreement can be affected upon 30 days written notice by either party.

    In 1998, the Company entered into a consulting agreement with a managing member to provide trading-related advice. The fee for these services is $5,000 per month. The Company incurred $60,000 in consulting fees for each year ended December 31, 2000 and 1999. These fees are reflected as a management expense in the accompanying statements. The Company owed the member $63,000 and $33,000 at December 31, 2000 and 1999, respectively, which is included in accounts payable on the accompanying balance sheets. The term of this agreement shall continue until December 31, 2010, however, it may be terminated at any time upon 90 days written notice by either party.

    The Company paid a managing member $91,122 and $107,210 for marketing services during 2000 and 1999, respectively. These payments are reflected as a marketing expense on the accompanying income statement.

    The Company retains a member to provide all legal services to the Company. The Company incurred $2,405 and $46,398 in legal expenses during 2000 and 1999, respectively. These fees are reflected as a general and administrative expense on the accompanying statements. The Company owed

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                           DECEMBER 31, 2000 AND 1999

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS (CONTINUED)
$10,237 and $26,040 in legal fees to the member at December 31, 2000 and 1999, respectively. These fees are included in accounts payable on the accompanying balance sheet.

    As the general partner of the Rogers International Raw Materials Fund, L.P., the Company is obligated, under the partnership agreement, to contribute $25,000 in capital to the Fund immediately prior to the time the Fund commences trading. The Company expects the Fund to commence trading near the end of 2001.

4. MEMBERS' AGREEMENT

    The Company's operating agreement restricts the transfer of member interests. The agreement also requires annual distributions to be made to the members in amounts necessary to pay any income tax resulting from Company profits or to settle any complaint of a regulatory agency related to the Company. The Company's members are not committed to fund the Company's cash flow deficits or to provide any other direct or indirect financial assistance to the Company.

5. COMMITMENTS

    The Company has committed to fund the following expenses on behalf of the Rogers International Raw Materials Fund, L.P. The Company's management believes that these expenses will be recovered upon the initial closing of the Rogers International Raw Materials Fund, L.P. and if necessary, additional capital contributions to the Company could be raised to cover operating capital shortfalls.

    In August 2001, the Company entered into an agreement with a printing company to guarantee the payment of printing costs associated with the public offering of the Rogers International Raw Materials Fund, L.P. Under the agreement, the Company has committed to pay $30,000 upon the printing of the amended Registration Statement which is expected in September 2001 and $45,000 upon the initial "Closing" of the offering which is expected in late 2001. The Company is also committed to pay the balance of the costs, which are estimated at approximately $60,000 if 90 days after the "Closing" the subscriptions by limited partners in the Rogers International Raw Materials Fund, L.P. are less than $10,000,000.

    The Company is also committed to pay legal fees associated with the public offering of Rogers International Raw Materials Fund, L.P. if the Fund is unable to pay such fees. The amount of these fees cannot be reasonably estimated.

                              ACCOUNTANTS' REPORT

To the Board of Directors of

    BEELAND MANAGEMENT COMPANY, L.L.C.:

The accompanying balance sheet of BEELAND MANAGEMENT COMPANY, L.L.C. (an Illinois Limited Liability Company) as of June 30, 2001, and the related statements of income and changes in members' capital, and cash flows for the six months then ended were not audited by us and, accordingly, we do not express an opinion on them.

/s/ NYKIEL, CARLIN & CO., LTD.
NYKIEL, CARLIN & CO., LTD.
Schaumburg, Illinois

August 24, 2001

   PURCHASERS OF UNITS IN ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P. WILL
         NOT RECEIVE ANY INTEREST IN BEELAND MANAGEMENT COMPANY, L.L.C.

                       BEELAND MANAGEMENT COMPANY, L.L.C.
                                 BALANCE SHEET
                                 JUNE 30, 2001
                                  (UNAUDITED)


                                      ASSETS

CURRENT ASSETS
  Cash and cash equivalents.................................  $ 84,133
  Management fees receivable................................    34,246
                                                              --------
    Total Current Assets....................................              $118,379

PROPERTY AND EQUIPMENT, AT COST
  Computer equipment and software...........................     5,385
  Less accumulated depreciation.............................     4,671
                                                              --------
    Total Property and Equipment, Net.......................                   714

OTHER ASSETS
  Advances to Rogers Raw Materials Fund, L.P................    59,276
  Advances to Rogers International Raw Materials Fund,
    L.P.....................................................   172,699
                                                              --------
    Total Other Assets......................................               231,975
                                                                          --------
                                                                          $351,068
                                                                          ========

                         LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
  Accounts payable..........................................              $110,035

MEMBERS' CAPITAL............................................               241,033
                                                                          --------
                                                                          $351,068
                                                                          ========

See accompanying notes and accountants' report.

   PURCHASERS OF UNITS IN ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P. WILL
         NOT RECEIVE ANY INTEREST IN BEELAND MANAGEMENT COMPANY, L.L.C.



                       BEELAND MANAGEMENT COMPANY, L.L.C.
              STATEMENT OF INCOME AND CHANGES IN MEMBERS' CAPITAL
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)

REVENUE

  Management fees...........................................  $ 64,239
  Interest income...........................................     1,103
                                                              --------
    Total Revenue...........................................              $  65,342

OPERATING EXPENSES
  Management services.......................................    50,481
  Marketing services........................................    65,451
  General and administrative................................    24,972
                                                              --------
    Total Operating Expenses................................                140,904
                                                                          ---------
NET LOSS....................................................              $ (75,562)
                                                                          =========

                            CHANGES IN MEMBERS' CAPITAL

BALANCE, DECEMBER 31, 2000..................................  $221,595
  Add: Capital contributions................................    95,000
  Less: Net Loss............................................   (75,562)
                                                              --------

BALANCE, JUNE 30, 2001......................................              $ 241,033
                                                                          =========

See accompanying notes and accountants' report.

   PURCHASERS OF UNITS IN ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P. WILL
         NOT RECEIVE ANY INTEREST IN BEELAND MANAGEMENT COMPANY, L.L.C.



                       BEELAND MANAGEMENT COMPANY, L.L.C.
                            STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................             $(75,562)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Noncash items included in net loss--
      Depreciation..........................................  $    271
    Changes in assets and liabilities:
      (Increase) decrease in assets--
        Management fees receivable..........................     6,198
      Increase (decrease) in liabilities--
        Accounts payable....................................    25,685
                                                              --------
    Total Adjustments.......................................               32,154
                                                                         --------
  Net Cash Used In Operating Activities.....................              (43,408)

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to Rogers Raw Materials Fund, L.P................    (2,923)
  Advances to Rogers International Raw Materials Fund,
    L.P.....................................................   (10,027)
                                                              --------
    Net Cash Used In Investing Activities...................              (12,950)

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions.....................................    95,000
                                                              --------
  Net Cash Provided By Financing Activities.................               95,000
                                                                         --------

NET INCREASE IN CASH AND CASH EQUIVALENTS...................               38,642

CASH AND CASH EQUIVALENTS, DECEMBER 31, 2000................               45,491
                                                                         --------

CASH AND CASH EQUIVALENTS, JUNE 30, 2001....................             $ 84,133
                                                                         ========

See accompanying notes and accountants' report.

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2001

                                  (UNAUDITED)

1. ORGANIZATION AND NATURE OF OPERATIONS

    Beeland Management Company, L.L.C. (the "Company") was formed on June 6, 1997 to provide all necessary management, trading and marketing services and support for commodity pools. The term of the Company shall continue until December 31, 2097.

    The Company is the manager and general partner of the Rogers Raw Materials Fund, L.P. and Rogers International Raw Materials Fund, L.P. (the "Funds"). These Funds trade portfolios of cash forward commodity contracts and commodity futures contracts. At June 30, 2001, the Company had not invested in the Funds.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of thirty days or less to be cash equivalents.

COMPUTER EQUIPMENT AND SOFTWARE

    Computer equipment and software are stated at cost. These items are depreciated using straight-line and accelerated methods for both income tax and financial reporting purposes over their estimated useful lives of three to five years. Depreciation expense was $271 for the six months ended June 30, 2001.

INCOME TAXES

    The Company is organized as a Limited Liability Company (L.L.C.). In lieu of corporation income taxes, the members of an L.L.C. are taxed on their proportionate share of the L.L.C.'s taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

REVENUE RECOGNITION

    The Company recognizes management fee revenue as earned.

CONCENTRATION OF CREDIT RISK

    At certain times during the period cash balances at one bank exceeded the amount Federally insured ($100,000).

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS

    The Funds pay the Company a management fee computed as the greater of 1% of cumulative net profits of the fund less cumulative prior management fees paid or a percentage of the average sum of partner capital in the fund. For the six months ended June 30, 2001, the Company recognized $64,239 in management fees from the Rogers Raw Materials Fund, L.P. At June 30, 2001, $34,246 of these fees remained unpaid and are reflected as management fees receivable on the accompanying balance sheet. As of June 30, 2001, the Rogers International Raw Materials Fund, L.P. had not begun operations,

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                                 JUNE 30, 2001

                                  (UNAUDITED)

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS (CONTINUED) therefore, the Company did not recognize any management fees from the fund for the six months then ended. The Company expects the fund to begin operations near the end of 2001.

    The Company is responsible to pay for brokerage commissions that would otherwise be allocated to Class C Limited Partners of the Rogers Raw Materials Fund, L.P. The Company recognizes these expenses as they are incurred by the Fund. During the six months ended June 30, 2001, the brokerage commissions paid on behalf of the Class C Limited Partners were insignificant.

    At June 30, 2001, advances to the funds consisted of regulatory filing fees, legal fees, and expenses paid by the Company on behalf of the Funds. There is no formal repayment policy between the parties. The Rogers Raw Materials Fund, L.P. is liable for the advances at the current time. Recovery of the advances to the Rogers International Raw Materials Fund, L.P. is dependent on the future operating success of the fund. The Company is not entitled to any additional reimbursement from the Funds in the event the Funds terminate prior to the reimbursement of these advances. An allowance for impairment related to the advances is established through a provision for impairment when management believes that the collectibility of the advance is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing advances that may become uncollectible, based on evaluations of the collectibility of advances and prior loss experience. The Company performs ongoing credit evaluations of the Funds which take into account such factors as changes in liquidity and market value of the Fund's assets as well as current economic conditions. At June 30, 2001, management estimates that all advances made to the Rogers Raw Materials Fund, L.P. will be fully recovered. Management believes that the collection of advances to the Rogers International Raw Materials Fund, L.P. is probable, however, it is at least reasonably possible that management's estimate of the outcome will change during the next year. That amount cannot be estimated. Since it has not been the practice of the Funds to repay the advances on a periodic basis, the advances have not been reflected as current assets on the accompanying balance sheet.

    The Company has agreements with a member to act as its investment manager. For these services, the Company pays the member an advisory fee equal to 15 basis points per annum on the first $500 million under management in the Rogers Raw Materials Fund, L.P., plus 10 basis points per annum on the excess over $500 million in the fund. For the six months ended June 30, 2001, the Company incurred $20,481 in advisory fees. These fees are reflected as a management expense in the accompanying statements. At June 30, 2001, the Company owed the member $28,806 in advisory fees which is included in accounts payable on the accompanying balance sheet. Termination of this agreement can be affected upon 30 days written notice by either party.

    In 1998, the Company entered into a consulting agreement with a managing member to provide trading-related advice. The fee for these services is $5,000 per month. For the six months ended June 30, 2001, the Company incurred $30,000 in consulting fees. These fees are reflected as a management expense in the accompanying statements. At June 30, 2001, the Company owed the member $73,500 which is included in accounts payable on the accompanying balance sheet. The term of this agreement shall continue until December 31, 2010, however, it may be terminated at any time upon 90 days written notice by either party.

    The Company paid a managing member $48,732 for marketing services during the six months ended June 30, 2001. These payments are reflected as a marketing expense on the accompanying income statement.

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                                 JUNE 30, 2001

                                  (UNAUDITED)

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company retains a member to provide all legal services to the Company. The Company incurred $1,684 in legal expenses during the six months ended June 30, 2001. These fees are reflected as a general and administrative expense on the accompanying statements.

    As the general partner of the Rogers International Raw Materials Fund, L.P., the Company is obligated, under the partnership agreement, to contribute $25,000 in capital to the Fund immediately prior to the time the Fund commences trading. The Company expects the Fund to commence trading near the end of 2001.

4. MEMBERS' AGREEMENT

    The Company's operating agreement restricts the transfer of member interests. The agreement also requires annual distributions to be made to the members in amounts necessary to pay any income tax resulting from Company profits or to settle any complaint of a regulatory agency related to the Company. The Company's members are not committed to fund the Company's cash flow deficits or to provide any other direct or indirect financial assistance to the Company.

5. COMMITMENTS

    The Company has committed to fund the following expenses on behalf of the Rogers International Raw Materials Fund, L.P. The Company's management believes that these expenses will be recovered upon the initial closing of the Rogers International Raw Materials Fund, L.P. and if necessary, additional capital contributions to the Company could be raised to cover operating capital shortfalls.

    In August 2001, the Company entered into an agreement with a printing company to guarantee the payment of printing costs associated with the public offering of the Rogers International Raw Materials Fund, L.P. Under the agreement, the Company has committed to pay $30,000 upon the printing of the amended Registration Statement which is expected in September 2001 and $45,000 upon the initial "Closing" of the offering which is expected in late 2001.

    The Company is also committed to pay the balance of the costs, which are estimated at approximately $60,000 if 90 days after the "Closing" the subscriptions by limited partners in the Rogers International Raw Materials Fund, L.P. are less than $10,000,000. The Company is also committed to pay legal fees associated with the public offering of Rogers International Raw Materials Fund, L.P. if the Fund is unable to pay such fees. The amount of these fees cannot be reasonably estimated.

--------------------------------------------------------------------------------

                             VORISEK & COMPANY, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS - CONSULTANTS
                3301 Chellington Drive, McHenry, Illinois 60050
                         815-344-9336, fax 815-344-9350
--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT

To the Partners of Rogers Raw Materials Fund, L.P.:

    We have audited the accompanying statement of financial condition of Rogers Raw Materials Fund, L.P. at December 31, 2000 and 1999 and the related statements of operations, and changes in partners' equity for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rogers Raw Materials Fund, L.P. at December 31, 2000 and 1999 and the results of its operations for the years then ended in conformity with generally accepted accounting principles.

/s/ Vorisek & Company, LLC

Vorisek & Company, LLC
Certified Public Accountants
McHenry, IL
March 9, 2001

                        ROGERS RAW MATERIALS FUND, L.P.

                        STATEMENT OF FINANCIAL CONDITION

                           DECEMBER 31, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   -----------
                                        ASSETS
Cash at Bank................................................  $   238,045            --
Cash at Broker..............................................    2,060,717   $   195,750
US Treasury Securities......................................   20,879,846    11,464,062
Unrealized net trading gain(loss)...........................   (1,479,743)      337,025
                                                              -----------   -----------
Total Assets................................................  $21,698,865   $11,996,837
                                                              ===========   ===========
                                      LIABILITIES
Replacement tax payable.....................................  $    52,951            --
Accrued management fees.....................................       40,444   $     5,785
Redemptions payable.........................................      300,000            --
Payable to General Partner..................................       56,353            --
                                                              -----------   -----------
  Total Liabilities.........................................      449,748         5,785
                                  PARTNERSHIP EQUITY
Limited Partners............................................   21,249,117    11,991,052
                                                              -----------   -----------
Total Liabilities and Partnership Equity....................  $21,698,865   $11,996,837
                                                              ===========   ===========

See accompanying notes to financial statements.

                        ROGERS RAW MATERIALS FUND, L.P.

                            STATEMENT OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   ----------
REVENUE
Realized net trading gain...................................  $ 4,639,585   $1,698,829
Gain(loss) on US Treasury securities sales..................           --      (26,716)
Change in unrealized net trading gain(loss).................   (1,816,768)     496,735
Change in unrealized gain on US Treasury securities.........           --       11,460
Foreign exchange gain(loss).................................      (11,285)       9,185
Interest income.............................................       49,514           --
US Treasury interest income.................................    1,257,903      337,946
                                                              -----------   ----------
  Total Revenue.............................................    4,118,949    2,527,439
                                                              -----------   ----------
EXPENSE
Commissions.................................................       59,006       34,314
NFA & exchange fees.........................................        6,512        2,558
Management fees.............................................      110,187       48,476
Administrative fees.........................................       56,576           --
Replacement tax.............................................       78,603           --
                                                              -----------   ----------
  Total Expense.............................................      310,884       85,348
                                                              -----------   ----------
Net Income..................................................  $ 3,808,065   $2,442,091
                                                              ===========   ==========

See accompanying notes to financial statements.

                        ROGERS RAW MATERIALS FUND, L.P.

                         STATEMENT OF PARTNER'S EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                CLASS A       CLASS B      CLASS C
                                                LIMITED       LIMITED      LIMITED
                                                PARTNERS     PARTNERS      PARTNERS       TOTAL
                                               ----------   -----------   ----------   -----------
12/31/98 Equity..............................          --   $ 4,517,851   $  881,110   $ 5,398,961
Additions....................................          --     4,150,000           --     4,150,000
Net Income...................................          --     2,099,398      342,693     2,442,091
Withdrawals..................................          --            --           --            --
                                               ----------   -----------   ----------   -----------
12/31/99 Equity..............................          --   $10,767,249   $1,223,803   $11,991,052
Additions....................................  $1,650,000     4,100,000           --     5,750,000
Net Income...................................     180,009     3,334,746      293,310     3,808,065
Withdrawals..................................          --      (300,000)          --      (300,000)
                                               ----------   -----------   ----------   -----------
12/31/00 Equity..............................  $1,830,009   $17,901,995   $1,517,113   $21,249,117
                                               ==========   ===========   ==========   ===========

                                                CLASS A       CLASS B      CLASS C
12/31/99                                        LIMITED       LIMITED      LIMITED
PER UNIT DATA                                   PARTNERS     PARTNERS      PARTNERS       TOTAL
-------------                                  ----------   -----------   ----------   -----------
Net asset value..............................          --   $   123,182   $  122,380
                                               ==========   ===========   ==========
Units outstanding............................          --          87.4         10.0          97.4
                                               ==========   ===========   ==========   ===========
12/31/00
PER UNIT DATA
---------------------------------------------
Net asset value..............................  $  153,780   $   153,800   $  151,711
                                               ==========   ===========   ==========
Units outstanding............................        11.9         116.4         10.0         138.3
                                               ==========   ===========   ==========   ===========

See accompanying notes to financial statements.

                        ROGERS RAW MATERIALS FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS AND ORGANIZATION:

    Rogers Raw Materials Fund, L.P. (the "Partnership") is an Illinois Limited Partnership established in August 1997 under the laws of the Sate of Illinois relating to Limited Partnerships. The Partnership was amended on June 18, 1998. The Partnership trades a portfolio of cash forward commodity contracts and commodity futures contracts, exclusively on the long side of the market; that is the Partnership will not sell short any commodity cash forward or futures contracts. The Partnership commenced trading During August 1998. The Partnership will terminate December 31, 2097 or earlier upon certain circumstances as defined in the Limited Partnership Agreement.

NET ASSETS:

    The valuation of net assets includes unliquidated commodity futures and forward contracts owned by the Partnership, if any, at the end of the period. The unrealized gain or loss on these contracts if any, has been calculated based on closing prices on the last business day of the year. Foreign currency is translated into US dollars at the exchange rate prevailing on the last business day of the year. Net asset value is determined by subtracting liabilities from assets, which also equals Partnership equity.

PROFIT AND LOSS ALLOCATION:

    Limited Partners share in the profits and losses in the Partnership in the proportion in which each partner's capital account bears to all partner's capital accounts.

INCOME TAXES:

    No provision for income taxes has been made since the Partnership is not subject to taxes on income. Each partner is individually liable for the tax on its share of income or loss. The Partnership prepares a calendar year information tax return. However, the Fund is subject to a 1.5% Illinois State replacement tax on its net earnings.

REVENUE RECOGNITION:

    Commodity futures contracts are recorded on the trade date, and open positions are reflected in the accompanying statement of financial condition as the difference between the original contract value and the market value on the last business day of the reporting period. The market value of the commodity futures and options contracts is based upon the most recent available settlement price on the appropriate commodity exchanges. US Treasury Securities are reported at cost plus accrued interest, net of unrealized gains or (losses), which approximates market. Changes in unrealized gains or (losses) represent the total increases (decreases) in unrealized gains or (increases) decreases in unrealized losses on open positions during the period.

INTEREST INCOME RECOGNITION:

    The Partnership records interest income in the period it is earned.

STATEMENT OF CASH FLOWS:

    The Partnership has elected not to provide a statement of cash flows as permitted by Statement of Accounting Standards 102 "Statement of Cash Flows".

NOTE 2. AGREEMENTS AND RELATED PARTY TRANSACTIONS:

    The Agreement of Limited Partnership vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, LLC. The General Partner is responsible for the trading decisions of the Partnership.

    The Partnership pays the General Partner an annual management fee determined by multiplying the average sum of Partner capital in each Class by the following: Class A--65 basis points, Class B--50 basis points, Class C--150 basis points.

                        ROGERS RAW MATERIALS FUND, L.P.

NOTE 2. AGREEMENTS AND RELATED PARTY TRANSACTIONS: (CONTINUED)
    If the amount of management fees paid to the Partnership's general partner during a year does not equal or exceed one percent (1%) of the amount of the Partnership's net profits for that year, the general partner will receive an allocation of profits in an amount equal to the difference between one percent of the net profits and the amount of the management fees paid.

    The Partnership pays commissions to the clearing broker for brokerage services.

    Administrative and trading expenses are borne by the Partnership, except Class C Limited Partners will not be allocated or charged brokerage commissions. Rather, the General Partner will pay the brokerage commissions that would otherwise be allocated to Class C Limited Partners.

NOTE 3. PARTNERSHIP EQUITY AND REDEMPTION'S:

    Limited Partners may contribute additional funds, with 30 days prior written notice to the General Partner, at month end. Limited Partners may withdraw capital, with 20 days prior written notice to the General Partner, at month end, beginning six months after their initial investment in the Partnership.

    There are three "classes" of Limited Partner, A, B and C. The sole difference in the terms and conditions attendant to each of the three classes will be in the Management Fee and the brokerage commissions. See Note 2 above.

    New Partners are admitted and redemptions are made at net asset value per unit, by class, as of the end of each calendar month. Net asset value per unit, by class, is calculated as the net asset value, by class, at month end divided by the number of outstanding units, by class, at month end.

NOTE 4. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET CREDIT AND MARKET RISK:

    Included in the definition of financial instruments are forward contracts and futures. The Partnership invests in various commodity-related futures and forward contracts. These contracts are marked to market daily, with variations in the value settled on a daily basis with the exchange upon which they are traded. For these contracts the unrealized gain or loss rather than the notional amounts, represents the approximate future cash requirements.

    At December 31, 2000 and 1999 the Partnership owned open positions that would have used approximately ($1,479,700) and earned $337,000, respectively, if settled. The average fair value of open positions at December 31, 2000 and 1999 was $171,174 and $88,658, respectively.

    Theoretically, the Partnership is exposed to a market risk (loss) equal to the notional value of financial instruments purchased. Generally financial instruments can be closed out at the discretion of the General Partner. However, if the market is illiquid, it could prevent the timely closeout of any unfavorable positions or require the Partnership to hold these positions until maturity, regardless of the changes in their value or the General Partner's investment strategies.

    The Partnership's trading is designed to replicate the positions and trading which comprise the Rogers International Commodity Index (the "Index"). This Index consists of a basket of commodities employed within the world economy and traded in seasoned markets, as futures and forward contracts. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents "diversification" and the global coverage of these contracts reflects the current state of international trade and commerce. In order to minimize market and credit risks, the General Partner monitors the positions held by the Partnership on a daily basis and no trading discretion is utilized other than the replication of the Index. Contracts are purchased or liquidated according to the replication of the index.

    Futures contracts have little credit risk because futures exchanges are the counterparties.

                        ROGERS RAW MATERIALS FUND, L.P.

NOTE 5. DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL
INSTRUMENTS:

    A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset. The underlying asset can be currencies, commodities, interest rates, stocks, or any combination. Changes in the underlying asset indirectly affect the value of the derivative. All trading instruments are subject to market risk, the risk that future changes in market conditions may make an instrument less valuable or more onerous. As the instruments are recognized at fair market value, those changes directly affect reported income.

    Futures and forward contracts used for trading purposes are recorded in the statement of financial condition at fair value at the reporting date. Per Financial Accounting Standards Board Interpretation No. 39, the fair value of open contracts in a loss position is offset against the fair value of open contracts in a gain position. The Partnership applies this industry accepted accounting practice in the financial statements. Realized and unrealized changes in fair values are recognized in the period in which the changes occur.

    Notional amounts are equivalent to the aggregate face value of the derivative financial instruments. Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Partnership's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and other terms of the derivatives. At December 31, 2000 and 1999 the Partnership owned open positions with an approximate notional value of $32,352,000 and $16,290,000, respectively.

    The Partnership invests in financial instruments, which includes futures and forward contracts. All contracts are of the same class of derivative instrument, commodity-related derivatives. Futures contracts are commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be settled in cash or through delivery.

    The Partnership has funds at the Clearing Broker in accounts, which are used to meet minimum margin requirements for all of the Partnership's open positions. These requirements are adjusted, as needed, due to daily fluctuations in the values of the underlying assets.

    Non-Regulated futures contracts have foreign exchange risk since the contracts are traded in currency denominations other than US dollars. Foreign currency trading gains or losses are reported under realized and unrealized trading gains in the statement of operations. Foreign currency gains or losses are the result of the conversion of the foreign currency denomination to US dollars.

    Foreign currency gains (losses) for the years ended December 31, 2000 and 1999 were $(11,285) and $9,185, respectively.

    The Partnership had realized gains from trading for the years ended December 31, 2000 and 1999 of $4,639,585 and $1,698,829, respectively, as reported in the statement of operations. These realized gains included losses from non-regulated contracts of $(124,983) and $(43,088) for the same periods.

    The Partnership had income (loss) from the change in unrealized gains for the years ended December 31, 2000 and 1999 of approximately $(1,816,800) and $496,735, as reported in the statement of operations.

                        ROGERS RAW MATERIALS FUND, L.P.

NOTE 5. DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL
INSTRUMENTS: (CONTINUED)
                        UNREALIZED HOLDINGS AT 12/31/00

                                                   REGULATED FUTURES        NON-REGULATED FUTURES
                                               -------------------------   -----------------------
                                                  FAIR        NOTIONAL       FAIR       NOTIONAL
                                                  VALUE         VALUE        VALUE        VALUE
FUTURES CONTRACT VALUES                        -----------   -----------   ---------   -----------
Purchase Contracts

    Assets...................................  $   517,680   $ 5,106,000   $ 107,237   $ 2,707,000
    Liabilities..............................   (1,854,236)   14,653,000    (227,766)    5,350,000

Sell Contracts

    Assets...................................           --            --      74,858     1,897,000
    Liabilities..............................           --            --     (97,516)    2,639,000
                                               -----------   -----------   ---------   -----------

Total........................................  $(1,336,556)  $19,759,000   $(143,187)  $12,593,000
                                               ===========   ===========   =========   ===========

                                                  FAIR        NOTIONAL       FAIR       NOTIONAL
                                                  VALUE         VALUE        VALUE        VALUE
CONTRACT MATURITY DATES                        -----------   -----------   ---------   -----------
January 2001                                            --            --   $(122,800)  $ 5,346,000
February 2001                                  $(1,222,457)  $11,402,000     (53,625)    4,368,000
March 2001                                        (116,969)    7,934,000      33,238     2,879,000
April 2001                                           2,870       423,000          --            --
                                               -----------   -----------   ---------   -----------
Total........................................  $(1,336,556)  $19,759,000   $(143,187)  $12,593,000
                                               ===========   ===========   =========   ===========

                        ACCOUNTANT'S COMPILATION REPORT

To the Partners of Rogers Raw Materials Fund, L.P.:

    We have compiled the accompanying statement of financial condition of Rogers Raw Material Fund, L.P. as of June 30, 2001 and the related statements of operations, and changes in partners' equity for the six months ended June 30, 2001 in accordance with standards established by the American Institute of Certified Public Accountants.

    A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

/s/ Vorisek & Company, LLC
Certified Public Accountants
McHenry, IL
August 31, 2001

                        ROGERS RAW MATERIALS FUND, L.P.

                        STATEMENT OF FINANCIAL CONDITION

                                 JUNE 30, 2001

                                  (UNAUDITED)

                                 ASSETS
Cash at Bank................................................  $   121,760
Cash at Broker..............................................    1,688,154
US Treasury Securities......................................   24,255,093
Unrealized net trading gain(loss)...........................   (1,543,175)
                                                              -----------
Total Assets................................................  $24,521,832
                                                              ===========
                               LIABILITIES
Replacement tax payable.....................................  $    12,298
Accrued management fees.....................................       34,245
Payable to General Partner..................................       59,276
                                                              -----------
  Total Liabilities.........................................      105,819

                           PARTNERSHIP EQUITY
Limited Partners............................................   24,416,013
                                                              -----------
Total Liabilities and Partnership Equity....................  $24,521,832
                                                              ===========

See accompanying notes to financial statements.

                        ROGERS RAW MATERIALS FUND, L.P.

                            STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                  (UNAUDITED)

                                 REVENUE
Realized net trading loss...................................  $(2,512,662)
Change in unrealized net trading gain(loss).................      (63,431)
Foreign exchange loss.......................................       (6,589)
Interest income.............................................       13,702
US Treasury interest income.................................      855,947
                                                              -----------
  Total Revenue.............................................   (1,713,033)
                                                              -----------
                                 EXPENSE
Commissions.................................................       44,703
NFA & exchange fees                                                 4,967
Management fees.............................................       67,187
Administrative fees.........................................        3,214
                                                              -----------
  Total Expense.............................................      120,071
                                                              -----------
Net Income..................................................  $(1,833,104)
                                                              ===========

See accompanying notes to financial statements.

                        ROGERS RAW MATERIALS FUND, L.P.

                         STATEMENT OF PARTNER'S EQUITY

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                  (UNAUDITED)

                                                CLASS A       CLASS B      CLASS C
                                                LIMITED       LIMITED      LIMITED
                                                PARTNERS     PARTNERS      PARTNERS       TOTAL
                                               ----------   -----------   ----------   -----------
12/31/00 Equity..............................  $1,830,009   $17,901,995   $1,517,113   $21,249,117
Additions....................................   5,500,000            --           --     5,500,000
Net Loss.....................................    (538,166)   (1,186,841)    (108,097)   (1,833,104)
Withdrawals..................................          --      (500,000)          --      (500,000)
                                               ----------   -----------   ----------   -----------
6/30/01 Equity...............................  $6,791,843   $16,215,154   $1,409,016   $24,416,013
                                               ==========   ===========   ==========   ===========

                                                CLASS A       CLASS B      CLASS C
6/30/01                                         LIMITED       LIMITED      LIMITED
PER UNIT DATA                                   PARTNERS     PARTNERS      PARTNERS       TOTAL
-------------                                  ----------   -----------   ----------   -----------
Net asset value..............................  $  143,288   $   143,243   $  140,902
                                               ==========   ===========   ==========
Units outstanding............................        47.4         113.2         10.0         170.6
                                               ==========   ===========   ==========   ===========

See accompanying notes to financial statements.

                        ROGERS RAW MATERIALS FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS AND ORGANIZATION:

    Rogers Raw Materials Fund, L.P. (the "Partnership") is an Illinois Limited Partnership established in August 1997 under the laws of the Sate of Illinois relating to Limited Partnerships. The Partnership was amended on June 18, 1998. The Partnership trades a portfolio of cash forward commodity contracts and commodity futures contracts, exclusively on the long side of the market; that is the Partnership will not sell short any commodity cash forward or futures contracts. The Partnership commenced trading During August 1998. The Partnership will terminate December 31, 2097 or earlier upon certain circumstances as defined in the Limited Partnership Agreement.

NET ASSETS:

    The valuation of net assets includes unliquidated commodity futures and forward contracts owned by the Partnership, if any, at the end of the period. The unrealized gain or loss on these contracts if any, has been calculated based on closing prices on the last business day of the year. Foreign currency is translated into US dollars at the exchange rate prevailing on the last business day of the month. Net asset value is determined by subtracting liabilities from assets, which also equals Partnership equity.

PROFIT AND LOSS ALLOCATION:

    Limited Partners share in the profits and losses in the Partnership in the proportion in which each partner's capital account bears to all partner's capital accounts.

INCOME TAXES:

    No provision for income taxes has been made since the Partnership is not subject to taxes on income. Each partner is individually liable for the tax on its share of income or loss. The Partnership prepares a calendar year information tax return. However, the Fund is subject to a 1.5% Illinois State replacement tax on its net earnings.

REVENUE RECOGNITION:

    Commodity futures contracts are recorded on the trade date, and open positions are reflected in the accompanying statement of financial condition as the difference between the original contract value and the market value on the last business day of the reporting period. The market value of the commodity futures and options contracts is based upon the most recent available settlement price on the appropriate commodity exchanges. US Treasury Securities are reported at cost plus accrued interest, net of unrealized gains or (losses), which approximates market. Changes in unrealized gains or (losses) represent the total increases (decreases) in unrealized gains or (increases) decreases in unrealized losses on open positions during the period.

INTEREST INCOME RECOGNITION:

    The Partnership records interest income in the period it is earned.

STATEMENT OF CASH FLOWS:

    The Partnership has elected not to provide a statement of cash flows as permitted by Statement of Accounting Standards 102 "Statement of Cash Flows".

NOTE 2. AGREEMENTS AND RELATED PARTY TRANSACTIONS:

    The Agreement of Limited Partnership vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, LLC. The General Partner is responsible for the trading decisions of the Partnership.

    The Partnership pays the General Partner an annual management fee determined by multiplying the average sum of Partner capital in each Class by the following: Class A--65 basis points, Class B--50 basis points, Class C--150 basis points.

                        ROGERS RAW MATERIALS FUND, L.P.

NOTE 2. AGREEMENTS AND RELATED PARTY TRANSACTIONS: (CONTINUED)
    If the amount of management fees paid to the Partnership's general partner during a year does not equal or exceed one percent (1%) of the amount of the Partnership's net profits for that year, the general partner will receive an allocation of profits in an amount equal to the difference between one percent of the net profits and the amount of the management fees paid.

    The Partnership pays commissions to the clearing broker for brokerage services.

    Administrative and trading expenses are borne by the Partnership, except Class C Limited Partners will not be allocated or charged brokerage commissions. Rather, the General Partner will pay the brokerage commissions that would otherwise be allocated to Class C Limited Partners.

NOTE 3. PARTNERSHIP EQUITY AND REDEMPTION'S:

    Limited Partners may contribute additional funds, with 30 days prior written notice to the General Partner, at month end. Limited Partners may withdraw capital, with 20 days prior written notice to the General Partner, at month end, beginning six months after their initial investment in the Partnership.

    There are three "classes" of Limited Partner, A, B and C. The sole difference in the terms and conditions attendant to each of the three classes will be in the Management Fee and the brokerage commissions. See Note 2 above.

    New Partners are admitted and redemptions are made at net asset value per unit, by class, as of the end of each calendar month. Net asset value per unit, by class, is calculated as the net asset value, by class, at month end divided by the number of outstanding units, by class, at month end.

NOTE 4. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET CREDIT AND MARKET RISK:

    Included in the definition of financial instruments are forward contracts and futures. The Partnership invests in various commodity-related futures and forward contracts. These contracts are marked to market daily, with variations in the value settled on a daily basis with the exchange upon which they are traded. For these contracts the unrealized gain or loss rather than the notional amounts, represents the approximate future cash requirements.

    At June 30, 2001 the Partnership owned open positions that would have used approximately ($1,543,200) if settled. The average fair value of open positions at June 30, 2001 was ($875,436).

    Theoretically, the Partnership is exposed to a market risk (loss) equal to the notional value of financial instruments purchased. Generally financial instruments can be closed out at the discretion of the General Partner. However, if the market is illiquid, it could prevent the timely closeout of any unfavorable positions or require the Partnership to hold these positions until maturity, regardless of the changes in their value or the General Partner's investment strategies.

    The Partnership's trading is designed to replicate the positions and trading which comprise the Rogers International Commodity Index (the "Index"). This Index consists of a basket of commodities employed within the world economy and traded in seasoned markets, as futures and forward contracts. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents "diversification" and the global coverage of these contracts reflects the current state of international trade and commerce. In order to minimize market and credit risks, the General Partner monitors the positions held by the Partnership on a daily basis and no trading discretion is utilized other than the replication of the Index. Contracts are purchased or liquidated according to the replication of the index.

    Futures contracts have little credit risk because futures exchanges are the counterparties.

                        ROGERS RAW MATERIALS FUND, L.P.

NOTE 5. DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL
INSTRUMENTS:

    A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset. The underlying asset can be currencies, commodities, interest rates, stocks, or any combination. Changes in the underlying asset indirectly affect the value of the derivative. All trading instruments are subject to market risk, the risk that future changes in market conditions may make an instrument less valuable or more onerous. As the instruments are recognized at fair market value, those changes directly affect reported income.

    Futures and forward contracts used for trading purposes are recorded in the statement of financial condition at fair value at the reporting date. Per Financial Accounting Standards Board Interpretation No. 39, the fair value of open contracts in a loss position is offset against the fair value of open contracts in a gain position. The Partnership applies this industry accepted accounting practice in the financial statements. Realized and unrealized changes in fair values are recognized in the period in which the changes occur.

    Notional amounts are equivalent to the aggregate face value of the derivative financial instruments. Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Partnership's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and other terms of the derivatives. At June 30, 2001 the Partnership owned open positions with an approximate notional value of $36,826,000.

    The Partnership invests in financial instruments, which includes futures and forward contracts. All contracts are of the same class of derivative instrument, commodity-related derivatives. Futures contracts are commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be settled in cash or through delivery.

    The Partnership has funds at the Clearing Broker in accounts, which are used to meet minimum margin requirements for all of the Partnership's open positions. These requirements are adjusted, as needed, due to daily fluctuations in the values of the underlying assets.

    Non-Regulated futures contracts have foreign exchange risk since the contracts are traded in currency denominations other than US dollars. Foreign currency trading gains or losses are reported under realized and unrealized trading gains in the statement of operations. Foreign currency gains or losses are the result of the conversion of the foreign currency denomination to US dollars.

    Foreign currency losses for the six months ended June 30, 2001 were ($6,589).

    The Partnership had realized losses from trading for the six months ended June 30, 2001, of ($2,512,662) as reported in the statement of operations. These realized losses included losses from non-regulated contracts of ($237,987) for the same period.

                        ROGERS RAW MATERIALS FUND, L.P.

NOTE 5. DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL
INSTRUMENTS: (CONTINUED)
    The Partnership had losses from the change in unrealized gains for the six months ended June 30, 2001, of approximately ($63,431), as reported in the statement of operations.

                                                   REGULATED FUTURES        NON-REGULATED FUTURES
                                               -------------------------   ------------------------
                                                  FAIR        NOTIONAL        FAIR       NOTIONAL
                                                  VALUE         VALUE        VALUE         VALUE
FUTURES CONTRACT VALUES                        -----------   -----------   ----------   -----------

Purchase Contracts

    Assets...................................  $   143,611   $ 3,340,000   $   22,480   $   775,000
    Liabilities..............................   (1,509,169)   18,984,000     (464,942)    8,024,000

Sell Contracts

    Assets...................................           --            --      285,471     5,191,000
    Liabilities..............................           --            --      (20,625)      512,000
Total........................................  $(1,365,558)  $22,324,000   $ (177,616)  $14,502,000
                                               ===========   ===========   ==========   ===========

                                                  FAIR        NOTIONAL       FAIR       NOTIONAL
                                                  VALUE         VALUE        VALUE        VALUE
CONTRACT MATURITY DATES                        -----------   -----------   ---------   -----------

July 2001....................................           --            --   $  50,981   $ 4,625,000
August 2001..................................  $(1,071,906)  $13,004,000    (114,590)    6,594,000
September 2001...............................     (255,656)    7,795,000    (111,230)    3,044,000
October 2001.................................      (37,996)    1,525,000      (3,940)      199,000
November 2001................................           --            --       1,163        40,000
                                               -----------   -----------   ---------   -----------
Total........................................  $(1,365,558)  $22,324,000   $(177,616)  $14,502,000
                                               ===========   ===========   =========   ===========

                                                                      APPENDIX A

                         LIMITED PARTNERSHIP AGREEMENT

                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

    This Second Amended and Restated Agreement of Limited Partnership is made as of this 15th day of August, 2001 by and between Beeland Management Company, L.L.C., an Illinois limited liability company, as General Partner, and Clyde C. Harrison, an individual, as Original Limited Partner, and those other parties who now or hereafter, from time to time, execute this Agreement or counterparts hereof, as Limited Partners.

                                  WITNESSETH:

    WHEREAS, the parties hereto formed a limited partnership (the "Partnership") pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Illinois (the "Act") under the name Rogers International Raw Materials Fund, L.P.;

    WHEREAS, the parties desire to incorporate certain amendments to their Agreement of Limited Partnership; and

    WHEREAS, the parties hereto intend to hereby document the terms and conditions pursuant to which the Partnership will operate.

    NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto, intending to be legally bound, hereby adopt the following terms and conditions as their Agreement of Limited Partnership.

                                   ARTICLE I
                        FORMATION OF LIMITED PARTNERSHIP

    The Partnership was formed, created and established as a limited partnership under the Act by and between the parties hereto. The rights and liabilities of the Partners shall be as set forth in the Act, except as herein otherwise expressly provided. The General Partner caused to be filed the Partnership's Certificate of Limited Partnership on May 8, 2000 and shall cause an Amendment to that Certificate to be filed at such time(s) as such a filing is required by the Act. The above recitals are hereby incorporated by this reference, as an integral part of this Agreement, and not as mere introductory material.

                                   ARTICLE II
                                      NAME

    The business of the Partnership shall be conducted under the name of Rogers International Raw Materials Fund, L.P. or such other name as the General Partner shall from time to time hereafter designate in writing to the Limited Partners.

                                  ARTICLE III
                                  DEFINITIONS

    When used in this Agreement, and not otherwise specifically defined, the following terms shall have the meanings set forth below.

    (a) "Accounting Period" means (i) any fiscal year of the Partnership or
(ii) any shorter period ending as of the last day of a calendar month prior to the month in which the Partnership Interest of any Partner shall change, whether by withdrawal(s), the admission of new Partners, the contribution of additional capital, or otherwise. Any Accounting Period which begins on a date other than the first day of a fiscal year shall close not later than December 31 of that fiscal year.

    (b) "Act" means the Revised Uniform Limited Partnership Act of the State of Illinois.

    (c) "Additional Limited Partner" means a Limited Partner (other than a Substituted Limited Partner) admitted to the Partnership after the close of the offering of interests in the Partnership described in Section 8.3.

    (d) "Affiliate" of the General Partner shall mean (i) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the General Partner; (c) any person, directly or indirectly, controlling, controlled by, or under common control of the General Parner; (d) any officer, director, partner or member of the General Partner; or (e) if the General Partner is an officer, director, or partner, any person for which the General Partner acts in any such capacity.

    (e) "Agreement" means this Agreement of Limited Partnership, as it may be amended, modified or supplemented from time to time.

    (f) "Allocable Share of Net Profits or Net Losses" of a Partner means, for any Accounting Period, that part of Net Profits or Net Losses for such Accounting Period allocable to the Partner pursuant to Article IX of this Agreement.

    (g) "Capital Account" means a separate account maintained for each Partner. A Partner's Capital Account shall be credited with: (1) In the case of a Limited Partner, its Capital Contribution and its Allocable Share of Net Profits, and
(2) in the case of the General Partner, its Capital Contribution, its Allocable Share of Net Profits, if any, which it elects to contribute to the capital of the Partnership as a Capital Contribution pursuant to Section 8.1 and any Allocable Share of Net Profits thereon (as a Limited Partner). A Partner's Capital Account shall be reduced by: (1) its Allocable Share of Net Losses and
(2) cash and the fair market value of other property distributed to the Partner. The term "Capital Account" shall have reference not only to the Capital Account as such, but also to the balance in the Capital Account of a Partner at any specified time.

    (h) "Capital Contribution" means all contributions to the Partnership capital by a General or Limited Partner pursuant to Sections 8.1, 8.2 and 8.6, less any Distributions to the Partner which are treated as a return of capital pursuant to Section 8.5.

    (i) "Code" means the Internal Revenue Code of 1986, as amended, and successor laws of similar effect.

    (j) "Distribution" means a transfer of property or payment of cash to a Partner by the Partnership. "Distribution" does not include repayment or reimbursement of any loans or advances made by the General Partner to the Partnership.

    (k) "ERISA" means the Employee Retirement Income Security Act of 1974, and any amendments or modifications thereof.

    (l) "ERISA Limited Partner" means a Limited Partner who is (i) an "Employee Benefit Plan," as defined in Section 3(3) of ERISA; (ii) a plan described in
Section 4975(e)(1) of the Code; or (iii) a partnership, the general partner of which has been appointed "investment manager," as defined in Section 3(38) of ERISA, over the assets used by one or more Employee Benefit Plans to purchase limited partnership interests in such partnership.

    (m) "General Partner" means Beeland Management Company, L.L.C., or any successor or successors thereto acting in the capacity of the General Partner of the Partnership through its Managing Member or any other duly authorized agent.

    (n) "Government Security" and "Government Securities" shall have the meanings assigned to such terms under the Investment Company Act of 1940, as amended (the "1940 Act").

    (o) "Index" means the Rogers International Commodity Index.

    (p) "Initial Closing" shall have the meaning set forth in Section 8.3(a).

    (q) "Limited Partners" means the parties who execute this Agreement or a counterpart hereof as limited partners (including the Original Limited Partner and all Additional Limited Partners), and the General Partner, if it makes a Capital Contribution, to the extent of such contribution (and Distributions thereon). Reference to a "Limited Partner" shall mean any one of the Limited Partners.

    (r) "Net Assets" shall have the meaning set forth in Section 8.3(c).

    (s) "Net Asset Value Per Unit" shall have the meaning set forth in
Section 8.3(c).

    (t) "Net Profits" or "Net Losses" shall mean all net profits earned by or net losses incurred by the Partnership in any Accounting Period or other fiscal period, including all of the Partnership's open positions in securities, commodities, including futures, forward and option contracts and any and all interests therein ("Positions"), minus the amount of any Management Fee, as provided in Section 11.1, determined on an accrual basis in accordance with generally accepted accounting principles; provided, however, that all of the Partnership's Positions shall be valued at their fair market value as of the end of each Accounting Period. On all Positions which were open at the beginning of an Accounting Period and subsequently closed during the Accounting Period, gain or loss shall be determined on the basis of the fair market values used at the close of the immediately preceding Accounting Period. All questions relating to valuation arising in determining Net Profits or Net Losses shall be resolved by the Partnership's regularly employed certified public accountants, whose good faith decision shall, absent manifest error or fraud, be final.

    (u) "Original Limited Partner" means Clyde C. Harrison.

    (v) "Partners" means the General Partner and all Limited Partners where no distinction is required by the context in which the term is used herein.

    (w) "Partnership" means Rogers International Raw Materials Fund, L.P., a limited partnership formed pursuant to the provisions of the Act.

    (x) "Partnership Interest" means, with respect to a Limited Partner, such Limited Partner's ownership interest in the Partnership at any particular time, including the right to the benefits to which a Limited Partner may be entitled to under this Agreement and his obligation to comply with the terms and obligations of this Agreement. Limited Partners shall own only full Units (as defined in Section 8.2(a)). Thus, each Limited Partner's Partnership Interest shall, for all purposes, be the ratio that the number of Units owned by that Limited Partner bears to the aggregate total of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner). Reference to Limited Partners holding a majority or a specified percentage in Partnership Interest shall mean any Limited Partner or group of Limited Partners who own over 50% or at least such specified percentage, as the case may be, of the aggregate total of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner).

    (y) "Section" means a Section of this Agreement if no reference is made to a statute, law or other document.

    (z) "Subscription Agreement" means the Agreement for subscription for the purchase of Units of the Partnership in such form as is approved by the General Partner.

                                   ARTICLE IV
                                    PURPOSE

    The purpose of the Partnership is to invest its funds in a portfolio of commodity futures and cash forward contracts traded on both recognized exchanges and in the off-exchange or "over-the-counter" markets throughout the world, as the General Partner shall, in its sole discretion, determine. The purpose of such investing and trading shall be to replicate, to the extent deemed reasonably possible by the General Partner, the component commodity positions which comprise the Index. The Partnership shall also invest its funds in Government Securities.

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    The Partnership may engage in any and all activities, including the borrowing and lending of money, related or incidental to the activities described above. However, the Partnership shall not operate in a manner which would cause it to become an investment company required to register under the 1940 Act.

                                   ARTICLE V
                         NAMES AND ADDRESS OF PARTNERS

    The names and addresses of the Partners are as set forth in Schedule A attached hereto and incorporated herein by reference, as amended, modified or supplemented from time to time.

                                   ARTICLE VI
                                      TERM

    The term of the Partnership shall begin upon the filing of its Certificate of Limited Partnership and continue until the close of business on December 31, 2020, unless sooner terminated as hereinafter provided.

                                  ARTICLE VII
                          PRINCIPAL PLACE OF BUSINESS

    The principal place of business of the Partnership shall be at 1000 Hart Road, Barrington, Illinois, 60010. The General Partner may, from time to time, change the principal place of business or establish additional places of business whether within or without the State of Illinois. In such event, the General Partner shall notify the Limited Partners of such change.

                                  ARTICLE VIII
                           CAPITAL AND CONTRIBUTIONS

    SECTION 8.1.  GENERAL PARTNER

    (a) The General Partner shall make a Capital Contribution to the Partnership immediately prior to the time the Partnership commences trading, in an amount in its sole discretion, provided, however, that said Capital Contribution shall be in an amount greater than $25,000 and shall be made in an increment of full Units.

    (b) A Capital Account shall be established and maintained for the General Partner, which shall be credited and debited as provided in paragraph (g) of
Article III.

    (c) The General Partner shall be deemed to be a Limited Partner to the extent of the General Partner's Capital Contribution, for all purposes under this Agreement. All Capital Contributions of the General Partner shall be evidenced by Units (as defined in Section 8.2(a)).

    SECTION 8.2.  LIMITED PARTNERS

    (a) Each Limited Partner shall make an initial Capital Contribution to the Partnership in the amount called for by his Subscription Agreement. Each Limited Partner's Capital Contribution is due upon subscription. The Capital Contributions to be made to the Partnership by the Limited Partners shall be divided into and evidenced by units of Partnership Interests (the "Units") with a purchase price per Unit specified in Section 8.3(a). Each Limited Partner, other than the Original Limited Partner, must agree to make an initial Capital Contribution of at least one hundred (100) Units.

    (b) A Capital Account shall be established for each Limited Partner, which shall be credited and debited as provided in paragraph (g) of Article III.

    (c) The Original Limited Partner executed this Agreement and contributed a total of $5,000 to the Partnership, constituting five Units and shall have no obligation to make any further Capital Contribution.

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The Original Limited Partner may, but shall not be obligated to, withdraw from the Partnership upon the admission of any additional Limited Partner(s).

    SECTION 8.3.  SALE OF UNITS OF LIMITED PARTNERSHIP INTEREST

    (a) The General Partner shall solicit subscriptions for the purchase of Units in an offering (the "Offering"), the terms of which shall be as set forth in a prospectus (the "Prospectus") included in a registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC"). The purchase price per Unit prior to the commencement of trading activities by the Partnership shall be One Hundred Dollars ($100) per Unit. The purchase price per Unit after the Partnership has commenced trading shall be the Net Asset Value per Unit (as that term is defined in Section 8.3(c)) as of the close of business on the day preceding the effective date of the purchase.

    Each Limited Partner, other than the Original Limited Partner, must agree to make a Capital Contribution of at least one hundred (100) Units. The General Partner and affiliates of the General Partner may subscribe for Units on the same terms and conditions as any other subscriber. During the Offering, the General Partner may admit as a Limited Partner, within its sole and unrestricted discretion, those persons and entities who deliver to the Partnership an executed Subscription Agreement in accordance with the terms thereof, including payment of the subscription called for therein. Each subscriber whose Subscription Agreement is accepted by the Partnership as a Limited Partner, shall make its Capital Contribution to the Partnership by delivering the full amount of the purchase price for the Units subscribed for in cash or by check. Initially, all Cash Contributions received by the Partnership in satisfaction of subscription obligations shall be deposited and held in trust in an escrow account maintained at a bank or trust company selected by the General Partner.

    The Partnership shall not commence trading unless and until the General Partner has accepted subscriptions for at least Fifty Thousand (50,000) Units (the "Minimum Units") by December 15, 2001. The Partnership may commence trading at any time after the proceeds from the Minimum Units have been released from escrow (the "Initial Closing"), at which time subscribers shall first be admitted to the Partnership as Limited Partners. If, for any reason whatsoever, the General Partner has not received and accepted Subscription Agreements for the Minimum Units by December 15, 2001, the Offering shall terminate and all amounts paid by subscribers for Units shall be returned in the manner and subject to the terms provided in the Subscription Agreements. Assuming the Initial Closing is held, the Offering shall continue for such period as the Registration Statement shall remain effective.

    The General Partner may, in its sole discretion, employ registered broker-dealers ("Soliciting Dealers") to assist in the offer and sale of the Units. All Soliciting Dealers employed by the General Partner shall be required to execute a soliciting dealer agreement in a form approved by the General Partner. The General Partner shall be authorized to pay Soliciting Dealers the compensation described in such soliciting dealer agreement.

    The number of Units purchased by each subscribing Limited Partner, the amount of the Capital Contribution each Limited Partner has made and the Partnership Interest of each Limited Partner shall be recorded on Schedule A opposite each Limited Partner's name and address. No certificate or other evidence of ownership shall be issued in respect of the Units or Partnership Interests other than this Agreement, or a counterpart thereof (including Schedule A) which, when executed and delivered by the General Partner, shall solely represent and evidence the Units and Partnership Interests purchased by each Limited Partner. However, the Partnership may retain a Subscription Agent whose duties may include providing notification to Limited Partners with respect to their ownership of Units.

    (b) After the termination of the Offering, the General Partner may, in its discretion, accept additional subscriptions for Units, and may, at times subsequent to the Offering, make additional offerings of Units on the following terms and conditions:

        (1) Each subsequent Unit sold ("New Units") shall require the Capital Contribution specified by Section 8.3(a);

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        (2) New Units sold during any month shall be accepted or rejected as of the close of business on the last trading day of such month;

        (3) Each Additional Limited Partner shall execute and acknowledge such instruments as the General Partner may deem necessary or desirable to effectuate such admission and to confirm that the Additional Limited Partner has agreed to be bound by all the covenants, terms and conditions of this Agreement;

        (4) The General Partner may register Units and/or make additional public or private offerings of Units, in its sole discretion. The General Partner does not, however, have any obligation or duty to register any Units with any authority. No Limited Partner shall have any preemptive or other rights with respect to the issuance or sale of any additional Units. The General Partner may, in its sole discretion, terminate any offering of Units.

    (c) "Net Assets" of the Partnership for purposes of this Agreement shall mean the Partnership's total assets minus the Partnership's total liabilities, determined in accordance with generally accepted accounting principles, with all open positions marked to market. The term "Net Asset Value Per Unit" for purposes of this Agreement means the Net Assets of the Partnership at the time of calculation divided by the aggregate number of Units outstanding at that time.

    SECTION 8.4.  STATUS OF CAPITAL ACCOUNT OF LIMITED PARTNER

    Except as otherwise specifically set forth in this Agreement, no Limited Partner shall have the right to withdraw all or any part of the credit balance in his Capital Account, to receive any Distribution from the Partnership or to demand or receive property other than cash in withdrawal of the credit balance of his Capital Account or as Distributions of income. No Limited Partner shall have priority over another Limited Partner in connection with the return of his Capital Contributions or Distribution of the credit balance in his Capital Account, or as to any other Distributions by the Partnership. Capital contributed to the Partnership and the credit balance in a Partner's Capital Account shall not bear interest.

    SECTION 8.5.  WITHDRAWAL OF INTERESTS

    (a) Upon the terms and conditions set forth in this Section 8.5, a Limited Partner may reduce or redeem all of its Partnership Interest in the Partnership, and have part or all of the credit balance in its Capital Account returned to it, by withdrawing funds from its Capital Account.

    (b) A Limited Partner who desires to have all or a portion of the credit balance in its Capital Account returned to it shall give the General Partner written notice (a "Notice of Withdrawal") not less than sixty (60) prior to the date as of which the Limited Partner desires to effect such partial or complete withdrawal. The General Partner may, but shall not be required to, employ a Subscription Agent as its agent to receive and process any such Notice of Withdrawal. The Notice of Withdrawal shall state the date upon which the withdrawal is desired, which date must be the last trading day of any month (the "Withdrawal Date"). In the case of a partial withdrawal, such notice shall also specify either the percentage of the credit balance in his Capital Account that he wishes to withdraw at the Withdrawal Date, or the dollar amount of capital which he wishes to have returned to him, subject to the requirement that any such withdrawals may only be in increments of the Net Asset Value of a Unit and to the additional terms and conditions set forth in this Section 8.5. However, except as permitted under subsection (e) of this Section 8.5, no Limited Partner may withdraw any part of its Capital Account until three (3) months have elapsed from the later of the following dates: (i) the date on which the proceeds for the Limited Partner's subscription are invested in the market; and (ii) the Initial Closing date. Any withdrawal request approved by the General Partner or its agent shall be effective as of the close of business on the Withdrawal Date specified in the Notice of Withdrawal.

    (c) In the event a Limited Partner has delivered an appropriate Notice of Withdrawal to the Partnership, the General Partner shall distribute to the withdrawing Limited Partner, per Unit withdrawn, an amount equal to the Net Asset Value Per Unit as of the effective time of the withdrawal on the Withdrawal Date, less an amount (the "Holdback") equal to the greater of
(i) two percent (2%) of the Net Asset Value Per Unit, or (ii) $100, to cover accrued, but unpaid, management fees and other expenses

                                      A-7
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payable by the Partnership and chargeable against Net Assets as of such date.
Any such Limited Partner's Capital Account shall be reduced by the amount so paid and its Partnership Interest shall be adjusted accordingly as of the Withdrawal Date. Payment for the withdrawn Units shall be made within 30 days after the Withdrawal Date. From the time of the General Partner's receipt of a Notice of Withdrawal to the effective time of the withdrawal on the Withdrawal Date, the Units will remain at risk in the business of the Partnership and the withdrawing Limited Partner shall have all the rights of a Limited Partner under this Agreement but shall not share in Net Profits or Net Losses. After the close of the fiscal year in which the withdrawal was effected, the account of the Limited Partner who effected the withdrawal shall be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the Holdback. After such charge, any positive balance remaining from the Holdback shall be promtptly paid to the withdrawn Limited Partner, in the same manner as the balance of the withdrawal.

    (d) No Limited Partner may withdraw less than all of the credit balance of its Capital Account in accordance with the above provisions if, as of the Withdrawal Date, such withdrawal would reduce the credit balance of its Capital Account to less than the ten full Units (after subtracting the amount such Limited Partner wishes to withdraw).

    (e) Notwithstanding the provisions of Section 8.5(d), if the General Partner determines it is in the best interests of the Partnership, it may permit a Limited Partner, including the Original Limited Partner, to withdraw part or all of the credit balance in his Capital Account at any time.

    (f) A Limited Partner shall have no personal liability for the debts, liabilities and other obligations of the Partnership from and after the effective date of a complete return of the credit balance in such Limited Partner's Capital Account as provided in this Section 8.5, except to the extent provided under Illinois law for Partnership debts and liabilities incurred prior to such effective date, and then only for amounts withdrawn by or distributed to such Limited Partner.

    (g) Subject to subsection (a) and (b) of this Section 8.5 and to the following, the General Partner, acting alone or, at its election, in conjunction with the Subscription Agent, shall honor all Notices of Withdrawal in the order they are received (on the basis of postmark or delivery, with the General Partner selecting Units for withdrawal by lot with respect to Notices of Withdrawal received on the same date). If, however, the number of withdrawals requested for any month or over any other given period of time, in the opinion of the General Partner, (i) threatens the termination of the Partnership or the Partnership's tax year; or (ii) is otherwise detrimental to the tax status of the Partnership, the General Partner may (but is not required to) select by lot only so many withdrawals as will, in its judgment, not result in such consequences. The General Partner shall notify the Limited Partners in writing within 10 days after the effective date of the withdrawal whether or not their Units have been withdrawn. Any Units not withdrawn in this event shall remain at risk in the business of the Partnership and shall not be withdrawn absent another separate Notice of Withdrawal given in the manner provided in this
Section 8.5. In addition, if during the ten day period preceding the effective date of withdrawal, futures and forward contracts representing 10% or more of the Partnership's portfolio of futures positions cannot be traded as a result of trading limits in applicable exchanges, then the Partnership may (but is not required to) suspend all withdrawals for a period of up to 10 days after the trading limit is no longer applicable. In the event of a suspension of withdrawals, all Units will remain at risk in the business of the Partnership and shall not be withdrawn absent a Notice of Withdrawal given following the lifting of the suspension by the General Partner and in the manner otherwise provided in this Section 8.5.

    (h) A Limited Partner which is also the General Partner may withdraw any part or all of the credit balance in its Capital Account at the close of any Accounting Period, upon not less than ten days prior written notice to the Partnership, notwithstanding the time limitations and other restrictions set forth above.

                                      A-8
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    SECTION 8.6.  ADDITIONAL CAPITAL CONTRIBUTIONS

    Any Limited Partner may make additional Contributions of Capital, but only in the manner set forth in Section 8.3.

    SECTION 8.7.  REMOVAL OF LIMITED PARTNERS; REDUCTION OF INTERESTS

    (a) If any application by or business activity of the Partnership or any person or entity affiliated with the Partnership for membership or participation in any commodities, options or securities exchange, clearing agency, or other self-regulatory organization is denied, limited, conditioned or otherwise adversely affected by reason of any Limited Partner's interest in the Partnership, and such Limited Partner does not, within thirty (30) days following receipt of written notice thereof, cure any defect or other cause of such adverse action, to the sole and absolute satisfaction of the General Partner, such Limited Partner shall be deemed to have elected to have withdrawn his Capital Account in the manner provided for in Section 8.5; provided, however, that such withdrawal shall be effective as of the close of the month in which said thirty (30) day period ends; and further provided that the time limitations and further notice provisions contained in Section 8.5(b) shall not apply. For purposes of determining the balance in the Limited Partner's Capital Account as of the close of such month, the General Partner shall close the Partnership's books and allocate Net Profits and Net Losses as of such date. Upon such redemption, such Limited Partner shall have only such rights and be obligated to only such liabilities as may otherwise be provided in this Agreement.

    (b) If, at the close of any month during the term of the Partnership, the aggregate total of Units held by all ERISA Limited Partners would represent more than 24.9 percent of the aggregate total of Units held by all Limited Partners (regardless of the reason for such overage), the number of Units held by each ERISA Limited Partner shall be reduced and redeemed in sufficient amounts so that the sum of all Units held by all ERISA Limited Partners does not exceed
24.9 percent of the aggregate total of Units held by all Limited Partners. The amount of any such reduction shall be paid, within 5 business days of such reduction, to the appropriate Limited Partners as though the amount had been withdrawn pursuant to Section 8.5. The Units held by all ERISA Limited Partners shall be reduced and redeemed by the same percentage in order to fund the reduction provided for by this Section. Operation of this Section 8.7(b) and the reductions and redemptions contemplated hereby are expressly consented to by each ERISA Limited Partner.

                                   ARTICLE IX
                         ALLOCATIONS AND DISTRIBUTIONS

    SECTION 9.1.  ALLOCATION OF NET PROFITS AND NET LOSSES

    (a) ALLOCATIONS BETWEEN LIMITED PARTNERS AND GENERAL PARTNER. Net Profits and Net Losses of the Partnership shall be allocated among the Partners during each Accounting Period as follows: First, if the closing date of any Accounting Period is also the end of a fiscal year, the amount of the General Partner Profit Allocation (as defined in Section 11.2), if any, shall be allocated to the General Partner. After the allocation, if any, as provided for in the immediately preceding sentence, and subject to the allocation described in paragraph (1) of Section 9.1(b) and to the adjustment described in paragraph (2) of Section 9.1(b), 100% of all Net Profits and Net Losses of the Partnership shall be allocated to the Limited Partners.

    (b) ALLOCATION AMONG LIMITED PARTNERS. Any Net Profits or Net Losses which are allocated to the Limited Partners pursuant to Section 9.1(a) shall, except as provided in paragraph (1) of this Section 9.1(b), be allocated among them in the proportion which the number of Units held by each such Limited Partner on the first day of the relevant Accounting Period bears to the total of all Units held by all Limited Partners on such date.

        (1) Notwithstanding the provisions of Section 9.1(a), any withdrawing Limited Partner who has been allocated Net Losses ("Unrecovered Losses") in one or more prior Accounting Periods shall be allocated 100% of all later generated Net Profits to the extent of such Unrecovered Losses. Once Net

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    Profits are allocated with respect to any Unrecovered Losses, a further allocation of Net Profits shall not be made. Any allocation of Net Profits to withdrawing Limited Partners having Unrecovered Losses pursuant to this paragraph (1) shall be made pro-rata among such Limited Partners in accordance with their respective share of such Unrecovered Losses.

        (2) If Net Profits or Net Losses are to be allocated in any Accounting Period other than a fiscal year, the provisions of Section 9.1(a) shall be modified as follows: The total Capital Contributions of all Limited Partners as at the beginning of that Accounting Period shall be first divided by twelve, and the remainder shall then be multiplied by the number of months in the applicable Accounting Period.

    SECTION 9.2.  DISTRIBUTIONS

    (a) Subject to the limitations set forth in Section 9.2(b), the Partnership may distribute such portion of the Net Profits during each Accounting Period as the General Partner, in its sole and absolute discretion, shall determine from time to time. However, the General Partner's and Partnership's general policy shall be to not make any Distributions. Except to the extent provided in
Section 11.2, the amount of all Distributions to Limited Partners shall be computed and paid to each of the Limited Partners in the proportion which the number of Units held by each such Limited Partner on the first day of the relevant Accounting Period bears to the total of all Units held by all Limited Partners on such date.

    (b) Before making any Distribution, the Partnership must have available to it unencumbered funds sufficient for such Distribution after taking into account the amounts necessary to provide a reasonable reserve for the continuing conduct of the business of the Partnership and to provide the Partnership with normal working capital. The amount of such reserve shall be determined by the General Partner in its sole and absolute discretion and shall include such funds as the General Partner deems reasonably necessary or appropriate in order to meet the foreseeable requirements of the Partnership for the Accounting Period in which the Distribution is to be made.

    SECTION 9.3.  FEDERAL INCOME TAX ALLOCATIONS

    (a) The Partnership's income and expense and capital gain or loss from its investment and trading operations shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Allocations shall be pro rata from (i) short-term gain or loss and (ii) long-term capital gain or loss and (iii) operating income or loss realized and recognized by the Partnership.

        (1) Subject to Section 9.3(a)(3), items of ordinary income and items of expense shall be allocated pro rata among the Partners based on their respective Capital Accounts as of the end of each Accounting Period in which the items of ordinary income and expense accrue, after taking into account the allocation of Management Fees attributable to such Partner.

        (2) Capital gain or loss from the Partnership's trading activities shall be allocated as follows:

            (i) There shall be established a tax basis account with respect to each outstanding Partnership Interest. The initial balance of each tax basis account shall be the amount paid to the Partnership for each Partner's Partnership Interest. As of the end of each fiscal year:

               (A) Each tax basis account shall be increased by the amount of income allocated to the Partners pursuant to subparagraphs (a)(1) and
           (a)(4) of this Section 9.3.

               (B) Each tax basis account shall be decreased by the amount of expense or loss allocated to the Partner or his assignee pursuant to subparagraphs (a)(1) and (a)(6) of this Section 9.3 and by the amount of any distribution received by the Partner or his assignee with respect to the Partnership Interest, other than on redemption of the Partnership Interest.

               (C) When a Partnership Interest is redeemed, the tax basis account attributable to such Partnership Interest or redeemed portion of such Partnership Interest shall be eliminated.

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        (3) Capital gain shall be allocated first to each Partner who has redeemed a Partnership Interest during the fiscal year up to any excess of the amount received upon redemption of the Partnership Interest over the tax basis account maintained for the redeemed Partnership Interest.

        (4) Capital gain remaining after the allocation in subparagraph (a)(3) shall be allocated among the Partners whose Capital Accounts are in excess of their tax basis accounts after the adjustments in subparagraph (a)(3) in the ratio that each such Partner's excess bears to all such Partners' excesses. If the gain to be so allocated is greater than the excess of all such Partners' Capital Accounts over all such tax basis accounts, the excess shall be allocated among all Partners in the ratio that each Partner's Capital Account bears to all Partners' Capital Accounts.

        (5) Capital loss (if the capital loss so allocated is insufficient) shall be allocated first to each Partner who has redeemed a Partnership Interest during a fiscal year up to any excess of the tax basis account maintained for the redeemed Partnership Interest over the amount received upon redemption of the Partnership Interest.

        (6) Capital loss remaining after the allocation in subparagraph (a)(5) shall be allocated among all Partners whose tax basis accounts are in excess of their Capital Accounts after the adjustments in subparagraph (a)(5) in the ratio that each such Partner's excess bears to all such Partners' excesses. If the loss to be so allocated is greater than the excess of all tax basis accounts over all Partners' Capital Accounts, the excess loss shall be allocated among all Partners in the ratio that each Partner's Capital Account bears to all Partner's Capital Accounts.

        (7) Any gain or loss required to be taken into account in accordance with Section 1256 of the Code shall be considered a realized gain or loss for purposes of this Section 9.3.

    (b) In the event that a Partnership Interest has been assigned, the allocations prescribed by this Section 9.3 shall be made with respect to such Partnership Interest without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 9.3 shall be divided between the assignor and the assignee based on the number of months each held the assigned Partnership Interest.

    (c) The allocations set forth in this Section 9.3 are intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that Net Profit and Net Loss are allocated under Section 9.1 so as to eliminate, to the extent possible, any disparity between a Partner's Capital Account and his tax basis account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

    (d) Notwithstanding anything herein to the contrary, in the event that at the end of any Partnership taxable year, any Limited Partner's tax basis is adjusted for, or such Limited Partner is allocated, or there is distributed to such Limited Partner, any item described in Treasury Regulation
Section 1.704-(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Limited Partner's tax basis, then such Limited Partner shall be allocated all items of income and gain of the Partnership for such year and for all subsequent taxable years of the Partnership until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the tax basis accounts of more than one Limited Partner in any Partnership taxable year, all items of income and gain of the Partnership for such taxable year and all subsequent taxable years shall be allocated among all such Limited Partners in proportion to their respective deficit balances until such deficit balances have been eliminated. Upon the dissolution and termination of the Partnership, the General Partner must contribute to the Partnership an amount equal to any deficit balance in its tax basis account. This paragraph is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. Under no circumstances shall any Limited Partner be obligated to the Partnership to restore any deficit balance in his tax basis account.

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    SECTION 9.4.  SECTION 754 ELECTION

    The General Partner may, in its sole and absolute discretion, make an election on behalf of the Partnership under Section 754 of the Code to adjust the tax basis of its assets.

    SECTION 9.5.  FISCAL YEAR

    Except as otherwise required by the Code, the fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE X
                         MANAGEMENT OF THE PARTNERSHIP

    SECTION 10.1.  POWERS OF THE GENERAL PARTNER

    (a) The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. The General Partner is hereby granted the right, power and authority to execute and deliver on behalf of the Partnership such documents or instruments relating to Partnership affairs as may be appropriate to the conduct of Partnership business including, without limitation, the Agreement, applications or reports to or with the Commodity Futures Trading Commission (the "CFTC), the SEC, state securities commissions and with any boards of trade and other national securities or commodity exchanges and contract markets, consulting agreements, and any amendments thereto, and to execute all other agreements, documents, or instruments necessary for proper conduct of the affairs of the Partnership. Further, the General Partner in its sole and absolute discretion shall have the power on behalf of the Partnership:

         (1) To engage in all transactions involving Partnership activities on or off securities or commodity exchanges or contract markets on which the Partnership shall be authorized to be so engaged;

         (2) To acquire or invest and reinvest funds in government securities (as that term is defined in the 1940 Act), foreign exchange, Eurodollar deposits, certificates of deposit, futures contracts, currencies, precious metals, commodities, commodity instruments, cash forward transactions and options traded on commodity exchanges (collectively, "Instruments");

         (3) To borrow and to raise monies and, from time to time, to issue, accept, endorse, and execute promissory notes, drafts, bills of exchange, bonds, debentures and other negotiable or nonnegotiable instruments or evidences of indebtedness in the name of the Partnership, and to secure the payment of any other instrument of lien, conveyance or assignment in trust upon the whole or any part of the property of the Partnership, whether at that time owned or thereafter acquired, with the provision that no creditor making a loan may have or acquire, at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

         (4) To make such arrangements with respect to bank accounts and to authorize signatures for checks, notes and other instruments of the Partnership as it shall deem appropriate;

         (5) To employ, on behalf of the Partnership, a Subscription Agent, selling brokers, floor brokers and traders, agents, consultants, advisers, employees, accountants, lawyers, brokers, clerical help, and to obtain such other assistance and services as may seem proper and to pay such remuneration as the General Partner may deem reasonable and appropriate but not in excess of any

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    other limitations set forth in this Agreement, whether or not such assistance or services are rendered by an Affiliate;

         (6) To enter into such agreements with futures commission merchants, introducing brokers, government securities dealers, broker-dealers and dealers (collectively "brokers") upon such terms and conditions as may be necessary or desirable;

         (7) To deposit with any such futures commission merchants and brokers, Instruments and cash on behalf of the Partnership; and to borrow money or execute margin agreements in connection with the purchase or sale of any of the instruments or contracts described in Article IV;

         (8) To possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Instruments;

         (9) To sue, and be sued, complain and defend, compromise and settle claims in the name of, or on behalf of, the Partnership;

        (10) To have and maintain one or more offices within or without the State of Illinois and to rent or acquire office space, engage personnel and do such other acts and things as may be necessary or desirable in the maintenance of such office or offices;

        (11) To enter into, make and perform contracts, agreements, and other undertakings to the extent necessary or desirable in the accomplishment of Partnership purposes;

        (12) To make representations and disclosures of information concerning the Partnership and the Partners; to pay required fees and dues and to perform all such additional undertakings to the extent necessary or desirable in connection with such applications;

        (13) In connection with any offering of Units, to: (i) cause to be filed one or more offering statements or registration statements and related documentation, and all amendments thereto, with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and/or any other domestic or foreign authorities for the registration and offering of Units in the United States or elsewhere and one or more offering circulars or prospectuses and amendments and supplements thereto with the CFTC and the National Futures Association (the "NFA"); (ii) register or otherwise qualify Units for offering and sale under the "blue sky" and/or securities laws of any states of the United States and other domestic or foreign jurisdictions;
    (iii) make all arrangements for the offering and sale of Units, including, without limitation, the execution on behalf of the Partnership of a soliciting dealer agreement with one or more soliciting dealers for the offer and sale of the Units; and (iv) take all such action with respect to the matters described in the preceding clauses (i) through (iii) as the General Partner deems appropriate;

        (14) To take all such action as the General Partner deems appropriate to avoid the requirement that the Partnership register as an investment company under the 1940 Act; and

        (15) To do all such other things and engage in all other transactions, including the borrowing and lending of money and other property, as the General Partner shall deem necessary or appropriate to the exercise of the foregoing powers or to carry out the purpose of the Partnership, though not expressly enumerated herein. No rule of law for construction of contracts shall limit the powers of the General Partner to the powers specifically enumerated herein.

    SECTION 10.2.  ADDITIONAL LIMITED PARTNERS

    The General Partner shall have the authority and right to admit Additional Limited Partners and Substituted Limited Partners in accordance with the procedures provided for in Section 8.3, in its sole and absolute discretion. By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to the admission of all Additional Limited Partners admitted to the Partnership by the General Partner.

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    SECTION 10.3.  DUTIES

    The General Partner shall manage and control the Partnership, its business and affairs, to the best of its ability and shall use its best efforts to carry out the business of the Partnership as set forth in Article IV. The General Partner shall devote such time to the Partnership business as it, in its sole and absolute discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs in an efficient manner; provided, however, that nothing in this Agreement shall preclude the employment, of any agent or third party to manage or provide other services to the Partnership.

    The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner elects to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may employ and use the same trading strategies which are utilized in managing the Partnership's investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors.

    SECTION 10.4.  INDEPENDENT ACTIVITIES OF THE GENERAL PARTNER

    The General Partner shall not be required to manage the Partnership as its sole and exclusive function and the General Partner as well as any one or more of the Affiliates of the General Partner may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments and/or trading vehicles, including those similar to those of the Partnership. Neither the Partnership nor any Partner shall have any interest or right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom; and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

    The parties hereto further expressly acknowledge that the engagement of any Partners in such other activities shall not be considered a breach of any fiduciary or other duty such Partner may have to the Partnership or to the other Partners. The General Partner, on behalf of the Partnership, may employ from time to time an Affiliate to provide services for or to the Partnership, or may enter into other agreements or arrangements with any such person, provided that the General Partner shall not enter into any agreement or arrangement with the General Partner or one or more Affiliates on terms less favorable to the Partnership than those customarily charged by an unrelated party for similar services. The validity of any transaction, agreement or payment involving the Partnership and an Affiliate otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between a General Partner and such Affiliate.

    SECTION 10.5.  TAX MATTERS PARTNER

    The General Partner shall, initially, be the Partnership's Tax Matters Partner, and shall have complete authority and discretion with respect to all federal and state tax matters, including, without limitation, conducting all audits and other proceedings with the Internal Revenue Service, settlement of all tax controversies, selection of the forum for any contest relating thereto and employment of all auditors and attorneys. The Tax Matters Partner will keep the Partners advised of the status thereof. The General Partner may appoint successor or substituted Tax Matters Partner(s) in its sole discretion.

    SECTION 10.6.  LIMITED PARTNER INTEREST OF GENERAL PARTNER

    The General Partner and any Affiliates of the General Partner shall have the right to become Limited Partners of the Partnership by making appropriate Capital Contributions and purchasing Units, as provided in Article VIII.

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                                   ARTICLE XI
                        COMPENSATION OF GENERAL PARTNER

    SECTION 11.1.  MANAGEMENT FEE

    (a) In consideration for all of its management and trading services, the General Partner will receive a monthly "Management Fee" of 0.1875% of the average monthly sum of all Capital Accounts contributed by Limited Partners, computed at the close of each month. The Management Fee shall be paid by the Partnership within ten (10) business days of the close of each month.

    (b) Except to the extent provided for in Section 11.3, the General Partner will satisfy ordinary overhead expenses of the Partnership from the Management Fee.

    (c) For federal income tax purposes, the above compensation shall be treated as ordinary and necessary expenses of the Partnership paid to the General Partner (not acting in its capacities as Partner) in accordance with
Section 707(a) of the Code.

    SECTION 11.2.  GENERAL PARTNER PROFIT DISTRIBUTION

    For each fiscal year of the Partnership, the General Partner shall receive the General Partner Profit Distribution. The General Partner Profit Distribution shall be an amount equal to the excess, if any, of (i) one percent (1%) of the Cumulative Net Profits of the Partnership, over (ii) the sum of (A) the Management Fee for such fiscal year, and (B) any prior General Partner Profit Distributions made pursuant to this Section 11.2. For this purpose, the Cumulative Net Profits of the Partnership shall be equal to the excess, if any, of (iii) the Net Profits, if any, of the Partnership for the current fiscal year and each prior fiscal year or other fiscal period of the Partnership; over
(iv) the sum of (A) the Net Losses, if any, of the Partnership for the current fiscal year and each prior fiscal year or other fiscal period of the Partnership, and (B) the sum total of all of the Management Fees paid or payable with respect to the current fiscal year and each prior fiscal year or other fiscal period of the Partnership. The General Partner Profit Distribution shall be treated as an allocation and distribution of Partnership profits to the General Partner in its capacity as a Partner in the Partnership.

    SECTION 11.3.  PARTNERSHIP EXPENSES

    Notwithstanding Section 11.1, the Partnership (and not the General Partner) shall pay (i) any expenses reasonably incurred in connection with the transfer, withdrawal, purchase or sale of Units, which shall include, without limitation, professional legal, accounting and/or transfer agent fees in connection with the disposition of Units; and (ii) any and all brokerage commissions, clearing house charges, exchange or regulatory fees and similar charges attendant to the execution of futures or forwards trades (but not with respect to the execution of trades in United States Government Securities) by the Partnership.

    In any event, the Management Fee, any advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses of the Partnership shall not exceed 1/2 of 1% of Net Assets per month (not to exceed 6% annually). For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. The General Partner shall not receive a Net Asset fee if it receives, directly or indirectly, any portion of the brokerage commissions.

                                  ARTICLE XII
                        EXCULPATION AND INDEMNIFICATION

    SECTION 12.1.  LIABILITY TO PARTNERSHIP OR LIMITED PARTNERS

    (a) None of the Partners shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the Partners by this Agreement or by law unless such act or omission constituted misconduct or was performed or omitted fraudulently or in bad faith or constituted negligence.

    (b) None of the Partners shall be liable for the return or repayment of all or any portion of the capital or profits, including a Partner's Capital Contribution and Capital Account, of any Partner (or transferee), it being expressly agreed that any such return of capital or payment of profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

    SECTION 12.2.  INDEMNIFICATION

    (a) The Partnership shall indemnify and hold harmless each Partner (as well as each Member, manager, agent, officer or employee of the General Partner and each Partner, Trustee, Officer or Director of a Member of the General Partner, when acting on behalf of the Partnership or in connection with, Partnership business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, or the issuance and sale of Units including but not limited to any judgment, award, settlement, attorney's fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Partnership and did not constitute misconduct or were not performed or omitted fraudulently or in bad faith or as a result of negligence by the Partners. Any such indemnification shall be only from the assets of the Partnership.

    (b) The Partnership shall indemnify and hold harmless each Limited Partner from and against any expense, including reasonable attorney's fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any Limited Partners to creditors of the Partnership, except to the extent provided in Section 8.5(f) for debts, liabilities and other obligations of the Partnership.

    (c) Notwithstanding anything to the contrary contained in this Section 12.2, the General Partner and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless the following conditions are met:

        (1) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or

        (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or

        (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and

        (4) in the case of subsection (c)(3), a court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority where Units were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities of those states (i) which are specifically set forth in this Agreement and
    (ii) in which plaintiffs claim they were offered or sold Units.

    (d) The Partnership may not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified under this section.

    (e) The provision of advancement from Partnership funds to a General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

        (1) the legal action relates to acts or omissions with respect to the performance of dutieis or services on behalf of the Partnership;

        (2) the legal action is initiated by a third party who is not a Partner, or the legal action is initiated by a Partner and a court of competent jurisdiction specifically approves such advancement; and

        (3) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such person is not entitled to indemnification under this section.

                                  ARTICLE XIII
                                LIMITED PARTNERS

    SECTION 13.1.  NO ROLE IN MANAGEMENT

    The Limited Partners shall not participate in the management or control of the Partnership's business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

    SECTION 13.2.  BANKRUPTCY, DEATH OR INCOMPETENCY

    The termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner shall not cause a dissolution of the Partnership, but the right of such Limited Partner to share in the Net Profits and Net Losses of the Partnership shall, on the happening of such an event, devolve on its legal representatives, heirs, administrators, executors or successors, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. The legal representatives, heirs, administrators, executors or successors of such Limited Partner shall be liable for all the obligations of such Limited Partner under this Agreement. However, in no event shall such representatives, heirs, administrators, executors or successors become a Limited Partner without the consent of the General Partner.

    SECTION 13.3.  LIMITED LIABILITY OF LIMITED PARTNERS

    Upon acceptance of a Limited Partner's Subscription Agreement by the General Partner and receipt by the General Partner of the entire Capital Contribution of that Limited Partner, the interest in the Partnership owned by that Limited Partner shall be fully paid and nonassessable. Except as provided under the Act, no Limited Partner shall be liable for Partnership obligations in excess of the capital contributed by him, plus his share of undistributed Net Profits credited to his Capital Account.

                                  ARTICLE XIV
                   TRANSFER OF INTERESTS BY LIMITED PARTNERS

    SECTION 14.1.  RESTRICTION ON TRANSFERS

    A Limited Partner may not sell, transfer, assign, donate or otherwise convey the whole or any part of his Partnership Interest except as provided in this
Article XIV.

    SECTION 14.2.  BANKRUPTCY, DEATH OR INCOMPETENCY

    Upon the termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner, the legal representatives, heirs, administrators, executors or successors (hereinafter "Representative") shall succeed to the right of the Limited Partner to share in the Net Profits and Losses of the Partnership, subject to the terms and conditions of this Agreement. At the end of the Accounting Period in which the termination, dissolution, bankruptcy, death or incompetency occurs, the interest of the referenced Limited Partner shall be redeemed completely in the manner provided in Section 8.5.

    SECTION 14.3.  DEFINITION OF INCOMPETENCY

    For purposes of this Agreement, a Partner shall be considered "incompetent" upon the appointment by a court of a guardian, committee, conservator, curator or similar personal representative to manage his property, business and affairs.

    SECTION 14.4.  ADMISSION OF SUBSTITUTED LIMITED PARTNERS

    (a) Anything in this Agreement to the contrary notwithstanding, no assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall have the right to become a Substituted Limited Partner in place of his assignor unless the assigning Limited Partner shall designate his intention in a written instrument of assignment and unless the written consent of the General Partner to such substitution shall be obtained (which consent shall be within the sole and absolute discretion of the General Partner to grant or deny).

    (b) Notwithstanding the granting of the aforementioned consent by the General Partner, the admission of an assignee as a Substituted Limited Partner shall be further conditioned upon:

        (1) The assignment instrument being in form and substance reasonably satisfactory to the General Partner;

        (2) The assignor and assignee named therein executing and acknowledging such other instrument or instruments as the General Partner may deem necessary or desirable to effectuate such admission;

        (3) The assignee's written acceptance and adoption of all of the terms and provisions of this Agreement as the same may have been amended;

        (4) The assignee's execution of a Power of Attorney in the form described in Article XXI;

        (5) Such assignee paying or obligating himself to pay all reasonable expenses connected with such admission (the amount of such expenses to be determined by the General Partner); and

        (6) The submission to the General Partner of an opinion of counsel, in form and substance satisfactory to the General Partner, that the transfer of the interest in the Partnership and the admission of the Substituted Limited Partner, will not cause a violation of any applicable securities laws, cause a termination of the Partnership pursuant to the Code or cause the Partnership to be classified as an association taxable as a corporation.

    (c) In no event shall an interest in the Partnership be assigned or transferred to a minor or incompetent. Any such transfer shall be void and ineffectual and shall not bind the Partnership.

    (d) No transfers may be made where, after the transfer, either the transferee or transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

    (e) Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary.

                                   ARTICLE XV
                 WITHDRAWAL OR SUBSTITUTION OF GENERAL PARTNER

    SECTION 15.1.  WITHDRAWAL OF A GENERAL PARTNER

    (a) The General Partner may not withdraw as General Partner prior to January 1, 2005. Thereafter, no withdrawal shall be effective unless and until the withdrawing General Partner tenders at least one hundred twenty (120) days' prior written notice of withdrawal to all the then Partners. If the General Partner withdraws as General Partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its

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interest in the Partnership at its Net Asset Value on the next date as of which the Net Assets of the Partnership are determined following the date of the General Partner's removal or withdrawal.

    (b) If the General Partner should, at any time, be an individual, such General Partner may, at any time, substitute for himself as a General Partner, any entity in which he has not less than a 75% beneficial ownership interest in the substituted entity and any General Partner which is an entity may, at any time, substitute for itself any individual who has at least a 75% beneficial interest in such entity.

    (c) In any substitution provided for in paragraph (b) of this Section 15.1, the substituting Partner must agree in writing to (i) continue to fully perform, as the designated representative of such entity, his or its duties and responsibilities and (ii) maintain such ownership interest as long as such individual or entity is a Partner.

                                  ARTICLE XVI
                         DISSOLUTION OF THE PARTNERSHIP

    SECTION 16.1.  DISSOLUTION EVENTS

    The happening of any one of the following events shall work an immediate dissolution of the Partnership:

        (1) The bankruptcy (as defined in Section 16.2) or withdrawal from the Partnership of the General Partner;

        (2) The disposition of all or substantially all of the Partnership's assets;

        (3) The decision by the General Partner to dissolve the Partnership;

        (4) The agreement by Limited Partners holding more than fifty percent (50%) of the then outstanding Partnership Interests owned by Limited Partners to dissolve the Partnership (subject to the provisions of Section 22.1); or

        (5) The expiration of the term of the Partnership as provided in
    Article VI.

    SECTION 16.2.  DEFINITION OF BANKRUPTCY

    For purposes of this Agreement, the "bankruptcy" of a Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Partner for, or a consent to, the appointment of a trustee of his assets, (ii) the filing by the Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they come due, (iii) the making by the Partner of a general assignment for the benefit of creditors, (iv) the filing by the Partner of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding, or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Partner a bankrupt or appointing a trustee for his assets.

                                  ARTICLE XVII
        ADDITIONAL PROVISIONS CONCERNING DISSOLUTION OF THE PARTNERSHIP

    SECTION 17.1.  LIQUIDATION OF PARTNERSHIP PROPERTY

    (a) In the event of the dissolution of the Partnership, the General Partner shall commence to wind up the affairs of the Partnership and to liquidate the Partnership's property. The Partners shall continue to share Net Profits and Net Losses during the period of liquidation in the same proportion as before the dissolution. The General Partner shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property, including securities positions, in a prompt, reasonable and orderly manner, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of the liquidation and of any other funds of the Partnership shall be distributed and allocated among all Partners in proportion to the credit balances in their respective Capital Accounts, after all allocations of Net Profits and Net Losses earned and incurred in the course of liquidation, pursuant to Article IX. The General Partner shall set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Any such cash reserves shall be held and applied by the General Partner until the General Partner in its sole and absolute discretion shall determine that such reserves may be terminated, at which time the balance shall be allocated among all Partners in proportion to the credit balances in their respective Capital Accounts.

    (b) If, at the appropriate time, there is no General Partner, a majority of the Limited Partners, voting by Units, may elect a liquidating trustee who shall have all of the powers of a General Partner in liquidating the Partnership. For purposes of this Article 17 only, the term "General Partner" shall also include any such liquidating trustee.

    SECTION 17.2.  FINAL ACCOUNTING

    Within a reasonable time following the completion of the liquidation of the Partnership's Property, the General Partner shall supply to each of the Partners a statement, audited by the Partnership's regular independent public accountants, which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation and each Partner's pro rata portion of Distributions pursuant to Section 17.1.

    SECTION 17.3.  RIGHTS OF PARTNERS ON LIQUIDATION

    Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and share of Net Profits or Losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership, except as otherwise determined by the General Partner.

    SECTION 17.4.  FILING FINAL DOCUMENTS

    Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the General Partner, shall have the authority to execute and record a Certificate of Cancellation of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

                                 ARTICLE XVIII
                                    NOTICES

    All notices and demands required or permitted under this Agreement shall be in writing and may (except in the event of a strike involving the U.S. Postal Service) be sent by certified or registered mail, postage prepaid, to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the General Partner in writing of such different address.

                                  ARTICLE XIX
                    BOOKS OF ACCOUNT, ACCOUNTING AND REPORTS

    SECTION 19.1.  BOOKS OF ACCOUNT AND MONTHLY REPORT

    The General Partner shall keep proper and complete records and books of account of the Partnership in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The records and books of account shall be kept at the principal place of business of the Partnership and each Limited Partner and his authorized representatives shall have at all times, during reasonable business hours, free access to and the right to inspect such books of account; provided that such inspection is made in good faith and without any intent to damage the Partnership or any of the Partners. A copy of the list of names and addresses of,

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and Partnership Interests held by, all Partners, shall be mailed to any Limited
Partner or his representative requesting, in writing, such a list, within ten days of the request. The cost of reproduction and mailing of such to be borne by the requesting Limited Partner and paid in advance. In addition, the General Partner shall furnish to the Limited Partners monthly account statements reporting the activities of the Partnership during such month. The general partner shall maintain and preserve the above records for a period of at least five years.

    SECTION 19.2.  ANNUAL REPORT AND OTHER REPORTS

    The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended and the average round turn rate for the fiscal year, and
(ii) within 75 days after the close of each fiscal year, such tax information as is necessary for each Partner to complete his or her federal income tax return. Within 45 days after each fiscal quarter, the Partnership shall cause each Partner to receive unaudited financial statements including a balance sheet and statements of income and Partner's equity for the fiscal quarter then ended. In addition, within 30 days after the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the CFTC may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

    In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the General Partner Profit Distribution; (iii) any change in futures commission merchants of the Fund or any change in payment of brokerage commissions on a round turn basis; (iv) any change in the General Partner;
(v) any material change in the Partnership's trading policies; or (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement.

    SECTION 19.3.  TAX RETURNS AND ELECTIONS

    The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate governmental authorities. Within seventy-five (75) days after the close of each fiscal year of the Partnership, the General Partner shall send to each person who was a Partner at any time during the fiscal year then ended such information as will be sufficient to prepare documents which may be required to be filed under Federal income tax laws and other Federal laws. The General Partner shall, in its sole and absolute discretion, make all elections under applicable provisions of the Code as shall be necessary or, when optional, in the interest of the Partnership, and shall timely file all such elections as made.

    SECTION 19.4.  PARTNERSHIP FUNDS

    The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possesion or control, and shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

    The funds of the Partnership shall be deposited in such bank account or accounts in the name of the Partnership, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the General Partner. Amounts deposited in the Partnership accounts shall be used solely for the business of the Partnership. All withdrawals from any such bank accounts and all liquidations of such investments shall be made by the duly authorized agent or agents of the General Partner. Partnership funds shall be separately identified from those of any other person.

    The Partnership shall make no loans. Assets of the Partnership shall not be commingled with assets of any other entity. Deposit of assets with a futures commission merchant, broker-dealer or government securities dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any fee for investment advice or management who shares or participates in any brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or "give ups" to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements.

    No loans shall be made available to the Partnership by the General Partner or any of its affiliates.

                                   ARTICLE XX
              AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT; MEETINGS

    SECTION 20.1.  AMENDMENT WITH CONSENT OF THE GENERAL PARTNER

    If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in Article IV hereof), such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Partnership Interest then outstanding and if made in accordance with the Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Agreement without the consent of the Limited Partners in order to
(i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus);
(ii) delete or add any provision of or to the Agreement required to be deleted or added by the staff of any federal or state agency (including, without limitation, the SEC or CFTC); or (iii) make any amendment to the Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership), provided that such amendment is not adverse to the Limited Partners or is required by law.

    SECTION 20.2.  MEETINGS

    Upon receipt of a written request signed by Limited Partners owning at least 10% of the Units of Partnership Interest then outstanding, delivered in person or by certified mail, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    SECTION 20.3.  AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL
PARTNER.

    At any meeting called pursuant to Section 20.2, upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new General Partner may be admitted immediately prior to the removal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution;
(iv) if the General Partner elects to withdraw from the Partnership a new
General

Partner or General Partners may be admitted immediately prior to withdrawal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

    SECTION 20.4.  CONTINUATION.

    Upon the assignment by the General Partner of all of its interest in the Partnership, or the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

    SECTION 20.5.  AMENDMENT OF CERTIFICATE OF LIMITED PARTNERSHIP

    In the event this Agreement shall be amended pursuant to this Article XX, the General Partner shall amend the Certificate of Limited Partnership to reflect the change if it deems such amendment of the Certificate to be necessary or appropriate.

                                  ARTICLE XXI

                               POWER OF ATTORNEY

    Each of the Limited Partners irrevocably constitutes and appoints the General Partner, as its true and lawful attorney, in its name, place and stead, to make, execute, acknowledge and file:

    (1) A Certificate of Limited Partnership under the laws of the State of Illinois;

    (2) Any certificate or other instrument which may be required to be filed by the Partnership, including an Application for an Assumed Name Certificate under the laws of the State of Illinois (or any other state for which the General Partner shall deem it advisable to file, upon advice of counsel); and

    (3) Any and all amendments or modifications of the instruments described above; it being expressly intended by each of the Limited Partners that the foregoing power of attorney is coupled with an interest. The foregoing power of attorney shall survive the delivery of an assignment by any of the Limited Partners of the whole or any portion of his Partnership Interest except that where an assignee of such Partnership Interest has been approved by the General Partner as a Substituted Limited Partner, then the foregoing power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution. A similar power of attorney shall be one of the instruments which the General Partner shall require an assignee of a Limited Partner to execute as a condition of his admission as a Substituted Limited Partner.

                                  ARTICLE XXII

                                 MISCELLANEOUS

    SECTION 22.1.  LIMITATION OF LIMITED PARTNERS' VOTING RIGHTS

    Notwithstanding any other provisions of this Agreement, the rights to vote provided to the Limited Partners under this Agreement shall be null and void and of no effect or existence and shall not be exercisable if the Partnership shall have received an opinion of counsel (obtained by the General Partner or any Limited Partner), other than counsel for the General Partner (unless such counsel shall have been approved by Limited Partners holding more than half of the then outstanding Partnership Interests owned by Limited Partners), to the effect that the exercise of such rights will adversely affect the status of such holders as Limited Partners, including their limited liability. If the General Partner does not intend to obtain such opinion, it will so indicate by written notice to the Limited Partners. If no such opinion has been obtained by a Limited Partner within 15 days of such notice, the Limited Partners shall proceed with a vote on the particular contemplated action; provided, however, that the approval of an opinion of counsel by the Limited Partners with respect to a particular contemplated Partnership action shall not affect their rights to vote on other future actions as provided in this Agreement.

    SECTION 22.2.  ENTIRE AGREEMENT

    This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

    SECTION 22.3.  GOVERNING LAW

    This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to conflicts of law issues.

    SECTION 22.4.  BINDING ON SUCCESSORS AND ASSIGNS

    Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

    SECTION 22.5.  SINGULAR AND PLURAL, MASCULINE AND FEMININE

    Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

    SECTION 22.6.  CAPTIONS

    Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

    SECTION 22.7.  SEVERABILITY

    If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

    SECTION 22.8.  COUNTERPARTS

    This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, each Limited Partner may become a signatory to this Agreement by executing a Subscription Agreement. By such execution, each Limited Partner shall be deemed to have adopted, and to have agreed to be bound by, all of the provisions of this Agreement. The original of this Agreement executed by the General Partner and the Original Limited Partner, and the duly executed Subscription Agreements, taken together, shall constitute a single instrument.

    SECTION 22.9.  FURTHER ASSURANCES

    Each of the Limited Partners agrees hereafter to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the General Partner to be necessary or useful in furtherance of the Partnership's purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms of this Agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Beeland Management Company, L.L.C.

By:  /s/ Richard L. Chambers                      By:  /s/ Clyde C. Harrison
     ------------------------------------------        ------------------------------------------
     Richard L. Chambers                               Clyde C. Harrison, as Original Limited
     Managing Member, As General Partner               Partner

    Counterpart Signature Page to Amended and Restated Agreement of Limited Partnership of Rogers International Raw Materials Fund, L.P. for the following Limited Partners:

----------------------------------------------   Address: -------------------------------------
Name

                                   SCHEDULE A

GENERAL PARTNER

    Beeland Management Company, LLC
    1000 Hart Road
    Barrington, IL 60010

ORIGINAL LIMITED PARTNER

    Clyde C. Harrison
    510 Diamond Lane
    Cary, IL 60013

                                                                  APPENDIX B
                                                                    SPECIMEN

                             SUBSCRIPTION AGREEMENT

                                                                    SPECIMEN

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

    PLEASE MAIL THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, THE COUNTERPART SIGNATURE PAGE TO THE AGREEMENT OF LIMITED PARTNERSHIP, AND YOUR CHECK MADE PAYABLE TO "Rogers International Raw Materials Fund, L.P." TO: Rogers International Raw Materials Fund, L.P., c/o DPM, LLC, P.O. Box 6741, Somerset, New Jersey 08875-6741, Attention: Subscription Department. DPM will serve as the Fund's subscription agent in this offering. Subscription proceeds accepted prior to the initial closing will be deposited by DPM in an escrow account maintained at Mellon Bank. Following the initial closing, the account will be placed in the name of DPM, as subscription agent for the Fund. Subscription proceeds received for units sold after that time will be immediately available for use by the Fund.

    ALTERNATIVELY, YOU MAY TRANSMIT THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE COUNTERPART SIGNATURE PAGE TO THE AGREEMENT OF LIMITED PARTNERSHIP VIA FACSIMILE TO DPM (fax number 732-563-1193), and transmit the appropriate subscription proceeds by bank wire transfer to Mellon Bank, Pittsburgh, PA, ABA No. 043000261, for credit to the Rogers International Raw Materials Fund, L.P. Account; No. 043-9355. Manually signed copies of the Subscription Agreement/Signature Page and the Counterpart Signature Page should then be mailed to DPM.

    Please use ballpoint pen or type the information.

--------------------------------------------------------------------------------

   ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P., INSTRUCTIONS TO PURCHASERS

--------------------------------------------------------------------------------

          INSTRUCTIONS            Any person desiring to subscribe for units should carefully read and review the prospectus and, if he/she desires to
                                  subscribe for units, complete the Subscription
                                  Agreement/Signature Page which follows these instructions.
                                  Follow the appropriate instruction listed below for the
                                  items indicated. Please print in ink or type the
                                  information.
----------------------------------------------------------------------------------------------

           INVESTMENT             Item 1--Enter the number of units to be purchased and the
               A                  dollars and cents amount of the purchase. Minimum purchase is 100 units ($10,000). The purchase price will be $100 per unit until the initial closing occurs and the net asset
                                  value per unit thereafter.

                                  Check the box to indicate whether this is an initial or an additional investment.
----------------------------------------------------------------------------------------------

    REGISTRATION INFORMATION      Item 2--Enter the exact name in which the units are to be
               B                  held. For co-owners, enter the names of all owners. For
                                  investments by qualified plans, include the exact name of
                                  the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO and
                                  the name of the beneficiary on the second line. IF THIS IS
                                  AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN, PLEASE USE THE
                                  SAME EXACT PLAN NAME AS PREVIOUSLY USED.

                                  Item 3--Enter the mailing address, state of residence and
                                  telephone number of the owner. For qualified plan
                                  investments, please enter the mailing address of the
                                  custodian or trustee.

                                  Item 4--Enter the birth date(s) if the subscriber(s) is an individual or date of formation if the subscriber is an
                                  entity.

                                                                    SPECIMEN

                                  Item 5--Check the appropriate box. If the owner is a
                                  non-resident alien, he/she must apply to the United States
                                  Internal Revenue Service for an identification number, using
                                  Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the general partner as soon as it is
                                  available.

                                  Item 6--Check this box if the owner is an employee of Rogers
                                  International Raw Materials Fund, L.P. or an individual who has been continuously affiliated with the Fund as an
                                  independent contractor.

                                  Item 7--Enter the social security number or taxpayer I.D.
                                  number. The owner is certifying that this number is correct.
                                  For qualified plan investments, please enter both the
                                  beneficiary's social security number (for identification
                                  purposes) and the custodian or trustee's taxpayer I.D.
                                  number (for tax purposes).
----------------------------------------------------------------------------------------------

               C                  Item 8--Enter the residence address if different than the
                                  mailing address. For qualified plan investments, please
                                  enter the residence address of the beneficiary.
----------------------------------------------------------------------------------------------

               D                  Item 9--Check the appropriate box to indicate the type of
                                  ownership or entity which is subscribing. If this is an
                                  additional purchase, this should be completed exactly the
                                  same as the previous investment. If the subscriber is a
                                  pension or profit sharing plan, indicate whether it is
                                  taxable or exempt from taxation under Section 501A of the
                                  Internal Revenue Code.
----------------------------------------------------------------------------------------------
           SIGNATURE              Item 10--The Subscription Agreement/Signature Page MUST BE
                                  EXECUTED by the owner(s), and if applicable, the trustee or custodian.
----------------------------------------------------------------------------------------------

  BROKER/DEALER AND REGISTERED    Item 11--Enter the name of the broker/dealer and the name of
         REPRESENTATIVE           the registered representative, along with the street
               E                  address, city, state, zip code, telephone number, fax and
                                  e-mail of the registered representative. By executing the
                                  Subscription Agreement/Signature Page, the registered
                                  representative agrees that the subscription is pursuant to a valid soliciting dealer agreement between such soliciting
                                  dealer and the general partner of the Fund. By executing the
                                  Subscription Agreement/Signature Page, the registered
                                  representative also substantiates compliance with the
                                  conduct rules of the NASD, by certifying that the registered representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such registered representative, that investment in the Fund is
                                  suitable for such investor in light of his, her or its
                                  financial position, net worth and other suitability
                                  characteristics and that the registered representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Fund during its term. The registered representative
                                  (authorized signature) should sign where provided.
----------------------------------------------------------------------------------------------

                                                                    SPECIMEN

   SUBMISSION OF SUBSCRIPTION     The properly completed and executed copies of the
                                  Subscription Agreement/Signature Page and Counterpart
                                  Signature Page to the Agreement of Limited Partnership
                                  together with a CHECK MADE PAYABLE TO "Rogers International
                                  Raw Materials Fund, L.P." should be returned to the owner's registered representative or to Rogers International Raw
                                  Materials Fund, L.P., c/o DPM, LLC, P.O. Box 6741, Somerset,
                                  New Jersey 08875-6741, Attention: Subscription Department.

                                  Alternatively, you may transmit the Subscription Agreement/
                                  Signature Page and the Counterpart Signature Page to the
                                  Agreement of Limited Partnership via facsimile to DPM (fax number 732-563-1193), and transmit the appropriate
                                  subscription proceeds by bank wire transfer to Mellon Bank,
                                  Pittsburgh, PA, ABA No. 043000261, for credit to the Rogers
                                  International Raw Materials Fund, L.P. Account; No.
                                  043-9355. Manually signed copies of the Subscription
                                  Agreement/Signature Page and the Counterpart Signature Page
                                  should then be mailed to DPM.

    NOTE: If a person other than the person in whose name the units will be held is reporting the income received from the Fund, you must notify the general partner in writing of that person's name, address and social security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN UNITS.

    Any subscriber seeking to purchase Units pursuant to a discount offered by the Fund must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the general partner. Subscribers may not, for purposes of qualifying for a volume discount, combine units purchased hereunder with units purchased pursuant to any other subscription agreement.

                                                                    SPECIMEN

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE
    Please read this Subscription Agreement/Signature Page and the Terms and
                           Conditions before signing.
              Subscriber must read the Subscription Instructions.

     ------------------------------------------------------------------------------------------------
     (1)      Investment  MAKE CHECK PAYABLE TO "ROGERS INTERNATIONAL RAW
A             MATERIALS FUND, L.P."
              This subscription is in the amount of $ ---- for the
              purchase of ---- units of Rogers International Raw Materials
              Fund, L.P. at $100 per unit until the initial closing occurs and the net asset value per unit thereafter. Minimum initial investment of 100 units.
              This is an  / / INITIAL INVESTMENT  / / ADDITIONAL
              INVESTMENT
     ------------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------------
     (2)      Registered Owner
B             / / Mr.  / / Mrs.  / / Ms. ------------------------
              Co-Owner
              / / Mr.  / / Mrs.  / / Ms. ------------------------
     (3)      Mailing Address ------------------------
              City, State & Zip Code ------------------------
              State of Residence ------------------------
              (Area Code) Home Telephone ------------------------
              (Area Code) Business Telephone ------------------------
     (4)      Birth Date ------------------------------------
              ------------------------------------
              Month     Day      Year        Month      Day      Year
     (5)      Please Indicate Citizenship Status: / / U.S. Citizen
              / / Resident Alien / / Non-Resident Alien
     (6)      / / Employee or Affiliate
     (7)      Social Security # ---- - ---- - ----
              Co-Owner Social Security # ---- - ---- - ----
              Corporate or Custodial Tax Identification Number ---- - ----
     ------------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------------
     (8)      RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR BENEFICIARY
C             OF A QUALIFIED PLAN
              ------------------------------------------------
              Street                                City                State                Zip
              Code
     ------------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------------
     (9)      Check One
D             / / Individual Ownership
              / / Joint Tenants with Right of Survivorship
              / / Community Property
              / / Tenants in Common
              / / Tenants by the Entirety
              / / Corporate Ownership
              / / Partnership Ownership
              / / IRA
              / / Qualified Plan (Keogh)
              / / Simplified Employee Pension/Trust (S.E.P.)
              / / Uniform Gifts to Minors Act, State of ----, a custodian for ----
              / / Pension or Profit Sharing
              Plan    / / Taxable    / / Exempt under Section 501A
              / / Trust/Date Trust Established ----
              / / Name of Trustee or other Administrator ----
              / / Taxable    / / Grantor A or B
              / / Estate
              / / Other (specify) ----
              / / Taxable    / / Non-Taxable

                                                                    SPECIMEN

     ------------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------------
     (10)     The undersigned certifies, under penalties of perjury (i)
              that the taxpayer identification number shown on the
              Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified
              that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the
              Internal Revenue Service has notified me that I am (we are)
              no longer subject to backup withholding.

              The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following:--(PLEASE
              SEPARATELY INITIAL EACH ITEM TO INDICATE YOUR
              ACKNOWLEDGEMENT OR REPRESENTATION):

     ----
              (a) acknowledges receipt, not less than five (5) business
              days prior to the signing of this Subscription Agreement, of the prospectus of the Fund relating to the units, wherein
              the terms and conditions of the offering of the units are
              described, including among other things, the restrictions on ownership and transfer of units, which require, under
              certain circumstances, that a holder of units shall give
              written notice and provide certain information to the
              general partner.

     ----
              (b) represents that I (we) either: (i) have a net worth
              (excluding home, home furnishings and automobiles) of at
              least $45,000 and estimate that (without regard to
              investment in the fund) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth
              (excluding home, home furnishings and automobiles) of at
              least $150,000 or such higher suitability as may be required by certain states and set forth on the last page hereof; in the case of sales to fiduciary accounts, the suitability
              standards must be met by the beneficiary, the fiduciary
              account or by the donor or grantor who directly or
              indirectly supplies the funds for the purchase of the units.

     ----
              (c) represents that I am (we are) purchasing the units for my (our) own account, and if I am (we are) purchasing units on behalf of a trust or other entity of which I am (we are)
              trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or such other entity.
     ----
              (d) acknowledges that the units are not liquid except for
              limited redemption provisions.

     ----
              (e) if I am acting on behalf of an "employee benefit plan,"
              as defined in and subject to ERISA, or any "plan" as defined in Code Section 4975 (a "Plan"), then, in addition to the
              other representations and warranties set forth herein, I
              further represent and warrant as, or on behalf of, the
              fiduciary of the Plan responsible for investing (the "Plan
              Fiduciary") that the Plan Fiduciary has considered an
              investment in light of the risk relating thereto; the Plan
              Fiduciary has determined that, in view of such
              considerations, the investment is consistent with the Plan
              Fiduciary's responsibilities under ERISA; the Plan's
              investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document
              constituting the Plan or any trust agreement thereunder; and
              the Plan Fiduciary: (i) is responsible for the decision to invest, including the determination that the investment is consistent with the requirement of ERISA Section 404 that
              Plan investments be diversified, (ii) is independent of the general partner, any selling agent and their respective
              affiliates, (iii) is qualified to make the investment
              decision, and (iv) in making the decision the Plan Fiduciary has not relied primarily on any advice or recommendation of the general partner, any selling agent, any of their
              respective affiliates or any of their respective employees,
              Subscriber will furnish the general partner with such
              information as the general partner may reasonably require to establish that the investment by the Plan does not violate any provision of ERISA or the Code, including those
              provisions relating to "prohibitions" by "interested
              parties" or "disqualified persons."
     ------------------------------------------------------------------------------------------------

                                                                    SPECIMEN

     ------------------------------------------------------------------------------------------------

     ----
              (f) represents that I am (we are) aware that there are
              various types of institutions, including pension plans and trusts, which are governed by discrete and/or unique laws
              and/or regulations relating to the various types of
              investments which such institutions are authorized to make.
              I (we) understand that the general partner, on behalf of the partnership, is not in the position to review those
              limitations and/or restrictions that may apply to each
              specific subscriber's investment in the partnership.
              Accordingly, by signing the subscription agreement, I (we)
              will be representing and warranting that I am (we are)
              familiar with the statutory and regulatory basis on which
              you operate, including any investment guidelines and
              limitations placed on subscriptions to entities similar in form and purpose to the Fund, and that, if such subscription is accepted, it will be in compliance with all applicable
              governmental, industry, and/or similar laws and regulations which relate to your investment in the Fund; and will not be in violation of any such laws or regulations.

              BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I (WE) APPLY TO
              BECOME A LIMITED PARTNER AS OF THE DATE THE SALE OF MY UNITS
              BECOMES EFFECTIVE, AND I (WE) AGREE TO EACH AND EVERY TERM
              OF THE FUND'S LIMITED PARTNERSHIP AGREEMENT AS IF MY
              SIGNATURE WERE SUBSCRIBED THERETO.

              BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM (WE ARE) NOT
              WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES
              LAWS.

              MINNESOTA INVESTORS: THE REPRESENTATIONS AND/OR
              ACKNOWLEDGMENTS SET FORTH IN (A) AND (D) ABOVE SHALL NOT
              APPLY TO MINNESOTA INVESTORS. MINNESOTA INVESTORS SHALL HAVE
              FIVE BUSINESS DAYS TO RESCIND THEIR PURCHASE.

     Agreement Dated ------------, -------        ------------------------
     Signature--Registered Owner
     ---------------------
     Signature--Co-Owner
     ------------------------
     (Print Name of Custodian or Trustee)
     ------------------------
     Authorized Signature (Custodian or Trustee)
     ------------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------------

     (12)     Broker/Dealer data-completed by selling registered
E             representative (Please use Rep's address-- not home office)
              Name of Registered Representative ------------------------
              / / Mr.  / / Mrs.  / / Ms. ------------------------
              Mailing Address ------------------------
              City, State & Zip Code ------------------------
              Telephone ( ----) ---------; Fax # ( ----) -------; e-mail
              ---------
              Broker/Dealer Name ------------------------
              Mailing Address ] ------------------------
              City, State & Zip Code ------------------------
              ------------
              Signature--Registered Representative
     ------------------------------------------------------------------------------------------------

                                                                    SPECIMEN

    CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR INVESTORS WHO PURCHASE UNITS.

    IF THE INVESTOR IS A RESIDENT OF ARIZONA, CALIFORNIA, INDIANA, MASSACHUSETTS, MICHIGAN, OREGON, SOUTH CAROLINA OR WASHINGTON, THE INVESTOR MUST HAVE EITHER: (I) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.

    IF THE INVESTOR IS A RESIDENT OF IOWA, NORTH CAROLINA OR TEXAS, THE INVESTOR MUST HAVE EITHER: (I) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL TAXABLE INCOME OF $60,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.

    IF THE INVESTOR IS A RESIDENT OF OHIO, PENNSYLVANIA OR WASHINGTON, THE INVESTMENT MAY NOT EXCEED 10% OF THE INVESTOR'S LIQUID NET WORTH.

                                                                  APPENDIX C
                                                                    SPECIMEN

                               REDEMPTION NOTICE

                                                                    SPECIMEN

                              NOTICE OF WITHDRAWAL

    The undersigned, a limited partner of Rogers International Raw Materials Fund, L.P. (the "PARTNERSHIP"), hereby provides notice to Derivatives Portfolio Management, LLC, Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey 08875-6741 (the "Redemption Agent"), and to Beeland Management Company, L.L.C., 1000 Hart Road, Suite 210, Barrington, IL 60010 (the "GENERAL PARTNER") of its desire to withdraw or redeem all or a portion of the credit balance from its capital account.

1.  Type of Withdrawal (check one):

    / /  Complete Withdrawal

    / /  Partial Withdrawal

         If a Partial Withdrawal, specified below is either the percentage of the credit balance in the Capital Account that the limited partner wishes to withdraw or the dollar amount of capital which the limited partner wishes to have returned to him. (Any such withdrawals may only be in increments of a units's Net Asset Value, as defined in the Partnership's Agreement of Limited Partnership, as amended):

         _____%        OR        $_________

    THE REDEMPTION PRICE PER UNIT WILL BE THE NET ASSET VALUE PER UNIT AS OF THE CLOSE OF BUSINESS ON THE WITHDRAWAL DATE, MINUS AN AMOUNT (THE "HOLDBACK") EQUAL TO THE GREATER OF (1) 2% OF THE NET ASSET VALUE PER UNIT, OR
    (2) $100, TO COVER ACCRUED, BUT UNPAID MANAGEMENT FEES AND OTHER EXPENSES PAYABLE BY THE PARTNERSHIP AND CHARGEABLE AGAINST NET ASSETS AS OF THAT DATE. AFTER THE CLOSE OF THE FISCAL YEAR IN WHICH THE WITHDRAWAL WAS EFFECTED, THE ACCOUNT OF THE LIMITED PARTNER WHO EFFECTED THE WITHDRAWAL SHALL BE ADJUSTED TO REFLECT HIS ALLOCATED SHARE OF MANAGEMENT FEES AND EXPENSES, WHICH SHALL BE CHARGED AGAINST THE HOLDBACK. AFTER SUCH CHARGE, ANY POSITIVE BALANCE REMAINING FROM THE HOLDBACK SHALL BE PROMPTLY PAID TO THE WITHDRAWN LIMITED PARTNER, IN THE SAME MANNER AS THE BALANCE OF THE WITHDRAWAL.
2.  Desired Withdrawal Date: _______ _______

    (Note: The withdrawal date must be the last trading day of a month and at least 60 days following the date hereof. Withdrawals may be made only after an initial holding period of three months.)

3. The undersigned requests that the withdrawn amounts be delivered to: _______ _______ _______ at the following address: _______ _______ _______ _______
    _______ _______ _______ _______ _______ _______ _______ _______ _______
    _______ _______ _______ _______ _______ _______ _______ _______

    ANY WITHDRAWAL REQUEST APPROVED BY THE GENERAL PARTNER OR ITS AGENT SHALL BE EFFECTIVE AS OF THE CLOSE OF BUSINESS ON THE WITHDRAWAL DATE SPECIFIED ABOVE.

                                          --------------------------------------
                                          Name of Limited Partner

                                          --------------------------------------
                                          Signature of Limited Partner

                                      C-2